Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216167-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2018

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 22, 2017

$100,000,000

2012-2C(R) PASS THROUGH TRUST

PASS THROUGH CERTIFICATES, SERIES 2012-2

American Airlines, Inc. is creating a pass through trust that will issue American Airlines, Inc. Class C(R) Pass Through Certificates, Series 2012-2. The Class C(R) Certificates are being offered pursuant to this prospectus supplement.

American Airlines, Inc. (as successor by merger with US Airways, Inc.) has previously issued three separate classes of pass through certificates: US Airways Class A Pass Through Certificates, Series 2012-2, US Airways Class B Pass Through Certificates, Series 2012-2 and US Airways Class C Pass Through Certificates, Series 2012-2 and may subsequently offer certain pass through certificates on or after the date of this prospectus supplement pursuant to a separate prospectus supplement or a separate offering memorandum (each referred to as “offering materials”). The Class A Certificates, the Class B Certificates and the Class C Certificates each were issued, and the Class C(R) Certificates will be issued, by separate pass through trusts. The Class A Pass Through Certificates and Class B Pass Through Certificates were issued on December 13, 2012. The Class C Certificates were issued on June 6, 2013 and will be repaid with the proceeds of Series C(R) Equipment Notes issued with respect to the Class C(R) Certificates. None of the Class A Pass Through Certificates, the Class B Pass Through Certificates or the Class C Pass Through Certificates nor any other classes or series of certificates (other than the Class C(R) Certificates) are being offered pursuant to this prospectus supplement. On April 30, 2018, American Airlines, Inc. provided notice to holders of the equipment notes relating to the Class C Certificates of its intent to redeem such equipment notes on June 1, 2018, and upon such redemption the Class C Certificates will be repaid in full.

The Class C(R) Certificates will represent interests in the assets of the related pass through trust. Payments on the equipment notes held in such pass through trust will be passed through to the holders of the Certificates of such trust. Distributions on the Class C(R) Certificates will be subject to certain subordination provisions described herein. The Class C(R) Certificates do not represent interests in American or any of its affiliates and do not represent obligations of any of American’s affiliates.

Subject to the distribution provisions described herein, the Class A Certificates will rank generally senior to the Class B Certificates and the Class C(R) Certificates; the Class B Certificates will rank generally junior to the Class A Certificates and will rank generally senior to the Class C(R) Certificates; and the Class C(R) Certificates will rank generally junior to the Class A Certificates and the Class B Certificates. The Class C Certificates will initially remain outstanding after the issuance of the Class C(R) Certificates until the Class C Certificates are paid in full upon the redemption of the Series C Equipment Notes. The proceeds of the issuance of the Class C(R) Certificates will initially be held in escrow until used to purchase such Series C(R) Equipment Notes (which is expected to occur on June 1, 2018). The Class C Certificates will have no interest in, or any right to any proceeds of, the Class C(R) Certificates that are held in escrow and the Class C(R) Certificates will have no interest in, or any right to any proceeds of, the Series C Equipment Notes.

The equipment notes expected to be held by the pass through trust for the Class C(R) Certificates will be issued to finance the following eleven (11) aircraft: (a) six (6) Airbus A321-211 aircraft delivered new to American from May 2013 to July 2013, (b) one (1) Airbus A321-231 aircraft delivered new to American in August 2013 and (c) four (4) Airbus A330-243 aircraft delivered new to American from May 2013 to October 2013. The equipment notes held by the pass through trusts for the Class A Certificates, the Class B Certificates and the Class C Certificates have been issued to finance each such aircraft. The equipment notes for each aircraft held by the Class C Trust will be redeemed on the date that equipment notes relating to the Class C(R) Trust are issued. The equipment notes are, or will be, secured by a security interest in all such aircraft. Interest on the issued and outstanding equipment notes expected to be held by the pass through trust for the Class C(R) Certificates will be payable semiannually on June 3 and December 3 of each year, commencing on December 3, 2018. The entire principal amount of the Series C(R) Equipment Notes will be scheduled for payment on June 3, 2023.

Landesbank Hessen-Thüringen Girozentrale provides a liquidity facility for the Class A certificates and the Class B certificates, in each case, in an amount sufficient to make three semiannual interest payments. The Class C(R) certificates will not have the benefit of a liquidity facility.

The Class C(R) Certificates will not be listed on any national securities exchange.

Investing in the Class C(R) Certificates involves risks. See “Risk Factors” beginning on page S-24.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate		Final Expected Distribution Date	Price to Public(1)
Class C(R)	$100,000,000		%	June 3, 2023		%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriter will purchase all of the Class C(R) Certificates if any are purchased. The aggregate proceeds from the sale of the Class C(R) Certificates will be $100,000,000. American will pay the underwriter a commission of $            . Delivery of the Class C(R) Certificates in book-entry form will be made on or about             , 2018 (the “Class C(R) Issuance Date”) against payment in immediately available funds.

Sole Structuring Agent and Sole Bookrunner

Deutsche Bank Securities

Prospectus Supplement dated     , 2018.

Prospectus Supplement

S-i

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
THE COMPANY	4
RISK FACTORS	5

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES	6
CREDIT ENHANCEMENTS	7
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	9
EXPERTS	9

S-ii

We have not, and Deutsche Bank Securities Inc. (the “Underwriter”) has not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts, the Depositary or the Liquidity Provider with respect to the Class A Certificates and the Class B Certificates, since the date of this prospectus supplement.

S-iii

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the American Airlines, Inc. Class C(R) Pass Through Certificates, Series 2012-2 that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class C(R) Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, unless otherwise specified, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc.; references to “AAG” refer to our parent, American Airlines Group Inc.; and references to “AMR” refer to AAG during the period of time prior to its acquisition of US Airways Group, Inc. (“US Airways Group”).

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2017 (especially in Part I, Item 1A—Risk Factors and Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations); in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (especially in Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A—Risk Factors); and other risks and uncertainties listed from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

All of the forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by reference to the factors discussed below under “Risk Factors” and elsewhere in this prospectus supplement and based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law. Forward-looking statements speak only as of the date of this prospectus supplement or as of the dates indicated in the statements.

CERTAIN VOLCKER RULE CONSIDERATIONS

None of the Trusts are or, immediately after the issuance of the Class C(R) Certificates pursuant to the Class C(R) Trust Supplement, will be a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be available to the Trusts.

S-v

INFORMATION RELATED TO CLASS A CERTIFICATES, CLASS B CERTIFICATES AND CLASS C CERTIFICATES

The Class A Certificates and the Class B Certificates were issued on December 13, 2012 and are not being offered pursuant to this prospectus supplement. The Class C Certificates were issued on June 6, 2013, are not being offered pursuant to this prospectus supplement, and will initially remain outstanding after the issuance of the Class C(R) Certificates until the Class C Certificates are paid in full upon the redemption of the Series C Equipment Notes (which is expected to occur on June 1, 2018), as described herein. The Class C Certificates will have no interest in, or any right to any proceeds of, the Class C(R) Certificates that are held in escrow and the Class C(R) Certificates will have no interest in, or any right to any proceeds of, the Series C Equipment Notes. All statements in this prospectus supplement relating to the Class A Certificates, the Class B Certificates or the Class C Certificates, or any combination thereof, as the case may be, are for informational purposes only.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

The Company

American was founded in 1934 and is a principal wholly-owned subsidiary of AAG, a Delaware corporation. All of American’s common stock is owned by AAG. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. As of December 31, 2017, American operated 948 mainline aircraft and was supported by American’s regional airline affiliates and third-party regional carriers, which operated an additional 597 regional aircraft. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with approximately 14,250 daily flights to over 150 countries.

On December 9, 2013, a subsidiary of AMR merged with and into US Airways Group, which survived as a wholly-owned subsidiary of AAG, and AAG emerged from Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) (the “Merger”). Upon closing of the Merger and emergence from Chapter 11, AMR changed its name to American Airlines Group Inc. On December 30, 2015, in order to simplify AAG’s internal corporate structure, US Airways Group merged with and into AAG, with AAG as the surviving corporation and, immediately thereafter, US Airways, Inc. (“US Airways”), a wholly-owned subsidiary of US Airways Group, merged with and into American, with American as the surviving corporation.

American’s principal executive office is located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. American’s telephone number is 817-963-1234.

Summary of Terms of Certificates

	Class A Certificates(1)	Class B Certificates(1)	Class C(R) Certificates
Aggregate Face Amount as of the respective Issuance Date of such Certificates	$418,113,000	$128,071,000	$100,000,000
Aggregate Face Amount as of the Class C(R) Issuance Date	$298,678,001	$98,942,684	$100,000,000
Interest Rate	4.625%	6.750%	%
Current Loan to Aircraft Value Ratio (cumulative)(2)(3)	54.3%	72.4%	91.3%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(2)(3)	54.3%	72.4%	91.3%
Expected Principal Distribution Window from the Class C(R) Issuance Date (in years)	0.1 – 7.1	0.1 – 3.1	5.1
Weighted Average Life as of the Class C(R) Issuance Date (in years)	4.9	2.7	5.1
Regular Distribution Dates	June 3 and December 3	June 3 and December 3	June 3 and December 3
Final Expected Distribution Date(4)	June 3, 2025	June 3, 2021	June 3, 2023
Final Maturity Date	December 3, 2026	December 3, 2022	June 3, 2023
Minimum Denomination	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	N/A

(1)	The Class A Certificates and the Class B Certificates were originally issued on December 13, 2012. The Class A Certificates and the Class B Certificates are not being offered pursuant to this prospectus supplement.
(2)	As of June 3, 2018, the first Regular Distribution Date that occurs on or after the date that the Class C Certificates are expected to be refinanced (the “Class C Certificate Refinancing Date”) calculated assuming (i) in the case of the Class A Certificates and the Class B Certificates, no Special Payment on such Certificates has been paid on or prior to such date and (ii) in the case of the Class C(R) Certificates, that each of the Aircraft has been subjected to an Indenture Amendment, that the Class C(R) Trust has purchased Series C(R) Equipment Notes for each Aircraft and that the proceeds from the issuance of the Series C(R) Equipment Notes have been used to redeem the Series C Equipment Notes and repay the Class C Certificates in full on or prior to the Class C(R) Certificate Financing Termination Date. In calculating these percentages, we have assumed that the aggregate Assumed Aircraft Value of all such Aircraft is $528,386,667 as of June 3, 2018. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals—The Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	See “Description of the Equipment Notes—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.
(4)	Each series of Equipment Notes will mature on the final expected Distribution Date for the Certificates issued by the Trust that owns such Equipment Notes.

Equipment Notes and the Aircraft

The Class A Trust, the Class B Trust and the Class C Trust hold (and, following the redemption of the Series C Equipment Notes, the repayment of the Class C Certificates and the termination of the Class C Trust, the Class C(R) Trust is expected to hold) Equipment Notes issued for, and secured by, each of the following eleven (11) aircraft: (a) six (6) Airbus A321-211 aircraft delivered new to American from May 2013 to July 2013, (b) one (1) Airbus A321-231 aircraft delivered new to American in August 2013, and (c) four (4) Airbus A330-243 aircraft delivered new to American from May 2013 to October 2013 (each such aircraft, an “Aircraft”, and collectively, the “Aircraft”). Each Aircraft is currently owned and is being operated by American. See “Description of the Aircraft and the Appraisals” for a description of each of the Aircraft to be refinanced with the proceeds of this offering. The Class C Certificates will initially remain outstanding after the issuance of the Class C(R) Certificates until such Class C Certificates are paid in full upon the redemption of the Series C Equipment Notes (which is expected to occur on June 1, 2018). The Series C Equipment Notes will be redeemed on the date of the issuance of the Series C(R) Equipment Notes that will be acquired by the pass through trust established with respect to the Class C(R) Certificates. The proceeds of the issuance of the Class C(R) Certificates will initially be held in escrow until used to purchase such Series C(R) Equipment Notes. The Class C Certificates will have no interest in, or any right to any proceeds of, the Class C(R) Certificates that are held in escrow and the Class C(R) Certificates will have no interest in, or any right to any proceeds of, the Series C Equipment Notes. Set forth below is certain information about the Equipment Notes held, or expected to be held, in the Trusts and each of the Aircraft that secures, or is expected to secure, such Equipment Notes.

American has entered into a secured debt financing with respect to each Aircraft pursuant to an Existing Indenture and has issued the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes relating to each such Aircraft, which Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes are currently held by the Class A Trust, Class B Trust and Class C Trust, respectively. On and subject to the terms and conditions of certain amendments to the Intercreditor Agreement and the forms of financing agreement amendments attached to the Series C(R) Note Purchase Agreement, American will redeem the Series C Equipment Notes on the Class C Certificate Refinancing Date by using the proceeds of the sale of the Series C(R) Equipment Notes relating to each Aircraft to be held by the Class C(R) Trust. See “Description of the Equipment Notes—General.”

On and subject to the terms and conditions of the Series C(R) Note Purchase Agreement and the applicable Participation Agreements and Indentures, American agrees to enter into a refinancing of the Series C Equipment Notes issued with respect to each Aircraft on or prior to the Class C(R) Certificate Financing Termination Date. See “Description of the Equipment Notes.”

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Outstanding Principal Amount of Series A & Series B Equipment Notes(1)	Initial Principal Amount of Series C(R) Equipment Notes(1)	Appraised Value(2)	Latest Equipment Note Maturity Date(3)
Airbus A321-211	N152UW	5588	May 2013	$28,934,312	$6,382,000	$37,420,000	June 3, 2025
Airbus A321-211	N153UW	5594	May 2013	28,934,312	6,382,000	37,420,000	June 3, 2025
Airbus A321-211	N154UW	5644	June 2013	28,983,325	6,402,000	37,493,333	June 3, 2025
Airbus A321-211	N155UW	5659	June 2013	28,983,325	6,402,000	37,493,333	June 3, 2025
Airbus A321-211	N156UW	5684	July 2013	29,032,339	6,517,000	37,670,000	June 3, 2025
Airbus A321-211	N157UW	5696	July 2013	29,032,339	6,517,000	37,670,000	June 3, 2025
Airbus A321-231	N567UW	5728	August 2013	29,075,907	7,159,000	38,420,000	June 3, 2025
Airbus A330-243(4)	N286AY	1415	May 2013	51,954,327	10,144,000	65,750,000	June 3, 2025
Airbus A330-243(4)	N287AY	1417	May 2013	51,954,327	10,144,000	65,750,000	June 3, 2025
Airbus A330-243(4)	N288AY	1441	August 2013	52,144,935	10,509,000	66,350,000	June 3, 2025
Airbus A330-243(4)	N289AY	1455	October 2013	38,591,237	23,442,000	66,950,000	June 3, 2025

Total:				$397,620,685	$100,000,000	$528,386,667

(1)	Indicates the expected outstanding principal amount of Equipment Notes as of the date of issuance of the Series C(R) Equipment Notes assuming (i) in the case of the Class A Certificates and the Class B Certificates, no Special Payment on such Certificates has been paid on or prior to such date and (ii) in the case of the Class C(R) Equipment Notes, that each of the Aircraft has been subjected to an Indenture Amendment and that the Class C(R) Trust has purchased Series C(R) Equipment Notes for each Aircraft on or prior to the Class C(R) Certificate Financing Termination Date. The proceeds from the issuance of the Series C(R) Equipment Notes will be used to redeem the Series C Equipment Notes in full.
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and morten beyer & agnew (“mba,” and together with AISI and BK, the “Appraisers”)). Such appraisals indicate the appraised base value of such Aircraft, which assumes the maintenance status of such Aircraft or otherwise takes such assumed maintenance status into account at or around the time of the related appraisal. The AISI appraisal, the BK appraisal and the mba appraisal are each dated April 25, 2018. The appraised values provided by AISI, by BK and by mba are presented as of March 31, 2018. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	The latest equipment note maturity date listed is the latest maturity date for the Series A Equipment Notes with respect to the related Aircraft. The Series C(R) Equipment Notes with respect to each Aircraft mature prior to the maturity date of the Series A Equipment Notes with respect to such Aircraft. See “—Summary of Terms of Certificates” above.
(4)	This aircraft is approved for Extended Operations (“ETOPS”).

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of June 3, 2018 (the first Regular Distribution Date that occurs on or after the Class C Certificate Refinancing Date), assuming that each of the Aircraft has been subjected to an Indenture Amendment, that the Class C(R) Trust has purchased Series C(R) Equipment Notes for each Aircraft and that the proceeds from the issuance of the Series C(R) Equipment Notes have been used to redeem the Series C Equipment Notes and repay the Class C Certificates in full, as of such date, and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)			LTV(3)
		Class A Certificates	Class B Certificates	Class C(R) Certificates	Class A Certificates	Class B Certificates	Class C(R) Certificates
June 3, 2018	528,386,666.66	286,678,000.00	95,737,609.00	100,000,000.00	54.3%	72.4%	91.3%
December 3, 2018	518,377,695.45	273,178,001.00	92,532,414.00	100,000,000.00	52.7%	70.5%	89.8%
June 3, 2019	508,368,724.21	260,078,000.00	89,437,990.00	100,000,000.00	51.2%	68.8%	88.4%
December 3, 2019	498,359,753.01	246,728,000.00	86,343,567.00	100,000,000.00	49.5%	66.8%	86.9%
June 3, 2020	488,350,781.74	233,378,001.00	83,249,139.00	100,000,000.00	47.8%	64.8%	85.3%
December 3, 2020	478,341,810.54	220,028,001.00	80,154,715.00	100,000,000.00	46.0%	62.8%	83.7%
June 3, 2021	468,332,839.32	207,677,999.00	—	100,000,000.00	44.3%	0.0%	65.7%
December 3, 2021	458,323,868.09	198,099,237.00	—	100,000,000.00	43.2%	0.0%	65.0%
June 3, 2022	448,314,896.88	188,520,471.00	—	100,000,000.00	42.1%	0.0%	64.4%
December 3, 2022	438,305,925.65	179,522,039.00	—	100,000,000.00	41.0%	0.0%	63.8%
June 3, 2023	428,296,954.40	170,523,609.00	—	—	39.8%	0.0%	0.0%
December 3, 2023	418,287,983.18	161,525,177.00	—	—	38.6%	0.0%	0.0%
June 3, 2024	408,279,011.97	152,526,743.00	—	—	37.4%	0.0%	0.0%
December 3, 2024	398,270,040.75	144,108,646.00	—	—	36.2%	0.0%	0.0%
June 3, 2025	388,261,069.53	—	—	—	0.0%	0.0%	0.0%

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft, determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The “Pool Balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(3)

We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding Pool Balance of such Class (together, in the case of the Class B Certificates, with the expected outstanding Pool Balance of the Class A Certificates and, in the case of the Class C(R) Certificates, with the expected outstanding Pool Balance of the Class A Certificates plus the expected outstanding Pool Balance of the Class B Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding Pool Balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased, if a default in payment on any Equipment Notes occurs or if any Aircraft is not subjected to an Indenture Amendment and the Series C(R) Equipment Notes are not acquired by the Class C(R) Trust.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Class C(R) Certificates and certain cash flows.

(1)	American previously issued Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes. The Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes with respect to each Aircraft were issued under a separate Indenture with respect to each Aircraft and the Series C(R) Equipment Notes will be issued under such Indenture after giving effect to an Indenture Amendment with respect to each such Indenture.
(2)	The separate Liquidity Facility for each of the Class A Certificates and the Class B Certificates covers up to three semiannual interest distributions on the Class A Certificates and the Class B Certificates, respectively. Initially, Landesbank Hessen-Thüringen Girozentrale acts as the Liquidity Provider for the Class A Certificates and the Class B Certificates. There will be no liquidity facility for the Class C(R) Certificates.
(3)

The proceeds from the sale of the Class C(R) Certificates will initially be held in escrow and deposited with the Depositary, pending the redemption in full of the Series C Equipment Notes using the proceeds of the issuance of Series C(R) Equipment Notes with respect to each Aircraft under the related Indenture, which issuance is expected to occur on June 1, 2018, but may not occur after June 3, 2018. The Depositary will hold such funds as interest-bearing Deposits. The Class C(R) Trust will withdraw funds from the Deposits relating to the Class C(R) Trust on the

Class C Certificate Refinancing Date to acquire Series C(R) Equipment Notes with respect to each Aircraft, the proceeds of which will be used to redeem in full the Series C Equipment Notes with respect to each such Aircraft. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to the Class C(R) Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of the Class C(R) Trust. Under certain circumstances, funds in Deposits relating to the Class C(R) Trust will be withdrawn prior to the Class C(R) Certificate Financing Termination Date and distributed to the holders of the Certificates of the Class C(R) Trust, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement—Unused Deposits.” If any funds remain as Deposits with respect to the Class C(R) Trust as of the Class C(R) Certificate Financing Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the Class C(R) Certificates. See “Description of the Deposit Agreement—Unused Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn.
(4)	The Class A Certificates, the Class B Certificates and the Class C Certificates have already been issued and are not being offered pursuant to this prospectus supplement. The Class C Certificates will be repaid in full in connection with the redemption of the Series C Equipment Notes and the related Class C Trust will be terminated.

The Offering

Trusts and Certificates	The Class C(R) Trust will be formed pursuant to a trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under the Class C(R) Trust.

Each of the Class A Trust, the Class B Trust and the Class C Trust was previously formed pursuant to separate trust supplements entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American (as successor by merger with US Airways) and Wilmington Trust Company, as Trustee under the Class A Trust, Class B Trust and Class C Trust, as applicable.

Each of the Class A Certificates, the Class B Certificates and the Class C Certificates represent, and the Class C(R) Certificates will represent, fractional undivided interests in the related Trust.

On the Class C Certificate Refinancing Date, the Class C Certificates will be repaid in full in connection with the redemption of the Series C Equipment Notes and the related Class C Trust will be terminated.

Certificates Offered	Class C(R) Pass Through Certificates, Series 2012-2.

The Class A Certificates and the Class B Certificates were previously issued on December 13, 2012 and the Class C Certificates were previously issued on June 6, 2013. None of the Class A Certificates, the Class B Certificates or the Class C Certificates are being offered pursuant to this prospectus supplement.

Use of Proceeds	The proceeds from the sale of the Class C(R) Certificates will initially be held in escrow and deposited with the Depositary, pending redemption of the Series C Equipment Notes and financing of each Aircraft under this offering. The Class C(R) Trust will withdraw funds from the Deposits relating to the Class C(R) Trust to acquire Series C(R) Equipment Notes with respect to each Aircraft on the Class C Certificate Refinancing Date, the proceeds of which will be used by American to redeem the

Series C Equipment Notes with respect to such Aircraft. The proceeds from the redemption of the Series C Equipment Notes will be used to repay the Class C Certificates.

The Series C(R) Equipment Notes will be full recourse obligations of American.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust, National Association.

Depositary	Natixis S.A., acting through its New York Branch.

Liquidity Provider for the Class A Certificates and the Class B Certificates	Landesbank Hessen-Thüringen Girozentrale. The Class C Certificates do not and the Class C(R) Certificates will not have the benefit of a liquidity facility or cash collateral accounts.

Trust Property

The property of each Trust includes, or will include, as the case may be:

•   Subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder.

•   The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•   With respect to the Class A Trust and the Class B Trust, all monies receivable under the Liquidity Facility for such Trust.

•   With respect to the Class A Trust and the Class B Trust, the guarantee of payment obligations of American under the Series A Equipment Notes and Series B Equipment Notes by American Airlines Group Inc. (as successor by merger with US Airways Group, Inc.), in each case, pursuant to a guarantee agreement and confirmation (the “AAG Guarantee”).

•   Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust, including payments made by American on the Equipment Notes held in such Trust.

Regular Distribution Dates	June 3 and December 3, commencing on December 3, 2018 in respect of the Class C(R) Certificates.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, premium (if any) and interest received on the Equipment Notes held in such Trust to the Certificateholders, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•   Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•   payments (other than Scheduled Payments) in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Intercreditor Agreement	The Class A Trustee, the Class B Trustee, the Class C Trustee, the Liquidity Providers with respect to the Class A Trust and the Class B Trust and the Subordination Agent entered into an intercreditor agreement on December 13, 2012 (as amended prior to the date hereof, the “Existing Intercreditor Agreement”). Upon the issuance of the Series C(R) Equipment Notes, the Existing Intercreditor Agreement will be amended pursuant to an amendment to the intercreditor agreement to, among other things, add the Class C(R) Trustee with respect to the Class C(R) Trust as a party thereto and to reflect the issuance of the Class C(R) Certificates and the redemption of the Series C Equipment Notes as described herein. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination

After the Class C Certificate Refinancing Date, distributions on the Certificates will be made in the following order:

•   First, to the holders of the Class A Certificates to pay interest on the Class A Certificates.

•   Second, to the holders of Class B Certificates to pay interest on the Preferred B Pool Balance.

•   Third, to the holders of the Class C(R) Certificates to pay interest on the Preferred C(R) Pool Balance.

•   Fourth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

•   Fifth, to the holders of the Class B Certificates to pay interest on the Pool Balance of the Class B Certificates not previously distributed under clause “Second” above.

•   Sixth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

•   Seventh, to the holders of the Class C(R) Certificates to pay interest on the Pool Balance of the Class C(R) Certificates not previously distributed under clause “Third” above.

•   Eighth, to the holders of the Class C(R) Certificates to make distributions in respect of the Pool Balance of the Class C(R) Certificates.

Certain distributions to the Liquidity Providers will be made prior to distribution on the Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default has occurred and is continuing, subject to certain conditions, the Controlling Party will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The “Controlling Party” will be: • The Class A Trustee.

•  Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•   Upon payment of Final Distributions to the holders of Class B Certificates, the Class C(R) Trustee.

•   Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Purchase Other Classes of Certificates

If American is in bankruptcy and certain specified circumstances then exist:

•   The Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates.

•   After the Class C Certificate Refinancing Date, the Class C(R) Certificateholders (other than American or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates and the Class B Certificates.

The purchase price will be the outstanding balance of the applicable Class or Classes of Certificates plus accrued and unpaid interest and other amounts due to the applicable Certificateholders.

Liquidity Facilities

There will be no liquidity facility for the Class C(R) Trust.

Under the Liquidity Facility for each of the Class A Trust and the Class B Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued by the Class A Trust or the Class B Trust are entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest on the applicable Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Class C(R) Certificateholders will be held by the Depositary as Deposits relating to the Class C(R) Trust. The Class C(R) Trustee may withdraw these funds to purchase Series C(R) Equipment Notes prior to June 3, 2018, the deadline established for purposes of this offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to the Class C(R) Trust at a rate per annum equal to the interest rate applicable to the Class C(R) Certificates. The Deposits relating to the Class C(R) Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds	The Deposits held in escrow might not be used to purchase Series C(R) Equipment Notes by June 3, 2018, the deadline established for purposes of this offering. This may occur because of delays in the redemption of the Series C Equipment Notes or other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” If any funds remain as Deposits with respect to the Class C(R) Trust after such deadline, such funds will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Class C(R) Certificateholders after at least 15 days’ prior written notice. See “Description of the Deposit Agreement—Unused Deposits.”

Obligation to Purchase Equipment Notes

The Class A Trustee, the Class B Trustee and the Class C Trustee purchased Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued with respect to each Aircraft, pursuant to the terms of the Series A/B Note Purchase Agreement and Series C Note Purchase Agreement.

The Class C(R) Trustee will be obligated to purchase Series C(R) Equipment Notes pursuant to the terms and conditions of the Series C(R) Note Purchase Agreement and the forms of financing agreements attached to the Series C(R) Note Purchase Agreement. However, the Class C(R) Trustee will not be obligated to purchase the Series C(R) Equipment Notes to be issued with respect to any Aircraft if certain specified conditions are not met, including the condition that all of the Series C Equipment Notes have not been redeemed on such date. In addition, if any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Class C(R) Trustee will not be obligated to purchase the Series C(R) Equipment Notes to be issued with respect to such Aircraft. The Class C(R) Trustee will have no right or obligation to purchase the Series C(R) Equipment Notes to be issued with respect to any Aircraft after the Class C(R) Certificate Financing Termination Date. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Equipment Notes

(a) Issuer	American issued Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes with respect to each Aircraft. Pursuant to the Indenture related to each of the Aircraft, American will redeem the Series C Equipment Notes and issue Series C(R) Equipment Notes with respect to such Aircraft, which will be acquired by the Class C(R) Trust on the Class C Certificate Refinancing Date.

(b) Interest	The Series C(R) Equipment Notes held in the Class C(R) Trust will accrue interest at the rate per annum for the Class C(R) Certificates issued by such Trust set forth on the cover page of this prospectus supplement. Interest on the Series A Equipment Notes accrues at a rate per annum of 4.625% and interest on the Series B Equipment Notes accrues at a rate per annum of 6.750%. Interest on the Series C Equipment Notes accrues at a rate of 5.450% and will cease accruing upon the redemption or maturity thereof. Interest is payable on June 3 and December 3 of each year. The first payment of interest on Series C(R) Equipment Notes is scheduled to occur on December 3, 2018. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal

Scheduled principal payments on the Series A and the Series B Equipment Notes will be made on June 3 and December 3 in certain years.

The entire principal amount of the Series C(R) Equipment Notes is scheduled to be paid on June 3, 2023.

(d) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless American replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption. American may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. American also may elect to redeem the Series B Equipment Notes or Series C(R) Equipment Notes in connection with a refinancing of such Series. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Make-Whole Premium.

In certain circumstances, upon the redemption and reissuance of Series B Equipment Notes, the Class C(R) Certificateholders will have the right, by delivery of written notice to American and the Class C(R) Trustee, to require American to purchase its Class C(R) Certificates for an amount equal to the allocated Pool Balance thereof plus accrued interest but without Make-Whole Premium. See “Possible Refinancing of Certificates.”

(e) Security and Cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft. In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes— Subordination” and “Description of the Equipment Notes—Security.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”). See “Description of the Equipment Notes—Indenture Defaults, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the related Aircraft, the lien on the applicable Aircraft under such Indenture will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(f) Cross-default	There are cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(g) Section 1110 Protection	Counsel to American will provide an opinion to the Class C(R) Trustee stating that the benefits of Section 1110 will be available for each of the Aircraft. See “Description of the Equipment Notes—Remedies.”

Material U.S. Federal Income Tax Consequences

The Class C(R) Trust will not be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person subject to U.S. federal income taxation acquiring an interest in Class C(R) Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Series C(R) Equipment Notes and other property held by the Class C(R) Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations

Each person who acquires a Class C(R) Certificate will be deemed to have:

•   represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Class C(R) Certificate or an interest therein or (b) the purchase and holding of such Class C(R) Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of

1974, as amended (“ERISA”) and Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law (as defined below) pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law;

•   directed the Class C(R) Trustee to invest in the assets held in the Class C(R) Trust pursuant to the terms and conditions described herein; and

•   if an ERISA Plan, represented that the decision to acquire or accept the Class C(R) Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Company and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is not the individual retirement account (“IRA”) owner (in the case of a purchaser which is an IRA); (iv) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Class C(R) Certificate or interest therein); (v) has been fairly informed that the Company and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Class C(R) Certificate or interest therein; (vi) has been fairly informed that the Company and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Class C(R) Certificate or interest therein, which interests may conflict with the interest of the ERISA

Plan, as more fully described in the offering materials; (vii) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Class C(R) Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Class C(R) Certificate or interest therein; and (viii) is not paying the Company or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Class C(R) Certificate or interest therein. See “Certain ERISA Considerations.”

Governing Law	The Class C(R) Certificates and the Series C(R) Equipment Notes are governed by the laws of the State of New York.

	Moody’s	Fitch
Threshold Rating for the Depositary	Short Term P-1	Long Term A-

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

	Moody’s	S&P	Fitch
Threshold Rating for the Liquidity Provider for the Class A Certificates and the Class B Certificates	Long Term Unsecured A3	Long Term BBB	Long Term BBB-

Liquidity Provider Rating for the Class A Certificates and the Class B Certificates	The Liquidity Provider for the Class A Certificates and the Class B Certificates meets the Liquidity Threshold Rating requirement.

Summary Historical Consolidated Financial Data

The following table presents summary historical consolidated financial data of American. We derived the annual historical financial data for the years ended December 31, 2017, 2016, 2015 and 2014 from American’s audited consolidated financial statements and notes thereto, which have been audited by KPMG LLP, an independent registered public accounting firm. We derived the annual historical financial data for the year ended December 31, 2013 from American’s audited consolidated financial statements and notes thereto, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. We derived the historical consolidated financial data as of March 31, 2018 and December 31, 2017 and for the three months ended March 31, 2018 and 2017 from American’s unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement.

On December 30, 2015, US Airways merged with and into American, with American as the surviving corporation. For financial reporting purposes, this transaction constituted a transfer of assets between entities under common control and is reflected in American’s consolidated financial statements as though the transaction had occurred on December 9, 2013, when a subsidiary of AMR merged with and into US Airways Group, which represents the earliest date that American and US Airways were under common control. Thus, the full years of 2015 and 2014 and the period from December 9, 2013 to December 31, 2013 are comprised of the financial data of American and US Airways. The periods prior to December 9, 2013 are comprised of the financial data of American only.

The summary historical consolidated financial data should be read in conjunction with American’s consolidated financial statements for the respective periods, the related notes and the related reports of KPMG LLP and Ernst & Young LLP, as applicable, certain of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Three Months Ended March 31,		Year Ended December 31,
	2018 (1)	2017 (1)	2017	2016	2015	2014	2013
	(in millions)
Consolidated Statements of Operations data:
Total operating revenues	$10,398	$9,817	$42,195	$40,163	$40,938	$42,676	$26,701
Total operating expenses	9,951	9,077	38,163	34,859	34,749	38,410	25,341
Operating income	447	740	4,032	5,304	6,189	4,266	1,360
Reorganization items, net	—	—	—	—	—	—	(2,640)
Net income (loss)	236	369	1,922	2,781	8,120	2,948	(1,717)

	March 31, 2018 (1)	December 31, 2017 (1)
	(in millions)
Consolidated Balance Sheet data:
Total assets	$62,427	$61,401
Long-term debt and capital leases, net of current maturities	20,669	21,236
Pension and postretirement benefits (2)	7,214	7,452
Stockholder’s equity	10,207	9,888

(1)

On January 1, 2018, American adopted two new Accounting Standard Updates (ASUs): ASU 2014-09: Revenue from Contracts with Customers (the “New Revenue Standard”) and ASU 2017-07: Compensation—Retirement Benefits (the “New Retirement Standard”). In accordance with the transition provisions of these new standards, American has recast its first quarter 2017 consolidated statement of operations data and December 31, 2017 balance sheet data to reflect the effects of adoption. Accordingly, this financial data is not comparable to the full year statements of operations data presented above. For additional information, see Note 1(b) to American’s Condensed Consolidated Financial Statements in Part I, Item 1B of its first quarter 2018 Form 10-Q.
(2)	Substantially all defined benefit pension plans were frozen effective November 1, 2012. See Note 7 to American’s consolidated financial statements in Part II, Item 8B in American’s Annual Report on Form 10-K for the year ended December 31, 2017 for further information on pension and postretirement benefits.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of earnings to fixed charges for American for the three months ended March 31, 2018 and for each of the five years in the period ended December 31, 2017. As described above in “Summary Historical Consolidated Financial Data,” US Airways merged with and into American on December 30, 2015. For financial reporting purposes, this transaction constituted a transfer of assets between entities under common control and is reflected in American’s consolidated financial statements as though the transaction had occurred on December 9, 2013, when a subsidiary of AMR merged with and into US Airways Group, which represents the earliest date that American and US Airways were under common control. Thus, the full years of 2015 and 2014 and the period from December 9, 2013 to December 31, 2013 are comprised of the financial data of American and US Airways. The periods prior to December 9, 2013 are comprised of the financial data of American only.

	Three Months Ended March 31, 2018 (1)	Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.7	2.6	3.4	3.6	2.7	—
Coverage deficiency (in millions)	—	—	—	—	—	$2,118

For purposes of the table above, “earnings” consists of income (loss) before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

(1)	As previously discussed, on January 1, 2018, American adopted the New Revenue Standard. Accordingly, the ratio of earnings to fixed charges for the three months ended March 31, 2018 is not comparable to the full year ratios of earnings to fixed charges presented above. For additional information, see Note 1(b) to American’s Condensed Consolidated Financial Statements in Part I, Item 1B of its first quarter 2018 Form 10-Q.

RISK FACTORS

In considering whether to purchase the Class C(R) Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, and other information which may be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC, as well as the “Special Note Regarding Forward-Looking Statements.” With respect to “Risks Relating to the Company and Industry-Related Risks” below, references to “we,” “us,” “our,” the “Company” and similar terms in this section refer to AAG and its consolidated subsidiaries, including American. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks and uncertainties emerge from time to time. We cannot predict such new risks and uncertainties, nor can we assess the extent to which any of the risk factors below or any such new risks and uncertainties, or any combination thereof, may impact our business.

Risks Relating to the Company and Industry-Related Risks

Downturns in economic conditions could adversely affect our business.

Due to the discretionary nature of business and leisure travel spending and the highly competitive nature of the airline industry, our revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel, changes in booking practices and related reactions by our competitors, all of which in turn have had, and may have in the future, a strong negative effect on our business. See also “—The airline industry is intensely competitive and dynamic” below.

Our business is very dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel could have a significant negative impact on our operating results and liquidity.

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Jet fuel market prices have fluctuated substantially over the past several years and prices continue to be highly volatile.

Because of the amount of fuel needed to operate our business, even a relatively small increase or decrease in the price of fuel can have a material effect on our operating results and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market for air travel, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues or decrease other operating costs sufficiently to offset fuel price increases. Similarly, we cannot predict actions that may be taken by our competitors in response to changes in fuel prices.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters (including hurricanes or similar events in the U.S. Southeast and on the Gulf Coast where a significant portion of domestic refining capacity is located), political disruptions or wars involving oil-producing countries, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, distribution challenges, additional fuel price volatility and cost increases in the future. Any of these factors or events could cause a disruption in oil production, refinery operations or pipeline capacity and possibly result in significant increases in the price of aircraft fuel and diminished availability of aircraft fuel supply.

Our aviation fuel purchase contracts generally do not provide meaningful price protection against increases in fuel costs. Our current policy is not to enter into transactions to hedge our fuel consumption, although we review this policy from time to time based on market conditions and other factors. Accordingly, as of March 31, 2018, we did not have any fuel hedging contracts outstanding. As such, and assuming we do not enter into any future transactions to hedge our fuel consumption, we will continue to be fully exposed to fluctuations in fuel prices. See also the discussion in Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk—“Aircraft Fuel” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

The airline industry is intensely competitive and dynamic.

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, as well as joint ventures formed by some of these airlines, many of which have more financial or other resources and/or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low-cost air carrier. Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity, amenities, loyalty benefits and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability.

Low-cost carriers, including so-called ultra-low-cost carriers, have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more established airlines, and represent significant competitors, particularly for customers who fly infrequently and are price sensitive and tend not to be loyal to any one particular carrier. While historically these carriers have provided competition in domestic markets, we have recently experienced new competition from low-cost carriers on international routes. A number of these low-cost carriers have announced growth strategies including commitments to acquire significant numbers of new aircraft for delivery in the next few years. These low-cost carriers are attempting to continue to increase their market share through growth and, potentially, consolidation, and could continue to have an impact on our revenues and overall performance. In addition, we and several other large network carriers have announced basic economy fares designed to compete against low-cost carriers and we cannot predict whether these initiatives will be successful or the competitive reaction of the low-cost carriers. Additionally, competition is also increasing from low cost airlines executing international long-haul expansion strategies, including, for example, Icelandair, Norwegian Air Shuttle and Wow Air. The actions of the low-cost carriers, including those described above, could have a material adverse effect on our operations and financial performance.

Our presence in international markets, such as Asia, is not as extensive as that of some of our competitors. In providing international air transportation, we compete to provide scheduled passenger and cargo service between the U.S. and various overseas locations with U.S. airlines, foreign investor-owned airlines and foreign state-owned or state-affiliated airlines. Competition is increasing from foreign state-owned and state-affiliated airlines in the Gulf region, including Emirates, Etihad Airways and Qatar Airways. These carriers have large numbers of international widebody aircraft in service and on order and are increasing service to the U.S. from locations both in and outside the Middle East. We believe these carriers benefit from significant government subsidies, which has allowed them to grow quickly, reinvest in their product and expand their global presence. Our international service exposes us to foreign economies and the potential for reduced demand, such as we have recently experienced in Venezuela, when any foreign country we serve suffers adverse local economic conditions. In addition, open skies agreements with an increasing number of countries around the world provide international airlines with open access to U.S. markets. See also “—Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.”

Certain airline alliances, joint ventures and joint businesses have been, or may in the future be, granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered. Our ability to attract and retain customers is dependent upon, among other things, our ability to offer our customers convenient access to desired markets. Our business could be adversely affected if we are unable to maintain or obtain alliance and marketing relationships with other air carriers in desired markets.

We have established antitrust-immunized joint business agreements (“JBAs”) with British Airways, Iberia and Finnair, and separately with Japan Airlines. In October 2017, American and its transatlantic partners executed an amended and restated JBA which, among other things, extends the term of the agreement. Also, we had previously signed a revised JBA with Qantas Airways and applied for antitrust immunity with the U.S. Department of Transportation (“DOT”) for the revised relationship, but we withdrew that application in November 2016 after it was tentatively denied by the DOT. In February 2018, we filed a new application for antitrust immunity with the DOT, which, if granted, would allow us to further expand our relationship with Qantas Airways. In addition, we have signed JBAs with certain air carriers of the LATAM Airlines Group and have applied for antitrust immunity in the relevant jurisdictions affected by such agreements, which applications have been approved in some jurisdictions, but are still pending in other jurisdictions, including the United States and Chile. The foregoing arrangements are important aspects of our international network and we are dependent on the performance of the other airlines party to those agreements. No assurances can be given as to any benefits that we may derive from such arrangements or any other arrangements that may ultimately be implemented.

Additional mergers and other forms of industry consolidation, including antitrust immunity grants, may take place and may not involve us as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with any such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

Additionally, our AAdvantage loyalty program, which is an important element of our sales and marketing programs, faces significant and increasing competition from the loyalty programs offered by other travel companies, as well as from similar loyalty benefits offered by banks and other financial services companies. Competition among loyalty programs is intense regarding the rewards, fees, required usage, and other terms and conditions of these programs. These competitive factors affect our ability to attract and retain customers, increase usage of our loyalty program and maximize the revenue generated by our loyalty program.

Evolving data security and privacy requirements could increase our costs, and any significant data security incident could disrupt our operations, harm our reputation, expose us to legal risks and otherwise materially adversely affect our business, results of operations and financial condition.

Our business requires the secure processing and storage of sensitive information relating to our customers, employees, business partners and others. However, like any global enterprise operating in today’s digital business environment, we are subject to threats to the security of our networks and data, including threats potentially involving criminal hackers, hacktivists, state-sponsored actors, corporate espionage, employee malfeasance, and human or technological error. These threats continue to increase as the frequency, intensity and sophistication of attempted attacks and intrusions increase around the world. We have been the target of cybersecurity attacks in the past and expect that we will continue to be in the future.

Furthermore, in response to these threats there has been heightened legislative and regulatory focus on data privacy and security in the U.S., the European Union (“EU”) and elsewhere, particularly with respect to critical infrastructure providers, including those in the transportation sector. As a result, we must comply with a growing and fast-evolving set of legal requirements in this area, including substantive cybersecurity standards as well as requirements for notifying regulators and affected individuals in the event of a data security incident. This regulatory environment is increasingly challenging and may present material obligations and risks to our business, including significantly expanded compliance burdens, costs and enforcement risks. For example, in May 2018, the EU’s new General Data Protection Regulation, commonly referred to as GDPR, will come into effect, which will impose a host of new data privacy and security requirements, imposing significant costs on us and carrying substantial penalties for non-compliance.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

A significant cybersecurity incident could result in a range of potentially material negative consequences for us, including unauthorized access to, disclosure, modification, misuse, loss or destruction of company systems or data; theft of sensitive, regulated or confidential data, such as personal identifying information or our intellectual property; the loss of functionality of critical systems through ransomware, denial of service or other attacks; and business delays, service or system disruptions, damage to equipment and injury to persons or property. The costs and operational consequences of responding to and remediating an incident may be substantial. Further, we could be exposed to litigation, regulatory enforcement or other legal action as a result of an incident, carrying the potential for damages, fines, sanctions or other penalties, as well injunctive relief requiring costly compliance measures. A cybersecurity incident could also impact our brand, harm our reputation and adversely impact our relationship with our customers, employees and stockholders. Failure to appropriately address these issues could also give rise to potentially material legal risks and liabilities.

Our high level of debt and other obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and cause our business to be vulnerable to adverse economic and industry conditions.

We have significant amounts of indebtedness and other obligations, including pension obligations, obligations to make future payments on flight equipment and property leases, and substantial non-cancelable obligations under aircraft and related spare engine purchase agreements. Moreover, currently a substantial portion of our assets are pledged to secure our indebtedness. Our substantial indebtedness and other obligations could have important consequences. For example, they:

•	may make it more difficult for us to satisfy our obligations under our indebtedness;

•	may limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions, investments, integration costs, and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns, industry conditions and catastrophic external events, particularly relative to competitors with lower relative levels of financial leverage;

•	contain covenants requiring us to maintain an aggregate of at least $2.0 billion of unrestricted cash and cash equivalents and amounts available to be drawn under revolving credit facilities;

•	contain restrictive covenants that could:

•	limit our ability to merge, consolidate, sell assets, incur additional indebtedness, issue preferred stock, make investments and pay dividends;

•	significantly constrain our ability to respond, or respond quickly, to unexpected disruptions in our own operations, the U.S. or global economies, or the businesses in which we operate, or to take advantage of opportunities that would improve our business, operations, or competitive position versus other airlines;

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

•	result in an event of default under our indebtedness.

Further, a substantial portion of our long-term indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate for deposits of U.S. dollars (“LIBOR”). LIBOR tends to fluctuate based on general interest rates, rates set by the Federal Reserve and other central banks, the supply of and demand for credit in the London interbank market and general economic conditions. We have not hedged our interest rate exposure with respect to our floating rate debt. Accordingly, our interest expense for any particular period will fluctuate based on LIBOR and other variable interest rates. On July 27, 2017, the Financial Conduct Authority (the authority that regulates LIBOR) announced that it intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is unclear whether new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, is considering replacing U.S. dollar LIBOR with a newly created index, calculated based on repurchase agreements backed by treasury securities. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom, the United States or elsewhere. To the extent these interest rates increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected. See also the discussion of interest rate risk in Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk –“Interest” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

These obligations also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business, and could materially adversely affect our liquidity, results of operations and financial condition.

We will need to obtain sufficient financing or other capital to operate successfully.

Our business plan contemplates continued significant investments related to modernizing our fleet, improving the experience of our customers and updating our facilities. Significant capital resources will be required to execute this plan. We estimate that, based on our commitments as of March 31, 2018, our planned aggregate expenditures for aircraft purchase commitments and certain engines on a consolidated basis for calendar years 2018-2022 would be approximately $8.9 billion. Accordingly, we will need substantial financing or other capital resources to finance such aircraft and engines. If we are unable to arrange financing for such aircraft at customary advance rates and on terms and conditions acceptable to us, we may need to use cash from operations or cash on hand to purchase such aircraft or may seek to negotiate deferrals for such aircraft with the aircraft manufacturers. Depending on numerous factors, many of which are out of our control, such as the state of the domestic and global economies, the capital and credit markets’ view of our prospects and the airline industry in general, and the general availability of debt and equity capital at the time we seek capital, the financing or other capital resources that we will need may not be available to us, or may be available only on onerous terms and conditions. There can be no assurance that we will be successful in obtaining financing or other needed sources of capital to operate successfully. An inability to obtain necessary financing on acceptable terms would have a material adverse impact on our business, results of operations and financial condition.

We have significant pension and other postretirement benefit funding obligations, which may adversely affect our liquidity, results of operations and financial condition.

Our pension funding obligations are significant. The amount of these obligations will depend on the performance of investments held in trust by the pension plans, interest rates for determining liabilities and actuarial experience. The minimum funding obligation applicable to our pension plans was subject to favorable temporary funding rules that expired at the end of 2017. Our minimum pension funding obligations are likely to increase materially beginning in 2019, when we will be required to make cash contributions corresponding to determinations made regarding the 2018 fiscal year. In addition, we may have significant obligations for other postretirement benefits, retiree medical and other postretirement benefits.

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these processing companies, under certain conditions (including, with respect to certain agreements, the failure of American to maintain certain levels of liquidity) to hold an amount of our cash (a “holdback”) equal to some or all of the advance ticket sales that have been processed by that credit card processor, but for which we have not yet provided the air transportation. We are not currently required to maintain any holdbacks pursuant to these requirements. These holdback requirements can be modified at the discretion of the credit card processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdbacks, up to and including 100% of relevant advanced ticket sales, could materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less-favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

Union disputes, employee strikes and other labor-related disruptions may adversely affect our operations.

Relations between air carriers and labor unions in the U.S. are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements (“CBAs”) generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”). For the dates that the CBAs with our major work groups become amendable under the RLA, see Part I, Item 1. Business—“Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2017.

In the case of a CBA that is amendable under the RLA, if no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our business, results of operations and financial condition.

None of the unions representing our employees presently may lawfully engage in concerted refusals to work, such as strikes, slow-downs, sick-outs or other similar activity, against us. Nonetheless, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. See also Part I, Item 1—“Business—Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2016.

The inability to maintain labor costs at competitive levels would harm our financial performance.

Currently, we believe our labor costs are competitive relative to the other large network carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because we are in negotiations for some new agreements now and other agreements may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions unilaterally or in connection with our current or future labor negotiations, such as the employee profit sharing program we instituted effective January 1, 2016, the mid-contract adjustment we provided to our flight attendants and pilots in 2017 and the $1,000 per employee one-time bonus we announced on January 2, 2018. As of December 31, 2017, approximately 85% of our employees were represented for collective bargaining purposes by labor unions. Some of our unions have brought and may continue to bring grievances to binding arbitration, including those related to wages. Unions may also bring court actions and may seek to compel us to engage in bargaining processes where we believe we have no such obligation. If successful, there is a risk these judicial or arbitral avenues could create material additional costs that we did not anticipate.

Interruptions or disruptions in service at one of our key facilities could have a material adverse impact on our operations.

We operate principally through hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs or other airports where we have a significant presence, such as London Heathrow, resulting from air traffic control (“ATC”) delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers (such as electric utility or telecommunications providers), failure of computer systems, disruptions at airport facilities or other key facilities used by us to manage our operations, labor relations, power supplies, fuel supplies, terrorist activities, or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition. We have minimal control over the operation, quality or maintenance of these services or whether vendors will improve or continue to provide services that are essential to our business.

If we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future, which may have a material adverse impact on our operations.

In order to operate our existing and proposed flight schedule and, where desirable, add service along new or existing routes, we must be able to maintain and/or obtain adequate gates, check-in counters, operations areas, operations control facilities and administrative support space. As airports around the world become more congested, we are not always able to ensure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports throughout our network, including due to inadequate facilities at desirable airports. Further, our operating costs at airports at which we operate, including our hubs, may increase significantly because of capital improvements at such airports that we may be required to fund, directly or indirectly. Additionally, there is presently a significant amount of capital spending underway at major airports in the United States that we serve, and that spending is expected to result in increased costs to airlines and the traveling public that use those facilities as the airports seek to recover these investments through increased rental, landing and other facility costs. In some circumstances, such costs could be imposed by the relevant airport authority without our approval.

In addition, operations at three major domestic airports, certain smaller domestic airports and many foreign airports served by us are regulated by governmental entities through the use of slots or similar regulatory mechanisms that limit the rights of carriers to conduct operations at those airports. Each slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the U.S., the DOT and the Federal Aviation Administration (“FAA”) currently regulate the allocation of slots or slot exemptions at Ronald Reagan Washington National Airport (“DCA”) and two New York City airports: John F. Kennedy International Airport (“JFK”) and La Guardia Airport (“LGA”). In addition to slot restrictions, operations at LGA and DCA are also limited based on the stage length of the flight. Our operations at these airports generally require the allocation of slots or similar regulatory authority. Similarly, our operations at international airports in Beijing, Frankfurt, London Heathrow, Paris, Tokyo and other airports outside the U.S. are regulated by local slot authorities pursuant to the International Airline Trade Association’s (“IATA”) Worldwide Scheduling Guidelines and/or applicable local law. Termination of slot controls at some or all of the foregoing airports could affect our operational performance and competitive position. We currently have sufficient slots or analogous authorizations to operate our existing flights and we have generally, but not always, been able to obtain the rights to expand our operations and to change our schedules. However, there is no assurance that we will be able to obtain sufficient slots or analogous authorizations in the future or as to the cost of acquiring such rights because, among other reasons, such allocations are often sought after by other airlines and are subject to changes in governmental policies We cannot provide any assurance that regulatory changes regarding the allocation of slots or similar regulatory authority will not have a material adverse impact on our operations.

Our ability to provide service can also be impaired at airports, such as Chicago O’Hare International Airport (“ORD”) and Los Angeles International Airport (“LAX”), where the airport gate and other facilities are inadequate to accommodate all of the service that we would like to provide, or airports such as Dallas Love Field Airport where we have no access to gates at all.

Any limitation on our ability to acquire or maintain adequate gates, ticketing facilities, operations areas, operations control facilities, slots (where applicable), or office space could have a material adverse effect on our business, results of operations and financial condition.

If we encounter problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.

A significant portion of our regional operations are conducted by third-party operators on our behalf, primarily under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risk of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, the inability of third parties to hire or retain necessary personnel, including in particular pilots, and other risk factors, such as an out-of-court or bankruptcy restructuring of any of our regional operators. Many of these third-party regional operators provide significant regional capacity that we would be unable to replace in a short period of time should that operator fail to perform its obligations to us. Volatility in fuel prices, disruptions to capital markets and adverse economic conditions in general have subjected certain of these third-party regional operators to significant financial pressures, which have in the past and may in the future lead to bankruptcies among these operators. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. Any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial condition.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including distribution and sale of airline seat inventory, provision of information technology and services, regional operations, aircraft maintenance, ground services and facilities, reservations and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

The commercial relationships that we have with airlines, including any related equity investment, may not produce the returns or results we expect.

An important part of our strategy to expand our network has been to expand our commercial relationships with other airlines, such as global alliance, joint business and code share relationships, and, in one recent instance, make a significant equity investment in another airline in connection with initiating such a commercial relationship. We may explore similar non-controlling investments in, and joint ventures and strategic alliances with, other carriers as part of our global business strategy. We face competition in forming these commercial relationships since there are a limited number of potential arrangements and other airlines are looking to enter into similar relationships. Any such existing or future investment could involve significant challenges and risks, including that we may not realize a satisfactory return on our investment or that they may not generate the expected revenue synergies. These events could have a material adverse effect on our business, results of operations and financial condition.

We rely on third-party distribution channels and must manage effectively the costs, rights and functionality of these channels.

We rely on third-party distribution channels, including those provided by or through global distribution systems (“GDSs”) (e.g., Amadeus, Sabre and Travelport), conventional travel agents and online travel agents (“OTAs”) (e.g., Expedia, including its booking sites Orbitz and Travelocity, and The Priceline Group), to distribute a significant portion of our airline tickets, and we expect in the future to continue to rely on these channels and hope to expand their ability to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of our distribution channels, while maintaining an industry-competitive cost structure. These imperatives may affect our relationships with GDSs and OTAs, including as consolidation of OTAs continues or is proposed to continue. Further, as distribution technology changes we will need to continue to update our technology either by acquiring new technology from third parties, building the functionality ourselves, or a combination, which in any event will likely entail significant technological and commercial risk and involve potentially material investments. Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our business, results of operations and financial condition.

Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.

Airlines are subject to extensive domestic and international regulatory requirements. In the last several years, Congress has passed laws, and the DOT, the FAA, the Transportation Security Administration and the Department of Homeland Security have issued a number of directives and other regulations, that affect the airline industry. These requirements impose substantial costs on us and restrict the ways we may conduct our business.

For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions.

These requirements can be issued with little or no notice, or can otherwise impact our ability to efficiently or fully utilize our aircraft. The FAA also exercises comprehensive regulatory authority over nearly all technical aspects of our operations. Our failure to comply with such requirements has in the past and may in the future result in fines and other enforcement actions by the FAA or other regulators. In the future, any new regulatory requirements, particularly requirements that limit our ability to operate or price our products, could have a material adverse effect on us and the industry.

The DOT consumer rules that took effect in 2010 require procedures for customer handling during long onboard delays, further regulate airline interactions with passengers through the ticketing process, at the airport, and onboard the aircraft, and require disclosures concerning airline fares and ancillary fees such as baggage fees. Other DOT rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international airlines. Further, Congress has proposed the FAIR Fees Act, which would direct the DOT to prescribe regulations prohibiting an air carrier from imposing change or cancellation fees that are unreasonable or disproportional to the costs incurred by the carrier, as well as establish standards for assessing whether all other fees are reasonable and proportional to the costs incurred by the air carrier.

The Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines. Present and potential future security requirements can have the effect of imposing costs and inconvenience on travelers, potentially reducing the demand for air travel.

The results of our operations, demand for air travel, and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:

•	changes in law that affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fees that can be charged to passengers;

•	the granting and timing of certain governmental approvals (including antitrust or foreign government approvals) needed for codesharing alliances, joint businesses and other arrangements with other airlines;

•	restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards;

•	restrictions on airport operations, such as restrictions on the use of slots at airports or the auction or reallocation of slot rights currently held by us; and

•	the adoption of more restrictive locally-imposed noise restrictions.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to airline operations and, in some cases, may reduce the demand for air travel. There can be no assurance that our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.

Any significant reduction in air traffic capacity at and in the airspace serving key airports in the U.S. or overseas could have a material adverse effect on our business, results of operations and financial condition. In addition, the United States National Airspace System (the “ATC system”) is not successfully modernizing to meet the growing demand for U.S. air travel. Air traffic controllers rely on outdated procedures and technologies that routinely compel airlines to fly inefficient routes or take significant delays on the ground. The ATC system’s inability to manage existing travel demand has led government agencies to implement short-term capacity constraints during peak travel periods or adverse weather conditions in certain markets, resulting in delays and disruptions of air traffic. The outdated technologies also cause the ATC to be less resilient in the event of a failure. For example, an automation failure and an evacuation in 2015 and 2017, respectively, at the Washington Air Route Control Center resulted in cancellations and delays of hundreds of flights traversing the greater Washington, D.C. airspace.

In the early 2000s, the FAA embarked on a path to modernize the national airspace system, including migration from the current radar-based ATC system to a GPS-based system. This ATC modernization, generally referred to as “NextGen,” has been plagued by delays and cost overruns, and it remains uncertain when the full array of benefits expected from ATC modernization will be available to the public and the airlines. Failure to update the ATC system in a timely manner and the substantial funding requirements that may be imposed on airlines of a modernized ATC system may have a material adverse effect on our business. We support legislative efforts that would establish a nimble not-for-profit entity better suited to manage the long-term investments in technology and provide a governance structure needed to successfully implement NextGen and improve the operation of the ATC system.

Our operating authority in international markets is subject to aviation agreements between the U.S. and the respective countries or governmental authorities, such as the EU, and in some cases, fares and schedules require the approval of the DOT and/or the relevant foreign governments. Moreover, alliances with international carriers may be subject to the jurisdiction and regulations of various foreign agencies. Bilateral and multilateral agreements among the U.S. and various foreign governments of countries we serve are subject to periodic renegotiation. We currently operate a number of international routes under government arrangements that limit the number of airlines permitted to operate on the route, the capacity of the airlines providing services on the route, or the number of airlines allowed access to particular airports. If an open skies policy were to be adopted for any of these routes, such an event could have a material adverse impact on us and could result in the impairment of material amounts of our related tangible and intangible assets. In addition, competition from revenue-sharing joint ventures, JBAs, and other alliance arrangements by and among other airlines could impair the value of our business and assets on the open skies routes. For example, the open skies air services agreement between the U.S. and the EU, which took effect in March 2008, provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly from the U.S. to any airport in the EU, including London Heathrow Airport (“LHR”). As a result of the agreement, we face increased competition in these markets, including LHR. The pending withdrawal of the United Kingdom from the EU, commonly referred to as Brexit, will mandate further modification in the current regulatory regime. Among other things, Brexit will likely require a transition arrangement or new air services agreement involving the U.S. and United Kingdom, and the United Kingdom and EU, to permit our current air services (including those involving our joint business and code share partners) to continue as we currently conduct them. More generally, changes in U.S. or foreign government aviation policies could result in the alteration or termination of such agreements, diminish the value of route authorities, slots or other assets located abroad, or otherwise adversely affect our international operations. The U.S. government has negotiated open skies agreements with many countries, which allow unrestricted route authority access between the U.S. and the foreign markets. While the U.S. has worked to increase the number of countries with which open skies agreements are in effect, a number of markets important to us, including China, do not have open skies agreements.

The airline industry is heavily taxed.

The airline industry is subject to extensive government fees and taxation that negatively impact our revenue and profitability. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights, and various U.S. fees and taxes also are assessed on international flights. For example, as permitted by federal legislation, most major U.S. airports impose a passenger facility charge per passenger on us. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Moreover, we are obligated to collect a federal excise tax, commonly referred to as the ticket tax, on domestic and international air transportation. We collect the excise tax, along with certain other U.S. and foreign taxes and user fees on air transportation (such as passenger security fees), and pass along the collected amounts to the appropriate governmental agencies. Although these taxes and fees are not operating expenses, they represent an additional cost to our customers. There are continuing efforts in Congress and in other countries to raise different portions of the various taxes, fees, and charges imposed on airlines and their passengers, and we may not be able to recover all of these charges from our customers. Increases in such taxes, fees and charges could negatively impact our business, results of operations and financial condition.

Under DOT regulations, all governmental taxes and fees must be included in the prices we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the customer. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.

Recent U.S. tax legislation may adversely affect our financial condition, results of operations and cash flows.

Recently enacted U.S. tax legislation has significantly changed the U.S. federal income taxation of U.S. corporations, including by reducing the U.S. corporate income tax rate, limiting interest deductions, permitting immediate expensing of certain capital expenditures, adopting elements of a territorial tax system, revising the rules governing net operating losses (“NOLs”) and the rules governing foreign tax credits and introducing new anti-base erosion provisions. Many of these changes are effective immediately, without any transition periods or grandfathering for existing transactions. The legislation is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementation regulations by the Treasury and Internal Revenue Service, any of which could materially affect the impacts of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. While some of the changes made by the tax legislation may adversely affect us in one or more reporting periods and prospectively, other changes may be beneficial on a going forward basis. We continue to work with our tax advisors to determine the full impact of this legislation on us.

See Note 7 to AAG’s Condensed Consolidated Financial Statements in Part I, Item 1A in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and Note 5 to American’s Condensed Consolidated Financial Statements in Part I, Item 1B in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 for additional information on income taxes.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

We have recently instituted, and intend to institute in the future, changes to our business model to increase revenues and offset costs. These measures include premium economy service, basic economy service and other low-cost fares, enhancements to our AAdvantage loyalty program, charging separately for services that had previously been included within the price of a ticket and increasing other pre-existing fees. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure you that these measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives may create logistical challenges that could harm the operational performance of our airline. Also, any new and increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to retain or attract highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats, attacks and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks of September 11, 2001 and any other such measures that may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to the U.S. Customs and Border Protection Agency and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue. Implementation of and compliance with increasingly-complex security and customs requirements will continue to result in increased costs for us and our passengers, and have caused and likely will continue to cause periodic service disruptions and delays. We have at times found it necessary or desirable to make significant expenditures to comply with security-related requirements while seeking to reduce their impact on our customers, such as expenditures for automated security screening lines at airports. As a result of competitive pressure, and the need to improve security screening throughput to support the pace of our operations, it is unlikely that we will be able to capture all security-related costs through increased fares. In addition, we cannot forecast what new security requirements may be imposed in the future, or their impact on our business.

We operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control.

We operate a global business with significant operations outside of the U.S. Our current international activities and prospects have been and in the future could be adversely affected by reversals or delays in the opening of foreign markets, increased competition in international markets, the performance of our alliance, joint business and codeshare partners in a given market, exchange controls or other restrictions on repatriation of funds, currency and political risks (including changes in exchange rates and currency devaluations), environmental regulation, increases in taxes and fees and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots.

In particular, fluctuations in foreign currencies, including devaluations, exchange controls and other restrictions on the repatriation of funds, have significantly affected and may continue to significantly affect our operating performance, liquidity and the value of any cash held outside the U.S. in local currency.

Generally, fluctuations in foreign currencies, including devaluations, cannot be predicted by us and can significantly affect the value of our assets located outside the United States. These conditions, as well as any further delays, devaluations or imposition of more stringent repatriation restrictions, may materially adversely affect our business, results of operations and financial condition.

The United Kingdom held a referendum in June 2016 regarding its membership in the EU in which a majority of the United Kingdom electorate voted in favor of the British government taking the necessary action for the United Kingdom to leave the EU, commonly referred to as Brexit. In March 2017, the United Kingdom served notice of its decision to withdraw to the EU, formally initiating the withdrawal process. Serving this notice began the two-year period for the United Kingdom to negotiate the terms for its withdrawal from the EU. At this time, it is not certain what steps will need to be taken to facilitate the United Kingdom’s exit from the EU. The implications of the United Kingdom withdrawing from the EU are similarly unclear at present because it is unclear what relationship the United Kingdom will have with the EU after withdrawal. We face risks associated with the uncertainty following the referendum and the consequences that may flow from the decision to exit the EU, notably given the extent of our passenger and cargo traffic and that of our joint business partners that flows through LHR in the United Kingdom. Among other things, Brexit will likely require a transition arrangement or new air services agreement involving the U.S. and United Kingdom, and the United Kingdom and EU, to permit our current air services (including those involving our joint business and code share partners) to continue as we currently conduct them. Moreover, the exit of the United Kingdom from the EU could adversely affect European or worldwide economic or market conditions and could contribute to further instability in global financial markets. In addition, the exit of the United Kingdom from the EU has created uncertainty as to the future trade relationship between the EU and the United Kingdom, including as to air traffic services. The exit of the United Kingdom could also lead to legal and regulatory uncertainty and potentially divergent treaties, laws and regulations as the United Kingdom determines which EU treaties, laws and regulations to replace or replicate, including those governing aviation, labor, environmental, data protection/privacy, competition and other matters applicable to the provision of air transportation services by us or our alliance, joint business or codeshare partners. The impact on our business of any treaties, laws and regulations that replace the existing EU counterparts cannot be predicted. Any of these effects, and others we cannot anticipate, could materially adversely affect our business, results of operations and financial condition. In addition, it is unclear at this stage what the consequences of the United Kingdom’s departure from the EU will be on the trading price of the Class C(R) Certificates.

We are subject to many forms of environmental and noise regulation and may incur substantial costs as a result.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment and noise reduction, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties.

We are also subject to other environmental laws and regulations, including those that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of waste directly attributable to us. We have liability for investigation and remediation costs at various sites, although such costs currently are not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, in some cases even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

Governmental authorities in several U.S. and foreign cities are also considering, or have already implemented, aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

We are subject to risks associated with climate change, including increased regulation to reduce emissions of greenhouse gases.

There is increasing global regulatory focus on climate change and greenhouse gas (“GHG”) emissions. For example, in October 2016, the International Civil Aviation Organization (“ICAO”) passed a resolution adopting the Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”), which is a global, market-based emissions offset program to encourage carbon-neutral growth beyond 2020. The CORSIA was supported by the board of Airlines for America (the principal U.S. airline trade association) and IATA (the principal international airline trade association), and by American and many other U.S. and foreign airlines. The CORSIA will increase operating costs for American and most other airlines, including other U.S. airlines that operate internationally, but the implementation of a global program, as compared to regional emission reduction schemes, should ensure that these costs will be more predictable and more evenly applied to American and its competitors since there will be a common global regulatory regime. The CORSIA is expected to be implemented in phases, beginning in 2021. Certain details still need to be developed and the impact of the CORSIA cannot be fully predicted. While we do not anticipate any significant emissions allowance expenditures in 2018, compliance with the CORSIA or similar emissions-related requirements could significantly increase our operating costs beyond 2018. Further, the potential impact of the CORSIA or other emissions-related requirements on our costs will ultimately depend on a number of factors, including baseline emissions, the price of emission allowances or offsets and the number of future flights subject to such emissions-related requirements. These costs have not been completely defined and could fluctuate.

In addition, in December 2015, at the 21st Conference of the Parties to the United Nations Framework Convention on Climate Change, over 190 countries, including the United States, reached an agreement (the “Paris Agreement”) to reduce GHG emissions. While the United States has since announced that it will withdraw from the Paris Agreement and there is no express reference to aviation in that agreement, to the extent countries implement that agreement or impose other climate change regulations, either with respect to the aviation industry or with respect to related industries such as the aviation fuel industry, it could have an adverse direct or indirect effect on our business.

In 2018, the Environmental Protection Agency (“EPA”) is expected to finalize a rule implementing aircraft engine GHG emission standards. It is anticipated that the EPA rule will closely align with recent ICAO carbon dioxide emission standards. The new standards, which were supported by the airline industry and manufacturers, would apply to new type aircraft certified beginning in 2020, and would be phased in for newly manufactured existing aircraft type designs starting in 2023.

In addition, several states have adopted or are considering initiatives to regulate emissions of GHGs, primarily through the planned development of GHG emissions inventories and/or regional GHG cap and trade programs. Depending on the scope of such regulation, certain of our facilities and operations, or the operations of our suppliers, may be subject to additional operating and other permit requirements, likely resulting in increased operating costs.

These regulatory efforts, both internationally and in the U.S. at the federal and state levels, are still developing, and we cannot yet determine what the final regulatory programs or their impact will be in the U.S., the EU or in other areas in which we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

We face challenges in integrating our computer, communications and other technology systems.

Among the principal risks of integrating our businesses and operations are the risks relating to integrating various computer, communications and other technology systems that are necessary to operate US Airways and American as a single integrated business and to achieve cost synergies by eliminating redundancies. While we have to date successfully integrated several of our systems, including our customer reservations system and our pilot and fleet scheduling system, we still have to complete several additional important system integration projects. The integration of these systems in a number of prior airline mergers has taken longer, been more disruptive and cost more than originally forecast. The implementation process to integrate these various systems will involve a number of risks that could adversely impact our business, results of operations and financial condition. New systems will replace multiple legacy systems and the related implementation will be a complex and time-consuming project involving substantial expenditures for implementation consultants, system hardware, software and implementation activities, as well as the transformation of business and financial processes.

We cannot assure you that our security measures, change control procedures or disaster recovery plans will be adequate to prevent disruptions or delays in connection with systems integration or replacement. Disruptions in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, results of operations and financial condition.

We are highly dependent on existing and emerging technology and automated systems to operate our business. These technologies and systems include our computerized airline reservation system, flight operations systems, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information, as well as issue electronic tickets and process critical financial information in a timely manner. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our technologies or automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant.

Our technologies and automated systems cannot be completely protected against events that are beyond our control, including natural disasters, power failures, terrorist attacks, cyber-attacks, data theft, equipment and software failures, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure you that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these technologies or systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We are at risk of losses and adverse publicity stemming from any public incident involving our company, our people or our brand, including any accident or other public incident involving our personnel or aircraft, or the personnel or aircraft of our regional, codeshare or joint business operators.

In a modern world where news can be captured and travel rapidly, we are at risk of adverse publicity stemming from any public incident involving our company, our people or our brand. Such an incident could involve the alleged behavior of any of our more than 100,000 employees. Further, if our personnel or one of our aircraft, or personnel of, or an aircraft that is operated under our brand by, one of our regional operators or an airline with which we have a marketing alliance, joint business or codeshare relationship, were to be involved in a public incident, accident or catastrophe, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident or catastrophe. In the event that our insurance is inapplicable or not adequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident or catastrophe involving our personnel or one of our aircraft (or personnel and aircraft of our regional operators and our codeshare partners) could create an adverse public perception, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners, and adversely impact our business, results of operations and financial condition.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, may adversely impact our business, results of operations and financial condition.

The success of our business depends on, among other things, effectively managing the number and types of aircraft we operate. If for any reason we are unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, results of operations and financial condition. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft or otherwise delay the exit of certain aircraft from our fleet. Such unanticipated extensions or delays may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher operating costs than planned. In addition, if the aircraft we receive do not meet expected performance or quality standards, including with respect to fuel efficiency and reliability, our business, results of operations and financial condition could be adversely impacted.

We depend on a limited number of suppliers for aircraft, aircraft engines and parts.

We depend on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. These suppliers continue to consolidate as evidenced by the pending United Technologies acquisition of Rockwell Collins, the recent transaction involving Airbus and Bombardier and the public reports of a possible transaction involving Boeing and Embraer. Due to the limited number of these suppliers, we are vulnerable to any problems associated with the performance of their obligation to supply key aircraft, parts and engines, including design defects, mechanical problems, contractual performance by suppliers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft.

Our business has been and will continue to be affected by many changing economic and other conditions beyond our control, including global events that affect travel behavior, and our results of operations could be volatile and fluctuate due to seasonality.

Our business, results of operations and financial condition have been and will continue to be affected by many changing economic and other conditions beyond our control, including, among others:

•	actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks and political instability;

•	changes in consumer preferences, perceptions, spending patterns and demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations, and other factors;

•	actual or potential disruptions to the ATC systems;

•	increases in costs of safety, security, and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.

In particular, an outbreak of a contagious disease such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus or any other similar illness, if it were to become associated with air travel or persist for an extended period, could materially affect the airline industry and us by reducing revenues and adversely impacting our operations and passengers’ travel behavior. As a result of these or other conditions beyond our control, our results of operations could be volatile and subject to rapid and unexpected change. In addition, due to generally weaker demand for air travel during the winter, our revenues in the first and fourth quarters of the year could be weaker than revenues in the second and third quarters of the year.

A higher than normal number of pilot retirements, more stringent duty time regulations, increased flight hour requirements for commercial airline pilots, reductions in the number of military pilots entering the commercial workforce and other factors have caused a shortage of pilots that could materially adversely affect our business.

We currently have a higher than normal number of pilots eligible for retirement. Large numbers of pilots in the industry are approaching the FAA’s mandatory retirement age of 65. Further, in July 2013, the FAA issued regulations that increased the flight hours required for pilots working for airlines certificated under Part 121 of the Federal Aviation Regulations. In addition, on January 4, 2014, more stringent pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations took effect. These and other factors, including reductions in the number of military pilots being trained by the U.S. armed forces and available as commercial pilots upon their retirement from military service, have contributed to a shortage of qualified, entry-level pilots and increased compensation costs, particularly for our regional subsidiaries and our other regional partners who are being required by market conditions to pay significantly increased wages and large signing bonuses to their pilots in an attempt to achieve desired staffing levels. The foregoing factors have also led to increased competition from large, mainline carriers attempting to meet their hiring needs. We believe that this industry-wide pilot shortage is becoming an increasing problem for airlines in the United States. Our regional partners have recently been unable to hire adequate numbers of pilots to meet their needs, resulting in a reduction in the number of flights offered, disruptions, increased costs of operations, financial difficulties and other adverse effects, and these circumstances may become more severe in the future and thereby cause a material adverse effect on our business.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly, and our ability to continue to obtain insurance even at current prices remains uncertain. If we are unable to maintain adequate insurance coverage, our business could be materially and adversely affected. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass along additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

We may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity.

From time to time, we are a party to or otherwise involved in legal proceedings, claims and government inspections or investigations and other legal matters, both inside and outside the United States, arising in the ordinary course of our business or otherwise. We are currently involved in various legal proceedings and claims that have not yet been fully resolved, and additional claims may arise in the future. Legal proceedings can be complex and take many months, or even years, to reach resolution, with the final outcome depending on a number of variables, some of which are not within our control. Litigation is subject to significant uncertainty and may be expensive, time-consuming, and disruptive to our operations. Although we will vigorously defend ourselves in such legal proceedings, their ultimate resolution and potential financial and other impacts on us are uncertain. For these and other reasons, we may choose to settle legal proceedings and claims, regardless of their actual merit. If a legal proceeding is resolved against us, it could result in significant compensatory damages, and in certain circumstances punitive or trebled damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief imposed on us. If our existing insurance does not cover the amount or types of damages awarded, or if other resolution or actions taken as a result of the legal proceeding were to restrain our ability to operate or market our services, our consolidated financial position, results of operations or cash flows could be materially adversely affected. In addition, legal proceedings, and any adverse resolution thereof, can result in adverse publicity and damage to our reputation, which could adversely impact our business. Additional information regarding certain legal matters in which we are involved can be found in Part II, Item 1. Legal Proceedings in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Our ability to utilize our NOL Carryforwards may be limited.

Under the Code, a corporation is generally allowed a deduction for NOLs carried over from prior taxable years (“NOL Carryforwards”). As of December 31, 2017, we had available NOL Carryforwards of approximately $10.0 billion for regular federal income tax purposes that will expire, if unused, beginning in 2022, and approximately $3.4 billion for state income tax purposes that will expire, if unused, between 2018 and 2037. Our NOL Carryforwards are subject to adjustment on audit by the Internal Revenue Service and the respective state taxing authorities.

A corporation’s ability to deduct its federal NOL Carryforwards and to utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section 382 of the Code (“Section 382”) if it undergoes an “ownership change” as defined in Section 382 (generally where cumulative stock ownership changes among material stockholders exceed 50 percent during a rolling three-year period). We experienced an ownership change in connection with our emergence from the Chapter 11 Cases and US Airways Group experienced an ownership change in connection with the Merger. The general limitation rules for a debtor in a bankruptcy case are liberalized where the ownership change occurs upon emergence from bankruptcy. We elected to be covered by certain special rules for federal income tax purposes that permitted approximately $9.0 billion (with $8.4 billion of unlimited NOL still remaining at December 31, 2017) of our federal NOL Carryforwards to be utilized without regard to the annual limitation generally imposed by Section 382. If the special rules are determined not to apply, our ability to utilize such federal NOL Carryforwards may be subject to limitation. Substantially all of our remaining federal NOL Carryforwards (attributable to US Airways Group and its subsidiaries) are subject to limitation under Section 382 as a result of the Merger; however, our ability to utilize such NOL Carryforwards is not anticipated to be effectively constrained as a result of such limitation. Similar limitations may apply for state income tax purposes.

Notwithstanding the foregoing, an ownership change subsequent to our emergence from the Chapter 11 Cases may severely limit or effectively eliminate our ability to utilize our NOL Carryforwards and other tax attributes. To reduce the risk of a potential adverse effect on our ability to utilize our NOL Carryforwards, our Restated Certificate of Incorporation (Certificate of Incorporation) contains transfer restrictions applicable to certain substantial stockholders. These restrictions may adversely affect the ability of certain holders of AAG common stock to dispose of or acquire shares of AAG common stock. Although the purpose of these transfer restrictions is to prevent an ownership change from occurring, no assurance can be given that an ownership change will not occur even with these restrictions in place.

Our ability to use our NOL Carryforwards also will depend on the amount of taxable income generated in future periods. The NOL Carryforwards may expire before we can generate sufficient taxable income to use them.

We have a significant amount of goodwill, which is assessed for impairment at least annually. In addition, we may never realize the full value of our intangible assets or long-lived assets, causing us to record material impairment charges.

Goodwill and indefinite-lived intangible assets are not amortized, but are assessed for impairment at least annually, or more frequently if conditions indicate that an impairment may have occurred. In accordance with applicable accounting standards, we first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. In addition, we are required to assess certain of our other long-lived assets for impairment if conditions indicate that an impairment may have occurred.

Future impairment of goodwill or other long-lived assets could be recorded in results of operations as a result of changes in assumptions, estimates, or circumstances, some of which are beyond our control. There can be no assurance that a material impairment charge of goodwill or tangible or intangible assets will be avoided. The value of our aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by us or other airlines. An impairment charge could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to the Class C(R) Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal, the BK appraisal and the mba appraisal are each dated April 25, 2018. The appraised values provided by AISI, by BK and by mba are presented as of March 31, 2018. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals indicate the appraised base value of such Aircraft, which assumes certain maintenance status of such Aircraft or otherwise takes such assumed maintenance status into account at or around the time indicated in such appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions, lease the Aircraft and to enter into interchange, borrowing or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration.”

In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class C(R) Certificates rank generally junior to the Class A Certificates and the Class B Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A Certificates or the Class B Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

The Class C(R) Certificates rank generally junior to the Class A Certificates and the Class B Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class C(R) Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other payments to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Default and Certain Rights Upon an Indenture Default.”

The Controlling Party will be:

•	the Class A Trustee;

•	upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee;

•	upon payment of Final Distributions to the holders of Class B Certificates, the Class C(R) Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Default, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Subordination” and “Description of the Equipment Notes—Security” and the

Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Class C(R) Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Class C(R) Certificates is not a recommendation to purchase, hold or sell the Class C(R) Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or the Liquidity Provider with respect to the Class A Certificates and the Class B Certificates) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class C(R) Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Class C(R) Certificates.

Any credit ratings assigned to the Class C(R) Certificates would be expected to be based primarily on the default risk of the Series C(R) Equipment Notes and the Depositary, the collateral value provided by the Aircraft relating to the Series C(R) Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Class C(R) Certificates and the ultimate payment of principal distributable under the Class C(R) Certificates by the applicable Final Maturity Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class C(R) Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Class C(R) Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not and will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

The Series C(R) Equipment Notes will not be obligations of AAG.

The Series C(R) Equipment Notes are and will be the obligations of American and are not and will not be guaranteed by AAG. You should not expect AAG or any of its subsidiaries (other than American) to participate in making payments in respect of the Series C(R) Equipment Notes.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds will be withdrawn and returned to holders of Class C(R) Certificates if they are not used to purchase Series C(R) Equipment Notes.

Under certain circumstances, less than all of the Deposits held in escrow may be used to purchase Series C(R) Equipment Notes to be issued with respect to the Aircraft by the Class C(R) Certificate Financing Termination Date. If any funds remain as Deposits with respect to any Trust as of the Class C(R) Certificate Financing Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Class C(R) Certificateholders. See “Description of the Deposit Agreement—Unused Deposits.”

The holders of the Class C(R) Certificates are exposed to the credit risk of the Depositary.

The holders of the Class C(R) Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreement and the Deposit Agreement are not property of American and are not entitled to the benefits of Section 1110.

Because there is no current market for the Class C(R) Certificates, you may have a limited ability to resell Class C(R) Certificates.

The Class C(R) Certificates are a new issue of securities. Prior to this offering of the Class C(R) Certificates, there has been no trading market for the Class C(R) Certificates. Neither American nor the Class C(R) Trust intends to apply for listing of the Class C(R) Certificates on any securities exchange. The Underwriter may assist in resales of the Class C(R) Certificates, but it is not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of the Underwriter. A secondary market for the Class C(R) Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class C(R) Certificates. If an active trading market does not develop, the market price and liquidity of the Class C(R) Certificates may be adversely affected. Neither the Class C(R) Certificates nor the related Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Class C(R) Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects.

Payments under the Class C(R) Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA.

The provisions of U.S. federal income tax law known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on payments of U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest to certain foreign entities that fail to meet specified requirements. Such withholding tax may apply without regard to whether such foreign entity receives such payments on its own behalf or on behalf of another party. We or another paying agent may apply FATCA withholding taxes to payments made under, and gross proceeds from dispositions of, the Deposits or the Series C(R) Equipment Notes (or any other assets held by the Class C(R) Trust). Class C(R) Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. See “Material U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS

The proceeds from the sale of the Class C(R) Certificates will initially be held in escrow and deposited with the Depositary. On the Class C Certificate Refinancing Date, the Class C(R) Trust will withdraw funds from escrow to acquire from American the Series C(R) Equipment Notes to be issued with respect to each Aircraft. The Series C(R) Equipment Notes will be full recourse obligations of American.

American will use the proceeds from the issuance of the Series C(R) Equipment Notes issued with respect to each Aircraft to redeem the Series C Equipment Notes with respect to each such Aircraft and repay the Class C Certificates. The Class C Certificates and Series C Equipment Notes bear interest at a fixed rate of 5.450% per annum and have a final Regular Distribution Date and Final Maturity Date, respectively, of June 3, 2018.

DESCRIPTION OF THE CERTIFICATES

The following summary of certain material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Original Basic Agreement, which was filed by US Airways with the SEC as an exhibit to a Current Report on Form 8-K, filed on December 21, 2010, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Series A/B Note Purchase Agreement, the Series C Note Purchase Agreement and the Intercreditor Agreement, dated as of December 13, 2012 (the “Original Intercreditor Agreement”). Copies of the Class A Certificates, the Class B Certificates, the Class A Trust Supplement, the Class B Trust Supplement, the Liquidity Facility with respect to the Class A Trust, the Liquidity Facility with respect to the Class B Trust, the Series A/B Note Purchase Agreement and Amendment No. 1 to the Original Intercreditor Agreement were filed as exhibits to US Airways’ Current Report on Form 8-K filed on December 13, 2012. Copies of the Class C Certificates, Class C Trust Supplement and the Series C Note Purchase Agreement (including copies of the form of second amendment to Existing Indenture and the form of second amendment to Existing Participation Agreement) were filed as exhibits to US Airways’ Current Report on Form 8-K filed on were filed as exhibits to US Airways’ Current Report on Form 8-K filed on June 6, 2013. Copies of the Class C(R) Certificates, the Class C(R) Trust Supplement, the Deposit Agreement, the Escrow Agreement, the Series C(R) Note Purchase Agreement and the Amendment No. 2 to Original Intercreditor Agreement will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be generally analogous, except as otherwise indicated herein (including as described under “—Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Original Basic Agreement or, in the case of the Class C(R) Trust, the relevant sections of the Basic Agreement, unless otherwise indicated.

General

Each Pass Through Certificate (collectively, the “Certificates”) represents (in the case of the Class A Certificates, the Class B Certificates and Class C Certificates) or will represent (in the case of the Class C(R) Certificates) a fractional undivided interest in one of four American Airlines, Inc. 2012-2 Pass Through Trusts (the “Class A Trust”, the “Class B Trust”, the “Class C Trust” and the “Class C(R) Trust” and collectively, the “Trusts”). The Class A Trust was formed pursuant to a pass through trust agreement between American (as successor by merger with US Airways) and Wilmington Trust Company, as trustee, dated as of December 21, 2010 (the “Original Basic Agreement”), and a supplement thereto, dated as of December 13, 2012 (the “Class A Trust Supplement” and, together with the Original Basic Agreement, the “Class A Pass Through Trust Agreement”). The Class B Trust was formed pursuant to the Original Basic Agreement and a supplement thereto, dated as of December 13, 2012 (the “Class B Trust Supplement” and, together with the Original Basic Agreement, the “Class B Pass Through Trust Agreement”). The Class C Trust was formed pursuant to the Original Basic Agreement and a supplement thereto, dated as of June 6, 2013 (the “Class C Trust Supplement” and, together with the Original Basic Agreement, the “Class C Pass Through Trust Agreement”). The Class C(R) Trust will be formed pursuant to a pass through trust agreement between American and

Wilmington Trust Company, as trustee, dated as of September 16, 2014 (the “Basic Agreement”), and a separate supplement thereto to be dated as of the Class C(R) Issuance Date (the “Class C(R) Trust Supplement” and, together with the Basic Agreement, the “Class C(R) Pass Through Trust Agreement” and the Class C(R) Trust Supplement together with the Class A Trust Supplement, the Class B Trust Supplement and the Class C Trust Supplement, collectively, the “Trust Supplements” and, the Class C(R) Pass Through Trust Agreement together with the Class A Pass Through Trust Agreement, the Class B Pass Through Trust Agreement and the Class C Pass Through Trust Agreement, collectively, the “Pass Through Trust Agreements”). The Class A Trust, the Class B Trust and the Class C Trust purchased the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes, respectively, with respect to the Aircraft. The Class C(R) Trust will purchase the Series C(R) Equipment Notes to be issued with respect to the Aircraft on the Class C Certificate Refinancing Date and American will use the proceeds from the issuance of the Series C(R) Equipment Notes to redeem in full the Series C Equipment Notes with respect to the Aircraft, repay the Class C Certificates and terminate the Class C Trust. The Certificates issued by the Class A Trust, the Class B Trust and the Class C Trust are referred to herein as the “Class A Certificates,” the “Class B Certificates” and the “Class C Certificates,” respectively. The Certificates to be issued by the Class C(R) Trust are referred to herein as the “Class C(R) Certificates”. The trustees under the Class A Trust, the Class B Trust, the Class C Trust and the Class C(R) Trust are referred to herein as the “Class A Trustee,” the “Class B Trustee,” the “Class C Trustee” and the “Class C(R) Trustee,” respectively. The Class A Trustee, the Class B Trustee, the Class C Trustee and the Class C(R) Trustee are sometimes referred to herein as the “Trustees.”

The Trustees with respect to the Class A Certificates, the Class B Certificates and the Class C Certificates purchased prior to the Class C(R) Issuance Date, all of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes, respectively, issued with respect to the Aircraft on and subject to the terms and conditions of the Series A/B Note Purchase Agreement, dated as of December 13, 2012 (the “Series A/B Note Purchase Agreement”), among American, the Class A Trustee, the Class B Trustee, the Subordination Agent, the escrow agents with respect to the Class A Certificates and the Class B Certificates and the paying agents under the escrow agreements with respect to the Class A Certificates and the Class B Certificates, and the Series C Note Purchase Agreement, dated as of June 6, 2013 (the “Series C Note Purchase Agreement” and, together with the Series A/B Note Purchase Agreement, the “Existing Note Purchase Agreements”), among American, the Class A Trustee, the Class B Trustee, the Class C Trustee, the Subordination Agent, the escrow agents with respect to the Class A Certificates, Class B Certificates and Class C Certificates and the paying agents under the escrow agreements with respect to the Class A Certificates, Class B Certificates and Class C Certificates. On the Class C Certificate Refinancing Date, a new note purchase agreement (the “Series C(R) Note Purchase Agreement” and, together with the Existing Note Purchase Agreements, the “Note Purchase Agreements”) will provide for, among other things, for the issuance of the Series C(R) Equipment Notes with respect to each Aircraft, the proceeds of which will be used for the redemption of the Series C Equipment Notes. Immediately after giving effect to such amendment, no Series C Equipment Notes will remain outstanding. The holders of the Class A Certificates, the Class B Certificates and the Class C(R) Certificates are referred to herein, respectively, as the “Class A Certificateholders,” the “Class B Certificateholders” and the “Class C(R) Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Series 2012-2C(R) Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Series 2012-2C(R) Equipment Notes held by the Class C(R) Trust will equal the initial aggregate face amount of the Class C(R) Certificates issued by Class C(R) Trust.

The Class A Certificates and the Class B Certificates have already been issued and are not being offered under this prospectus supplement. The Class C Certificates have already been issued, are not being offered under this prospectus supplement and will be repaid in full on the Class C(R) Certificate Refinancing Date. Each Class A Certificate, each Class B Certificate and each Class C Certificate represents, and each Class C(R) Certificate will represent, a fractional undivided interest in the Trust created by the Original Basic Agreement or the Basic Agreement, as applicable, and the applicable Trust Supplement pursuant to which such Certificate is or will be issued. The Trust Property of each Trust (the “Trust Property”) consists, or will consist, as the case may be, of:

•	subject to the Intercreditor Agreement, Equipment Notes acquired under the applicable Note Purchase Agreement and issued on a recourse basis by American in a separate secured loan transaction in connection with the financing by American of each Aircraft and all monies paid on such Equipment Notes or to become due thereunder. Equipment Notes held in each Trust are or will be, as the case may be, registered in the name of the Subordination Agent on behalf of such Trust for purposes of giving effect to provisions of the Intercreditor Agreement,

•	in the case of the Class C(R) Trust, the rights of the Class C(R) Trust to acquire Series C(R) Equipment Notes under the Series C(R) Note Purchase Agreement (including all monies receivable in respect of such rights),

•	in the case of the Class C(R) Trust, the rights of the Class C(R) Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Class C(R) Trust to purchase Series C(R) Equipment Notes on or prior to the Class C(R) Certificate Financing Termination Date,

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights),

•	in the case of the Class A Trust or the Class B Trust, all monies receivable under the Liquidity Facility for such Trust. There is no Liquidity Facility for the Class C Trust and there will be no Liquidity Facility for the Class C(R) Trust,

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust (such as interest and principal payments on the Equipment Notes held in such Trust) and, subject to the Intercreditor Agreement, proceeds from any sale of the Equipment Notes held in such Trust, and

•	in the case of the Class A Trust and the Class B Trust, the AAG Guarantee.

The Certificates represent fractional undivided interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Sections 2.01 and 3.09; Trust Supplements, Section 1.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Section 3.09) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Section 3.09)

The Class A Certificates, the Class B Certificates and the Class C Certificates were issued in fully registered form only and are subject to the provisions described below under “—Book-Entry; Delivery and Form.” The Class C(R) Certificates will be issued in fully registered form only and will be subject to the provisions described below under “—Book Entry; Delivery and Form.” The Class A Certificates, the Class B Certificates and the Class C Certificates were, and the Class C(R) Certificates will be, issued only in minimum denominations of $1,000 or integral multiples thereof. (Section 3.01)

Pursuant to the Escrow Agreement applicable to the Class C(R) Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Class C(R) Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Class

C(R) Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Class C(R) Certificates (the “Class C(R) Certificateholders”). Rights with respect to the Deposits and the Escrow Agreement, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust. Payments to the Class C(R) Certificateholders in respect of the Deposits and the Escrow Receipts relating to the Class C(R) Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits with respect to the Class C(R) Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the applicable Trustee (in the case of Trust Property of such Trust), as the case may be, to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments. (Section 4.02)

Interest

The Deposits held with respect to the Class C(R) Trust and the Equipment Notes held in each Trust accrue or will accrue, as the case may be, interest at the applicable rate per annum for Certificates issued by such Trust set forth in “Summary of Terms of Certificates” of this prospectus supplement, payable on June 3 and December 3 of each year, which commenced, in the case of the Series A Equipment Notes and Series B Equipment Notes, on June 3, 2013 and, in the case of the Series C Equipment Notes, December 3, 2013 and which will commence on December 3, 2018, in the case of the Series C(R) Equipment Notes. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

The rate per annum applicable to the Class C(R) Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate applicable to any new Class C(R) Certificates issued in connection with the reissuance of any Series C(R) Equipment Notes issued as described in “Possible Refinancing of Certificates” may differ. The rates per annum applicable to the Class A Certificates, the Class B Certificates and the Class C Certificates are 4.625%, 6.725% and 5.450%, respectively; provided that the interest rate applicable to any new Class B Certificates issued in connection with the reissuance of any Series B equipment Notes issued as described in “Possible Refinancing of Certificates” may differ. The interest rate applicable to each class of Certificates, as described in the two immediately preceding sentences, is referred to as the “Stated Interest Rate” for such Trust.

Payments of interest applicable to the Class A Certificates and the Class B Certificates issued by each of the Class A Trust and the Class B Trust, respectively, are supported by a separate Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other Class. Therefore, only the holders of the Class A Certificates and the Class B Certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities.” The Class C Certificates do not have the benefit of a liquidity facility and the Class C(R) Certificates will not have the benefit of a liquidity facility.

Principal

Payments of principal of the Equipment Notes are scheduled to be received by the Trustees on June 3 and December 3 in certain years depending upon the terms of the Equipment Notes held in such Trust. The entire principal amount of the Series C(R) Equipment Notes is scheduled to be paid on June 3, 2023.

Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments” and are made on June 3 and December 3 of each year. Scheduled Payments of interest commenced, in the case of the Series A Equipment Notes and Series B Equipment Notes, on June 3, 2013 and, in the case of the Series C Equipment Notes, on December 3, 2013 and Scheduled Payments of interest will commence, in the case of the Series C(R) Equipment Notes, on December 3, 2018. Scheduled Payments of principal on the Series A Equipment Notes and the Series B Equipment Notes commenced on December 3, 2013, and will continue until the final expected Regular Distribution Date. Such dates are herein referred to as “Regular Distribution Dates.” The entire principal amount of the Series C(R) Equipment Notes will be scheduled for payment on June 3, 2023. See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Maturity Date” for the Class A Certificates is December 3, 2026, for the Class B Certificates is December 3, 2022 and for the Class C(R) Certificates is June 3, 2023. The entire principal amount of the Series C Equipment Notes is expected to be paid on the Class C Certificate Refinancing Date which is prior to their final maturity date of June 3, 2018.

Distributions

The Paying Agent with respect to the Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Class C(R) Trust all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by such Paying Agent on such Regular Distribution Date. The Class C(R) Trustee will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Class C(R) Certificateholders all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of the Class C(R) Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note or collateral under (and as defined in) any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (or, if not a Business Day, the following Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Class C(R) Certificate Financing Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (each, also a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Series A Equipment Notes and Series B Equipment Notes or (z) certain bankruptcy or insolvency events involving American.

The Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Class C(R) Certificate Financing Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.03; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the applicable Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreement, Section 2.03) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which account or accounts shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account or accounts in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the related Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the related Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.03)

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to the Class C(R) Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. The Trustee will mail such notice of final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry; Delivery and Form” below.

If any Distribution Date is not on a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day, without additional interest for such additional period.

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Phoenix, Arizona; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility.

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust as of the Class C(R) Issuance Date and each Distribution Date thereafter is provided in the table following the immediately succeeding paragraph. The Pool Factor for the Class C(R) Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust, assuming that all Series C(R) Equipment Notes are acquired by the Class C(R) Trust. The scheduled distribution of principal payments for any Trust would be affected if, in the case of the Class C(R) Trust, the Equipment Notes with respect to any Aircraft are not acquired by any such Trust, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class A		Class B		Class C(R)
	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Class C(R) Issuance Date	$0.00	0.7143476	$0.00	0.7725612	$0.00	1.0000000
June 3, 2018	12,000,001.00	0.6856472	3,205,075.00	0.7475354	0.00	1.0000000
December 3, 2018	13,499,999.00	0.6533593	3,205,195.00	0.7225087	0.00	1.0000000
June 3, 2019	13,100,001.00	0.6220280	3,094,424.00	0.6983469	0.00	1.0000000
December 3, 2019	13,350,000.00	0.5900988	3,094,423.00	0.6741852	0.00	1.0000000
June 3, 2020	13,349,999.00	0.5581697	3,094,428.00	0.6500233	0.00	1.0000000
December 3, 2020	13,350,000.00	0.5262405	3,094,424.00	0.6258616	0.00	1.0000000
June 3, 2021	12,350,002.00	0.4967030	80,154,715.00	0.0000000	0.00	1.0000000
December 3, 2021	9,578,762.00	0.4737935	0.00	0.0000000	0.00	1.0000000
June 3, 2022	9,578,766.00	0.4508840	0.00	0.0000000	0.00	1.0000000
December 3, 2022	8,998,432.00	0.4293625	0.00	0.0000000	0.00	1.0000000
June 3, 2023	8,998,430.00	0.4078410	0.00	0.0000000	100,000,000.00	0.0000000
December 3, 2023	8,998,432.00	0.3863194	0.00	0.0000000	0.00	0.0000000
June 3, 2024	8,998,434.00	0.3647979	0.00	0.0000000	0.00	0.0000000
December 3, 2024	8,418,097.00	0.3446644	0.00	0.0000000	0.00	0.0000000
June 3, 2025	144,108,646.00	0.0000000	0.00	0.0000000	0.00	0.0000000
December 3, 2025	0.00	0.0000000	0.00	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default,” “Possible Refinancing of Certificates” and “Description of the Equipment Notes—Redemption,” or, with respect to the Class C(R) Trust only, a special distribution attributable to unused Deposits after the Class C(R) Certificate Financing Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreement—Unused Deposits” and “—Distribution Upon Occurrence of Triggering Event.” If the principal payments scheduled for a Regular Distribution Date prior to the Class C(R) Certificate Financing Termination Date are changed, notice thereof will be mailed by the Trustee to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders of such Trust promptly after the Class C(R) Certificate Financing Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

On each Distribution Date, the Paying Agent and the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate face amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

(a)	The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

(b)	The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c)	The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d)	The amount of such distribution under the Escrow Agreement allocable to interest.

(e)	The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f)	The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the Paying Agent and the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

In addition, after the end of each calendar year, the Paying Agent and the applicable Trustee will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to such Trust for such calendar year or, in the event such person was a Certificateholder of such Trust during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such Trust shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the Paying Agent and the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from American. (Trust Supplements, Section 3.01(e))

Indenture Defaults and Certain Rights Upon an Indenture Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Defaults, Notice and Waiver” for a list of Indenture Defaults.

Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or foreclose and sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

The market for the Aircraft or the Equipment Notes at the time of the existence of an Indenture Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, or if any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Notes or any other Trust Property held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The applicable Trustee shall not be deemed to have knowledge of any default unless a responsible officer of the Trustee has received written notice of such default, provided, however, that the Trustee shall be deemed to have notice of any failure to receive Scheduled Payments. (Section 7.02) The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Certificate Buyout Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each Certificateholder of the same Class:

•	The Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates on the third Business Day next following the expiry of such 15-day notice period.

•	After the Class C Certificate Refinancing Date, the Class C(R) Certificateholders (other than American or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates and the Class B Certificates on the third Business Day next following the expiry of such 15-day notice period.

Also see “Possible Refinancing of Certificates.” In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American shall have abandoned any Aircraft.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

•	Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American will be prohibited from consolidating with or merging into any other person under circumstances in which the Company is not the surviving corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

•	the surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the surviving successor or transferee corporation shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”))

holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code;

•	the surviving successor or transferee corporation shall expressly assume all of the obligations of American contained in the Basic Agreement and any Trust Supplement, each Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents;

•	if the Aircraft are, at the time, registered with the FAA, the transferee or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code or, if the Aircraft are, at the time, not registered with the FAA, the transferee or successor entity makes such filings and recordings with the applicable aviation authority and with the International Registry, as are necessary to evidence such consolidation or merger;

•	American shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions, if so requested by any Trustee; and

•	after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

The Basic Agreement, the Trust Supplements, the Note Purchase Agreements, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of American, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or the AAG Guarantee, without the consent of the holders of any of the Certificates of the related Trust, including, among others:

•	To evidence the succession of another corporation to American and the assumption by such corporation of American’s obligations under such Pass Through Trust Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement or the related Liquidity Facility or, if applicable, to evidence the succession of another corporation to American Airlines Group Inc. and the assumption of such successor of the covenants of American Airlines Group Inc. contained in the Pass Through Trust Agreement or the obligations of AAG under the AAG Guarantee.

•	To add to the covenants of American or American Airlines Group Inc. for the benefit of holders of such Certificates or to surrender any right or power conferred upon American or American Airlines Group Inc. in such Pass Through Trust Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement or the related Liquidity Facility.

•

To correct or supplement any provision of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or the AAG Guarantee, which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the related Liquidity Facility or the AAG Guarantee, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the

Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or the AAG Guarantee, as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates.

•	To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or the AAG Guarantee, to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or the AAG Guarantee such other provisions as may be expressly permitted by the Trust Indenture Act.

•	To (i) evidence and provide for the acceptance of appointment by a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or the AAG Guarantee, (ii) add to or change any provision under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or the AAG Guarantee as necessary to provide for the administration of the applicable Trust by more than one Trustee or (iii) provide multiple Liquidty Facilities with respect to one or more Trusts, if applicable.

•	To provide certain information to the Trustee as required in such Pass Through Trust Agreement.

•	To add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	To provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette.

•	To correct or supplement the description of any property constituting property of such Trust.

•	To modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreements or any Participation Agreement to reflect the substitution of any Aircraft.

•	To comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement or any other agreement or instrument related to any Certificates under the Trust Indenture Act.

•	To make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued.

Except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of

Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreements, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft or any Liquidity Facility or AAG Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any reissued certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such reissued certificates, and other matters incidental thereto or as otherwise contemplated by the Basic Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreements and the Intercreditor Agreement. (Trust Supplements, Section 6.02). See “Possible Refinancing of Certificates.”

In each case, such modification or supplement may not adversely affect the status of the Trust as an entity that is not treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or AAG Guarantee to the extent applicable to such Certificateholders or modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the applicable Note Purchase Agreement, the related Liquidity Facility or AAG Guarantee. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

•	Reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•	Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement or the Intercreditor Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•	Reduce the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

•	Modify any of the provisions relating to the rights of the Certificateholders in respect of certain amendments, waiver of events of default or receipt of payment.

•	Modify the AAG Guarantee in a manner materially adverse to the interests of the Class A Certificateholders or Class B Certificateholders.

•	Adversely affect the status of any Trust as an entity that is not treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the AAG Guarantee or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice, except in the case when consent of Certificateholders is not required under the applicable Pass Through Trust Agreement. Such Trustee shall request from the Certificateholders a direction as to:

•	Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•	Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•	As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note, the AAG Guarantee or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by American or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not American or an affiliate of American.

Obligation to Purchase Equipment Notes

The Class A Trustee, the Class B Trustee and the Class C Trustee purchased Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes, respectively, with respect to the Aircraft pursuant to the terms of the Series A/B Note Purchase Agreement and the Series C Note Purchase Agreement. The Class C(R) Trustee will be obligated to purchase the Series C(R) Equipment Notes issued with respect to the Aircraft on the Class C Certificate Refinancing Date, subject to the terms and conditions of the Series C(R) Note Purchase Agreement.

Pursuant to each Indenture, American must redeem the existing Series C Equipment Notes and issue Series C(R) Equipment Notes on or prior to the final maturity date of the Series C Equipment Notes, if any Series C(R) Equipment Notes are to be issued, which is expected to take place on the Class C Certificate Refinancing Date. The Series C(R) Note Purchase Agreement provides for the relevant parties to enter into amendments to the Intercreditor Agreement, the Existing Indentures and the Existing Participation Agreements relating to the refinancing with respect to each Aircraft in substantially the forms attached to the Series C(R) Note Purchase Agreement. The Series C Equipment Notes will be redeemed on the date of the issuance of the Series C(R) Equipment Notes that will be acquired by the Class C(R) Trust. American provided notice of its intent to redeem the Series C Equipment Notes on April 30, 2018 and expects to effect the redemption on June 1, 2018.

The description of such financing agreements in this prospectus supplement is based on the Existing Indentures, the Existing Participation Agreements and the forms of amendments attached to the Series C(R) Note Purchase Agreement. However, the terms of the financing agreements with respect to the Series C(R) Equipment Notes actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted, under the Note Purchase Agreements, the terms of such agreements must not vary the Required Terms. In addition, American is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider. American must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Series C(R) Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Series C(R) Equipment Notes that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Series C(R) Equipment Notes after the Class C(R) Certificate Financing Termination Date.

The “Required Terms,” as defined in the Series C(R) Note Purchase Agreement, mandate that:

•	The initial principal amount and principal amortization schedule for each of the Equipment Notes issued with respect to each Aircraft shall be as set forth in the table for that Aircraft included in Appendix V.

•	The interest rate applicable to each Series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust.

•	The payment dates for the Equipment Notes must be June 3 and December 3.

•	The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

•	(a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, the Securities Intermediaries, Subordination Agent, Liquidity Providers, Trustees, the Escrow Agent and registered holders of the Equipment Notes (in such capacity, the “Noteholders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreement attached as an exhibit to the Series C(R) Note Purchase Agreement.

•	In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Noteholders under all the Indentures of a first priority security interest in the Aircraft and certain of American’s rights under warranties with respect to the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults (including cross-defaults among Indentures) and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•	In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, the release of any recorded liens on the Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA and the registration of certain interests with the International Registry under the Cape Town Treaty, (ii) to the provisions restricting the Noteholder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•	In the case of all of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Noteholders, the Subordination Agent, the Liquidity Providers, the Securities Intermediaries or the Loan Trustee in the definition of “Make-Whole Premium.”

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Noteholders, the Subordination Agent, the Liquidity Provider, the Securities Intermediaries, the Loan Trustee or the Certificateholders.

Termination of the Trusts

The obligations of American and the applicable Trustee with respect to a Trust will terminate upon the distribution to the Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

The Trustees

The Trustee for each of the Class A Trust, the Class B Trust and the Class C Trust is, and for the Class C(R) Trust will be, Wilmington Trust Company. The Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

Book-Entry; Delivery and Form

General

The Class A Certificates, the Class B Certificates and the Class C Certificates are and, upon issuance, the Class C(R) Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect DTC Participants”). Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg.

So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive Certificates are issued under the limited circumstances described below under “—Physical Certificates,” all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Exchange Act.

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•	any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the principal amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical Certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.

Unless and until physical Certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only physical Certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the SEC.

A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical Certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither American nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Certificates of any Trust are registered in the name of DTC or its nominee, American will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from American, including the final distribution of principal with respect to the Certificates of such Trust.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Physical Certificates

Physical Certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	American advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and neither such Trustee nor American is able to locate a qualified successor;

•	American elects to terminate the book-entry system through DTC; or

•	after the occurrence of a PTC Event of Default, Certificate Owners owning at least a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the availability of physical Certificates. Upon surrender by DTC of the global Certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical Certificates to the applicable Certificate Owners.

In the case of the physical Certificates that are issued, the applicable Trustee or paying agent will make distributions of principal, premium, if any, and interest with respect to such Certificates directly to holders in whose names the physical Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE DEPOSIT AGREEMENT

The following summary describes certain material terms of the Deposit Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Series C(R) Deposit Agreement, which will be filed by American with the SEC as an exhibit to a Current Report on Form 8-K.

General

Under the Escrow Agreement, the Escrow Agent will enter into a Deposit Agreement with the Depositary (the “Deposit Agreement”). Pursuant to the Escrow Agreement, the Depositary will establish a separate account into which the proceeds of this offering attributable to Certificates of the Class C(R) Trust and corresponding to the aggregate principal amount of the Series C(R) Equipment Notes that will be issued with respect to all Aircraft will be deposited (each, a “Deposit”) on behalf of such Escrow Agent. Pursuant to the Deposit Agreement, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the Certificateholders of the Class C(R) Trust, an amount equal to interest accrued on the Deposits relating to the Class C(R) Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Class C(R) Certificates. In connection with the redemption of the Series C Equipment Notes and issuance of Series C(R) Equipment Notes on the Class C Certificate Refinancing Date, the Class C(R) Trustee will request the Escrow Agent to withdraw from the Deposits funds sufficient to enable the Class C(R) Trustee to purchase the Series C(R) Equipment Notes issued with respect to each Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date for the Class C(R) Certificates, which is December 3, 2018. Any portion of any Deposit withdrawn that is not used to purchase such Series C(R) Equipment Notes will be re-deposited by the Class C(R) Trustee into an account relating to the Class C(R) Trust. The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

The Class C(R) Trustee’s obligation to purchase the Series C(R) Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, including the redemption in full of the Series C Equipment Notes with respect to all Aircraft, as set forth in the Series C(R) Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” No assurance can be given that all such conditions will be satisfied on or prior to the Class C Certificate Refinancing Date.

If any funds remain as Deposits on or after the maturity date for the Class C Certificates or, if earlier, upon the acquisition by Class C(R) Trust of the Series C(R) Equipment Notes with respect to all of the Aircraft (the “Class C(R) Certificate Financing Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Class C(R) Certificateholders after at least 15  days’ prior written notice.

Distribution Upon Occurrence of Triggering Event

If a Triggering Event shall occur prior to the Class C(R) Certificate Financing Termination Date, the Escrow Agent for the Class C(R) Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Class C(R) Certificateholders by the Paying Agent on behalf of the

Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the Class C(R) Certificate Financing Termination Date, the Class C(R) Trust will not acquire Series C(R) Equipment Notes issued with respect to Aircraft available to be financed after the occurrence of such Triggering Event.

Replacement of Depositary

If the Depositary’s short-term unsecured debt rating issued by Moody’s or long-term issuer credit rating issued by Fitch falls below the Depositary Threshold Rating or any such rating shall have been withdrawn or suspended, then American must, within 30 days of such event occurring, unless American shall have received a written confirmation from each Rating Agency to the effect that such downgrade of the Depositary will not result in a downgrade, withdrawal, suspension or reduction of the rating of each class of Certificates rated by such Rating Agency below the current rating for such Certificates, replace the Depositary with a new depositary bank (the “Replacement Depositary”) that has a short-term unsecured debt rating or long-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency without regard to any downgrading of any rating of the Depositary being replaced.

At any time prior to the Class C(R) Certificate Financing Termination Date, American may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a short-term unsecured debt rating or long-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency. There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or the each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

“Depositary Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s Investors Service, Inc. (“Moody’s”) and the long-term issuer credit rating of A- by Fitch Ratings Ltd. (“Fitch” and, together with Moody’s, the “Rating Agencies”).

Depositary

Natixis S.A., acting through its New York Branch, will act as depositary (the “Depositary”). Natixis S.A. is a French public limited corporation (société anonyme) with a board of directors (“Natixis”).

Natixis is a credit institution licensed as a bank in France. The New York Branch of Natixis is licensed by the Superintendent of Financial Services of the State of New York to conduct a banking business as a branch of a foreign bank. Natixis meets the Depositary Threshold Rating.

Natixis has long-term debt ratings from Moody’s, Standard & Poor’s and Fitch of “A2”, “A” and “A+”, respectively, and short-term debt ratings from Moody’s, Standard & Poor’s and Fitch of “P-1”, “A-1” and “F1”, respectively.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis had €520 billion of consolidated assets and €21 billion equity capital group share as of December 31, 2017. Excluding exceptional items to reported data, Natixis had net revenues of €2,506 million for the quarter ended December 31, 2017.

Natixis is listed on the Paris stock exchange. Its primary shareholder is BPCE, which holds approximately 71% of its share capital (excluding treasury shares) as of December 31, 2017. The remainder is publicly traded. Natixis’ registered office is at 30, avenue Pierre Mendès France, 75013 Paris, France.

Natixis will provide without charge a copy of its most recently publicly available annual report. Written requests should be directed to Corporate Secretary, NATIXIS, 1251 Avenue of the Americas, New York, New York 10020; telephone (212) 872-5000.

DESCRIPTION OF THE ESCROW AGREEMENT

The following summary describes certain material terms of the escrow and paying agent agreement with respect to the Class C(R) Trust (the “Escrow Agreement”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement, which will be filed by American with the SEC as an exhibit to a Current Report on Form 8-K.

Wilmington Trust, National Association, as escrow agent in respect of the Class C(R) Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of the Class C(R) Trust (the “Paying Agent”), the Class C(R) Trustee and the Underwriter will enter into the Escrow Agreement for the benefit of the Class C(R) Certificateholders as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Class C(R) Certificates in an amount equal to the initial aggregate principal amount of the Series C(R) Equipment Notes that will be issued with respect to all Aircraft will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to the Class C(R) Trust. The Escrow Agent shall permit the Class C(R) Trustee to cause funds to be withdrawn from such Deposits on or prior to the Class C(R) Certificate Financing Termination Date to allow such Trustee to purchase the Series C(R) Equipment Notes pursuant to the Series C(R) Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts which will be affixed by the Class C(R) Trustee to each Class C(R) Certificate (collectively, “Escrow Receipts”). Each Escrow Receipt will evidence the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and will be limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits.

Certain Modifications of the Escrow Agreement and Series C(R) Note Purchase Agreement

The Series C(R) Note Purchase Agreement contains provisions requiring the Class C(R) Trustee, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreement and the Note Purchase Agreements as may be necessary or desirable, in the event that the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreement with replacement deposit agreements.

The Escrow Agent

Wilmington Trust, National Association will be the Escrow Agent under the Escrow Agreement. The Escrow Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Paying Agent

Wilmington Trust Company will be the Paying Agent under the Escrow Agreement. The Paying Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

DESCRIPTION OF THE LIQUIDITY FACILITIES

There will be no liquidity facility for the Class C(R) Trust. The following summary describes certain material terms of the Liquidity Facilities for the Class A Trust and Class B Trust and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement. Copies of the Liquidity Facility with respect to the Class A Trust and the Liquidity Facility with respect to the Class B Trust were filed as exhibits to US Airways’ Current Report on Form 8-K filed with the SEC on December 13, 2012. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

Landesbank Hessen-Thüringen Girozentrale (the “Liquidity Provider”), has entered into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to the Class A Trust and the Class B Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class A Certificates or the Class B Certificates (other than any amount of interest that was due and payable on the Class A Certificates or the Class B Certificates on such Regular Distribution Date but that remains unpaid due to the Depositary’s failure to pay any amount of accrued interest on that date), the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility is expected to provide an amount sufficient to pay interest on the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rates shown on the cover page of this prospectus supplement for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to the Class A Trust and Class B Trust may be replaced by one or more other entities under certain circumstances. The Class C Certificates do not have, and the Class C(R) Certificates will not have, the benefit of a liquidity facility.

Drawings

The aggregate amount available under the Liquidity Facility for the Class A Trust and the Class B Trust at June 3, 2018, the first Regular Distribution Date on or after the Class C Certificate Refinancing Date, assuming that the Series C Equipment Notes with respect to each Aircraft are redeemed, the Series C(R) Equipment Notes are issued with respect to each Aircraft and all interest and principal due on or prior to such Regular Distribution Date is paid, will be as follows:

Trust	Available Amount
Class A	$19,888,287
Class B	$9,693,433

Except as otherwise provided below, the Liquidity Facility for the Class A Trust and the Class B Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any such Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class A Trust and the Class B Trust initially $29,006,590 and $12,967,189, respectively, and has been and will be reduced from time to time as described below.

“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on the corresponding Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5) In addition, the Liquidity Facility with respect to each applicable Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Available Commitment under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or a Termination Notice shall have been delivered under such Liquidity Facility. (Intercreditor Agreement, Section 3.5(g)) On the first Regular Distribution Date and on each date on which the Pool Balance of a Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for the applicable Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which American is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

Replacement of Liquidity Facilities

If at any time the long-term unsecured debt rating or long-term credit rating, as the case may be, of the Liquidity Provider then issued by any Rating Agency is downgraded to lower than the Liquidity Threshold Rating issued by such Rating Agency (including any subsequent downgrading by such Rating Agency if it had previously provided a confirmation of the type referred to in the following parenthetical) or if any such rating has been withdrawn or suspended (unless the Rating Agency issuing such downgrade, withdrawal or suspension shall have confirmed in writing on or prior to the date 25 Business Days after any such downgrading, withdrawal or suspension by Fitch or 30 days after any such downgrading, withdrawal or suspension by Moody’s or Standard & Poor’s that such downgrading, withdrawal or suspension will not result in the downgrading, withdrawal or suspension of the ratings of the related Class of Certificates issued by such Rating Agency), and the applicable Liquidity Facility is not replaced with a Replacement Facility within 30 days after such downgrading, withdrawal or suspension and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (a “Downgrade Drawing”). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

A “Replacement Facility” for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a long-term unsecured debt rating or long-term issuer credit rating, as the case may be, issued by the applicable Rating Agency which are equal to or higher than the Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and, to the extent applicable, rights as Controlling Party) under the Intercreditor Agreement as the Liquidity Provider being replaced.

“Liquidity Threshold Rating” means the long-term unsecured debt rating of A3 by Moody’s and the long-term credit rating of BBB- by Fitch and BBB by S&P.

If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for a Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special

Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the Cash Collateral Account and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreement, Section 3.5(m))

The Liquidity Facility for each of the Class A Trust and the Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	December 13 of any year immediately following the date on which the Liquidity Provider provides written notice to the Subordination Agent that its obligations thereunder shall not be extended beyond such anniversary date.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment in accordance with the Intercreditor Agreement and the related Pass Through Trust Agreement.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”).

•	The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from such Liquidity Provider.

•	The date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

The initial Liquidity Facilities are scheduled to expire on the fifteenth day after the applicable Final Maturity Date for the related Class of Certificates. If any Replacement Facility is scheduled to expire on a date that is prior to such fifteenth day for the related Class of Certificates and if, prior to the 25th day immediately preceding the scheduled expiration date (the “Notice Date”), the relevant replacement Liquidity Provider shall not have extended the applicable Replacement Facility to the earlier of 364 days after the Notice Date or such fifteenth day or shall have advised the Subordination Agent that such Liquidity Facility will not be so extended, and on or before the Notice Date such Replacement Facility shall not have been replaced, such Replacement Facility will be drawn in full up to the then Maximum Available Commitment under such Replacement Facility (a “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Replacement Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Replacement Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Subject to certain limitations, American may, at its option, arrange for Replacement Facilities at any time to replace the Liquidity Facilities for both the Class A Trust and the Class B Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if the Liquidity Provider shall determine not to extend any Liquidity Facility, then the Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings, Special Termination Drawing and Final Drawing

Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third Business Day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 4.5% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.5% per annum. Any Special Termination Drawing under the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates, which will accrue interest at the same rate as an Interest Drawing) will accrue interest at the Base Rate plus a specified margin per annum from the date of the drawing to (but excluding) the third Business Day following receipt of notice of such Special Termination Drawing and thereafter will accrue interest at LIBOR for the applicable interest period plus a specified margin per annum.

“Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (the “Federal Funds Rate”), plus (b) one quarter of one percent ( 1/4 of 1%).

“LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two Business Days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period; provided that if the LIBOR rate determined as provided above for any interest period would be less than 1.25% per annum, then the LIBOR rate for such interest period shall be deemed to be 1.25% per annum.

“Market Disruption Base Rate” means, with respect to any interest period, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates (each change in the Prime Lending Rate to be effective as of the date of publication in The Wall Street Journal of a “Prime Lending Rate” that is different from that published on the preceding Business Day); provided that in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Lending Rate, the Liquidity Provider shall choose a reasonably comparable index or source to use as the basis for the “Prime Lending Rate” and (c) LIBOR plus the excess of the Liquidity Provider’s cost of funds over LIBOR.

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, LIBOR determined or to be determined for the current or the immediately succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining LIBOR advances, such Liquidity Provider shall give notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the applicable Liquidity Facility shall bear interest at the Market Disruption Base Rate until the interest period that immediately follows the withdrawal of such Rate Determination Notice. Each applicable Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings and Non-Extension Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period plus 4.5% per annum.

Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, at the Base Rate plus a specified margin per annum from the date of drawing to (but excluding) the third Business Day following receipt of notice of such Downgrade Drawing and thereafter, will accrue interest at LIBOR for the applicable interest period plus a specified margin per annum and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period plus 4.5% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	The acceleration of all of the Series A Equipment Notes and the Series B Equipment Notes, or

•	Certain bankruptcy or similar events involving American. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:

•	Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any drawings remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•	All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The Liquidity Provider for the Class A Certificates and the Class B Certificates is Landesbank Hessen-Thüringen Girozentrale. The Liquidity Provider meets the Liquidity Threshold Rating.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Existing Intercreditor Agreement, as amended on the Class C Certificate Refinancing Date to provide for the issuance of the Class C(R) Certificates and the redemption of the Series C Equipment Notes (the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Existing Intercreditor Agreement, which was filed as an exhibit to a Current Report on Form 8-K by US Airways with the SEC on December 13, 2012.

Intercreditor Rights

General

The Equipment Notes relating to each Trust are or will be registered in the name of, and held in trust by, the Subordination Agent, as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.1(a))

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The Controlling Party will be:

•	The Class A Trustee.

•	Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•	Upon payment of Final Distributions to the holders of Class B Certificates, the Class C(R) Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that, in each case, has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and (z) the date on which all Series A Equipment Notes and Series B Equipment Notes shall have been accelerated, except to the extent subject to the 60-Day Period (provided that if such acceleration occurs prior to the Class C(R) Certificate Financing Termination Date, the aggregate principal amount thereof exceeds $200,000,000), the Liquidity Provider with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, each Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies.”

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the applicable Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of American, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (whether by posting on DTC’s Internet board or otherwise) and to each Liquidity Provider that has not made a Final Drawing. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and to each Liquidity Provider that has not made a Final Drawing for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any holder of Class B Certificates or of Class C(R) Certificates gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Rights of Certificateholders”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such Class of Certificates on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•

To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider, pro rata based on the amount owed, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or any Trustee or Liquidity Provider or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•	To the Liquidity Providers, pro rata based on the amount owed (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Liquidity Providers, pro rata based on the amount owed (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To (i) the Liquidity Providers, pro rata based on the amount owed, to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to the Subordination Agent to fund or replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

•	To the Subordination Agent, any Trustee or any Certificateholder, pro rata based on the amount owed, to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special

Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class C(R) Trustee (a) to the extent required to pay accrued and unpaid Class C(R) Adjusted Interest on the Class C(R) Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class C(R) Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

•	To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

•	To the Class C(R) Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C(R) Certificates (other than Class C(R) Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class C(R) Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes, if any, held in the Class C(R) Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class C Trustee to the extent required to pay Expected Distributions on the Class C(R) Certificates.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to such Certificates, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the “Non-Performing Equipment Notes”) held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to such Certificates, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

“Class B Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class B Certificates, December 13, 2012) and ending on, but excluding, the Current Distribution Date, on the Preferred B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class B Certificates, December 13, 2012) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Class C(R) Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C(R) Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class C(R) Certificates, the Class C(R) Issuance Date) and ending on, but excluding, the Current Distribution Date, on the

Preferred C(R) Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C(R) Pool Balance for each Series C(R) Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C(R) Equipment Note), for each day during the period, for each such Series C(R) Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class C(R) Certificates, the Class C(R) Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C(R) Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Preferred C(R) Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class C(R) Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C(R) Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series C(R) Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C(R) Equipment Note, (ii) the outstanding principal amount of each Series C(R) Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C(R) Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C(R) Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C(R) Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C(R) Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series C(R) Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series C(R) Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C(R) Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C(R) Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by American under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

Certain Communications with Certificateholders

Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•	After a bankruptcy of American, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by American under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•	To the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines (as defined in the Indentures). American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•	The current Pool Balance of the Certificates, the Preferred B Pool Balance, the Preferred C(R) Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

•	The amounts currently owed to each Liquidity Provider.

•	The amounts drawn under each Liquidity Facility.

•	After an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts hold, or are expected to hold, the Equipment Notes issued for, and secured by, each of the following eleven (11) aircraft: (a) six (6) Airbus A321-211 aircraft delivered new to American from May 2013 to July 2013, (b) one (1) Airbus A321-231 aircraft delivered new to American in August 2013 and (c) four (4) Airbus A330-243 aircraft delivered new to American from May 2013 to October 2013. Each Aircraft is owned and is being operated by American. The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of (a) the six Airbus A321-211 aircraft to be refinanced pursuant to this offering, (b) the one Airbus 321-231 aircraft to be refinanced pursuant to this offering and (c) the four Airbus 330-243 aircraft to be refinanced pursuant to this offering.

The Airbus A321-211 aircraft and Airbus A321-231 aircraft are narrow body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Airbus A321-211 and Airbus A321-231 aircraft is 187 passengers. The six (6) Airbus A321-211 aircraft are powered by two CFM56-5B3/3B1 engines manufactured by General Electric and the one (1) Airbus A321-231 aircraft is powered by two V2533-A5 engines manufactured by IAE International Aero Engines.

The Airbus A330-243 aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the Airbus A330-243 is 247 passengers. The four (4) Airbus A330-243 aircraft are powered by two Rolls Royce Trent 772B-60 engine manufactured by Rolls Royce plc. The Airbus A330-243 is approved for ETOPS.

The Appraisals

The table below sets forth the appraised values of the aircraft that will secure the Series C(R) Equipment Notes that are expected to be purchased by the Class C(R) Trust on the Class C(R) Issuance Date, as determined by the Appraisers, and certain additional information regarding such Aircraft. Under the Series C(R) Note Purchase Agreement, the following 11 aircraft are expected to be refinanced in this offering: (a) the six Airbus A321-211 aircraft listed below, (b) the one Airbus 321-231 aircraft listed below and (c) the four Airbus 330-243 aircraft listed below.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month	Appraiser’s Valuations			Appraised Value(1)
				AISI	BK	mba
A321-211	N152UW	5588	May 2013	$38,460,000	$34,550,000	$39,250,000	$37,420,000
A321-211	N153UW	5594	May 2013	38,460,000	34,550,000	39,250,000	37,420,000
A321-211	N154UW	5644	June 2013	38,460,000	34,550,000	39,470,000	37,493,333
A321-211	N155UW	5659	June 2013	38,460,000	34,550,000	39,470,000	37,493,333
A321-211	N156UW	5684	July 2013	38,460,000	34,850,000	39,700,000	37,670,000
A321-211	N157UW	5696	July 2013	38,460,000	34,850,000	39,700,000	37,670,000
A321-231	N567UW	5728	August 2013	38,540,000	35,950,000	40,770,000	38,420,000
A330-243(2)	N286AY	1415	May 2013	65,150,000	65,750,000	68,150,000	65,750,000
A330-243(2)	N287AY	1417	May 2013	65,150,000	65,750,000	68,150,000	65,750,000
A330-243(2)	N288AY	1441	August 2013	65,150,000	66,350,000	69,330,000	66,350,000
A330-243(2)	N289AY	1455	October 2013	65,150,000	66,950,000	70,120,000	66,950,000

Total				$529,900,000	$508,650,000	$553,360,000	$528,386,667

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft as appraised by the Appraisers as of the date of the appraisals. Such appraisals indicate the appraised base value of such Aircraft, which assumes the maintenance status of such Aircraft or otherwise takes such maintenance status into account at or around the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	This aircraft is approved for ETOPS.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of each Aircraft as of the respective dates of the appraisals based on appraised base value, which assumes the maintenance status of such Aircraft or otherwise takes such maintenance status into account at or around the time of the related appraisal. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal, the BK appraisal and the mba appraisal are each dated April 25, 2018. The appraised values provided by AISI, by BK and by mba are presented as of March 31, 2018. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on base value and on various significant assumptions and methodologies which vary among the appraisals. In particular, the appraisals of each of the Aircraft indicated the appraised base value of such Aircraft, which assumes the maintenance status of such Aircraft or otherwise takes such assumed maintenance status into account at or around the time of such appraisal for the aircraft. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic, and airline industry conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft, the time period in which the Aircraft is sought to be sold, and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements, the Series A/B Note Purchase Agreement, each of which was filed by US Airways with the SEC as an exhibit to a Current Report on Form 8-K on December 13, 2012. The Series C Note Purchase Agreement (including copies of the form of second amendment to Existing Indenture and the form of second amendment to Existing Participation Agreement) was filed as an exhibit to US Airways’ Current Report on Form 8-K filed on June 6, 2013. Copies of the form of Indenture Amendment, the form of Participation Agreement Amendment, and the Series C(R) Note Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

Under the Existing Note Purchase Agreements, American (as successor by merger with US Airways) entered into a secured debt financing with respect to each Aircraft whereby the American issued Series A Equipment Notes, Series B Equipment Notes and Series B Equipment Notes with respect to each Aircraft. The Existing Note Purchase Agreements provided for the relevant parties to enter into a respective Existing Participation Agreement and Existing Indenture relating to the financing of each Aircraft in substantially the forms attached to the Existing Note Purchase Agreements. On and subject to the terms and conditions of the Series C(R) Note Purchase Agreement and the applicable Participation Agreements and Indentures, American agrees to enter into a refinancing of the Series C Equipment Notes issued with respect to each Aircraft on or prior to the Class C(R) Certificate Financing Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement Amendment and an Indenture Amendment relating to such refinancing that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

The description of such financing agreements with respect to the Aircraft in this prospectus supplement is based on the forms of such agreements annexed to the Series C(R) Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted, under the Series C(R) Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, American will be obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. American must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Series C(R) Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

American has issued equipment notes in three series with respect to each Aircraft prior to the date of this prospectus supplement, the “Series A Equipment Notes,” the “Series B Equipment Notes” and the “Series C Equipment Notes.” The Class A Trustee, the Class B Trustee and the Class C Trustee has purchased the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes, respectively, with respect to each such Aircraft from American pursuant to a trust indenture and security agreement with respect to each such Aircraft (as amended prior to the date hereof, each an “Existing Indenture” and collectively, the “Existing Indentures”), each dated as of the applicable closing date for such Aircraft, among American (as successor by merger with US Airways), Wilmington Trust, National Association, as securities intermediary thereunder (in such capacity with respect to each Indenture, a “Securities Intermediary”) and Wilmington Trust Company, as indenture trustee thereunder (in such capacity with respect to each Indenture, a “Loan Trustee”) and the related participation agreement with respect to such Aircraft (as amended prior to the date hereof, a “Existing Participation Agreement” and collectively, the “Existing Participation Agreements”),

American has elected to redeem the existing Series C Equipment Notes with respect to each Aircraft with the proceeds of this offering and issue a new series of equipment notes (the “Series C(R) Equipment Notes” and, together with the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes, the “Equipment Notes”) with respect to each Aircraft on the Class C Certificate Refinancing Date, to be subordinated in right of payment to the Series A Equipment Notes and the Series B Equipment Notes. (Indentures, Section 2.02) Under the applicable Indentures, American will redeem the existing Series C Equipment Notes with respect to each Aircraft and issue a Series C(R) Equipment Notes with respect to each Aircraft on the Class C Certificate Refinancing Date. The Series C(R) Note Purchase Agreement provides for the relevant parties to enter into amendments to the Intercreditor Agreement, the Existing Indentures and the Existing Participation Agreements relating to the refinancing with respect to each Aircraft in substantially the forms attached to the Series C(R) Note Purchase Agreement. The Series C Equipment Notes will be redeemed on the date of the issuance of the Series C(R) Equipment Notes that will be acquired by the Class C(R) Trust.

Pursuant to an amendment (each, a “Participation Agreement Amendment” and collectively, the “Participation Agreement Amendments”) to the Existing Participation Agreement with respect to each Aircraft (each such Existing Participation Agreement as so amended, the “Participation Agreement” and collectively, the “Participation Agreements”), the Class C(R) Trust will purchase from American the Series C(R) Equipment Notes to be issued with respect to each Aircraft pursuant to an amendment (each, an “Indenture Amendment” and collectively, the “Indenture Amendments”), to be dated as of the Class C(R) Issuance Date, to the Existing Indenture with respect to each Aircraft (each such Existing Aircraft Indenture as so amended, the “Indenture” and collectively, the “Indentures”).

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•	Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series C(R) Equipment Notes.

•	Series C(R) Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued in respect of such Aircraft.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in “Summary of Terms of Certificates” of this prospectus supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on June 3 and December 3 of each year. Scheduled payments of interest commenced, in the case of the Series A Equipment Notes and Series B Equipment Notes, on June 3, 2013 and, in the case of the Series C Equipment Notes, on December 3, 2013 and Scheduled Payments of interest will commence, in the case of the Series C(R) Equipment Notes, on December 3, 2018. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. (Indentures, Section 2.02)

Scheduled principal payments on the Series A and the Series B Equipment Notes will be made on June 3 and December 3 in certain years. The entire principal amount of the Series C(R) Equipment Notes is scheduled to be paid on June 3, 2023. See “Description of the Certificates—Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest. (Indentures, Section 2.02)

American is also required to pay under each Indenture such Indenture’s pro rata share of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and of compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent. (Indentures, Section 2.02)

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by American under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.09)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American, provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the Series B Equipment Notes or the Series C(R) Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such Series. See “Possible Refinancing of Certificates.” The redemption price in the case of any optional redemption of Equipment Notes will be equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.10)

“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:

Make-Whole Spread
Series A Equipment Notes	0.50%
Series B Equipment Notes	0.50%
Series C(R) Equipment Notes	%

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date. (Indentures, Annex A)

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes issued with respect to each Aircraft are secured, and the Series C(R) Equipment Notes will be secured, by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of American’s rights under warranties with respect to the Aircraft.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Securities Intermediary under such Indenture for such other Equipment Notes. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.

See Appendix IV to this prospectus supplement for tables setting forth the projected loan to value ratios for each of the Aircraft securing the Equipment Notes.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 4.05)

Cash

Cash, if any, held from time to time by the Securities Intermediary with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Securities Intermediary, at the direction of American, in investments described in the related Indenture. (Indentures, Section 6.06)

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the LTVs for the Series A Equipment Notes, Series B Equipment Notes and Series C(R) Equipment Notes issued or to be issued in respect of each Aircraft as of June 3, 2018 (the first Regular Distribution Date that is on or after the Class C Certificate Refinancing Date) and as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series C(R) Equipment Notes, the outstanding balance of the Series A Equipment Notes and the Series B Equipment Notes assumed to be issued and outstanding under the relevant Indentures plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)

Indenture Defaults, Notice and Waiver

Events of default under each Indenture (“Indenture Defaults”) will include:

•	the failure by American to pay any amount, when due, under such Indenture or under any Equipment Note issued under such Indenture that continues for ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, for more than ten Business Days after American receives written notice from the related Loan Trustee;

•	the failure to carry and maintain (or cause to be maintained) insurance with respect to the Aircraft, Airframe and Engines required under such Indenture;

•	the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Agreement that continues for a period of 30 days after American receives written notice from the Loan Trustee under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Default for a period of 270 days after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in such Indenture or certain related documents proves to have been untrue or inaccurate in any material respect when made, such untrue or inaccurate representation or warranty is material at the time in question and the same and remains unremedied for a period of 30 days after American receives written notice from the Loan Trustee under such Indenture;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•	the occurrence and continuance of an Indenture Default under any other Indenture;

provided that notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Indenture Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “—Certain Provisions of the Indenture—Events of Loss.” (Indentures, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement—Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without Make-Whole Premium). If certain events of bankruptcy, reorganization or insolvency occur with respect to American, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue interest and other amounts due on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 5.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “Equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-Day Period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing defaults and, subsequently, the debtor cures all future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of

Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of Equipment first placed in service on or prior to October 22, 1994.

It is a condition to the Class C(R) Trustee’s obligation to purchase the Series C(R) Equipment Notes with respect to each Aircraft that outside counsel to American, which is expected to be Latham & Watkins LLP, provide its opinion to such Trustee that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, American holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Defaults, Notice and Waiver.”

The opinion of Latham & Watkins LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of Latham & Watkins LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Agreements” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement and Operative Agreements may not be amended or modified, except to the extent indicated below. (Indentures, Section 10.01(a))

Any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) correct or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any replacement Airframe or replacement Engine; (vii) add to the covenants of American for the benefit of the Noteholders under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (viii) add to rights of the Noteholders; (ix) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; and (x) provide for the reissuance of the Series B Equipment Notes (and Related Series B Equipment Notes) or the Series C(R) Equipment Notes (and Related Series C(R) Equipment Notes), the issuance of new Series C(R) Equipment Notes (and Related Series C(R) Equipment Notes), and the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes or Series C(R) Equipment Notes and make changes relating to any of the foregoing, and provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider”)); provided that such Series B Equipment Notes or Series C(R) Equipment Notes, as the case may be, are issued in accordance with the Series C(R) Note Purchase Agreement and the Intercreditor Agreement. See “Possible Refinancing of Certificates.” (Indentures, Section 10.01(b))

Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any lien or security interest with respect to the property subject to the lien of such Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto, except as provided in such Indenture, or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

Indemnification

American will be required to indemnify each Loan Trustee, each Securities Intermediary, each Liquidity Provider, the Subordination Agent, each Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Indentures, Section 8.01)

No Loan Trustee will be required to take any action or refrain from taking any action unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 6.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance and Operation

American is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to American, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification, during periods of grounding by applicable governmental authorities, during periods when the FAA or other applicable aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, and except where failure to do so results in minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof or to the extent American or any lessee is contesting in good faith the validity or application of any law or requirement relating to such certification in any manner that does not create a material risk of sale, loss or forfeiture of the Aircraft or the interest of the Loan Trustee therein). (Indentures, Section 4.02(d))

American will agree not to maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except immaterial or non-recurring violations with respect to which corrective measures are taken promptly by American or a lessee and except to the extent American (or any permitted lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 4.02(c))

American or any lessee must make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except where failure to do so results in immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by American or such lessee, and except for any requirement the validity or application of which is being contested in good faith by American or any lessee in any reasonable manner which does not materially adversely affect the Loan Trustee’s interest in the Aircraft, does not impair the Loan Trustee’s security interest or “international interest” in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. American may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. Such removable parts may be leased or financed by third parties other than the Loan Trustee. Notwithstanding the foregoing, American may install passenger convenience equipment owned by American or any lessee or by third parties and leased or otherwise furnished to American, and American may remove and not replace the same, so long as the installation of any such passenger convenience equipment does not impair or otherwise affect the rights and remedies of the Loan Trustee. (Indentures, Section 4.04(d))

Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 4.04(a))

Possession, Lease and Transfer

Each Aircraft may be operated by American or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02(a) and (b)) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration

American is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, American is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

So long as no Indenture Default exists, American has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))

Liens

American is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and American arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; (iv) any lien approved in writing by the relevant Loan Trustee; (v) salvage or other similar rights of issuers under policies required to be maintained by American under the relevant Indenture; and (vi) any other lien as to which American has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Annex A and Section 4.01)

Replacement of Parts; Alterations

American is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. (Indentures, Section 4.04(a)) American or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. (Indentures, Sections 4.04(a) and (d))

Insurance

American is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence, such proceeds will be payable directly to American so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

In addition, American is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the greater of (i) the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by American of the same type and operating on similar routes as such Aircraft and (ii) certain specified minimums. With respect to a particular Aircraft, American may choose not to maintain cargo liability insurance, or may maintain a level of cargo liability insurance lower than the specified minimums set forth in the related Participation Agreement so long as such cargo liability is not less than the cargo liability insurance maintained for other Aircraft of the same make and model owned or leased and operated by American. (Indentures, Section 4.06 and Annex B)

American is also required to maintain war-risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if American (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in American’ fleet or 1.5% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

In respect of each Aircraft, American is required to name as additional insured parties the Loan Trustees, the Securities Intermediaries, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of American, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, American must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, American must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.09 and 4.05(a))

If American elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. American is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If American elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of American thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.09, 3.02 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.04(e))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•	The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•	Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•	As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of American’s business of passenger air transportation is prohibited for 180 consecutive days, unless American, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by American, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to American’s entire U.S. registered fleet of similar property and American, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by American, but in any event if such use shall have been prohibited for a period of three years.

•	With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A and Section 4.02(b)(i))

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 4.05)

POSSIBLE REFINANCING OF CERTIFICATES

American may elect to redeem and refinance Series B Equipment Notes or Series C(R) Equipment Notes then outstanding (any such refinanced Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. The Refinancing Equipment Notes may have different terms than the Equipment Notes they refinance. In such case, American will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by one or more new pass through trusts (each, a “Refinancing Trust”). The Refinancing Certificates relating to any refinanced Series B Equipment Notes may have the benefit of a liquidity facility.

The Trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates in the same manner that the corresponding class of refinanced Certificates were subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing) is contingent upon each Rating Agency providing written confirmation (each, a “Rating Agency Confirmation”) that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates that remains outstanding.

In the event that American redeems and reissues the Series B Equipment Notes such that (i) the related Refinancing Certificates have a maturity date that is later than the Final Maturity Date of the Class B Certificates (the “Original Class B Maturity Date”) that are refinanced (the “Maturity Trigger”), (ii) as of the date of issuance of the Refinancing Certificates, the Pool Balance of such Refinancing Certificates is expected to be higher on any date than the Pool Balance of the Class B Certificates was expected to be on such date when the Class B Certificates were originally issued (the “Pool Balance Trigger”) or (iii) the stated interest rate for the Refinancing Certificates is greater than the stated interest rate for the Series B Equipment Notes (the “Interest Rate Trigger”), each Class C(R) Certificateholder will have the right to require American to purchase its Class C(R) Certificates for an amount equal to the allocated Pool Balance thereof plus accrued interest but without Make-Whole Premium. Within 5 Business Days following the issuance of the Refinancing Certificates, American will send a notice to all Class C(R) Certificateholders, (i) specifying the initial aggregate face amount, stated interest rate, LTV and maturity date of such Refinancing Certificates and (ii) offering to repurchase the Class C(R) Certificates at the date specified in such notice, and pursuant to the procedures described therein. No later than 30 Business Days following delivery of such notice, American will be required to repurchase all Class C(R) Certificates properly tendered pursuant to such offer. Notwithstanding the foregoing, in the case of a Maturity Trigger only, American may delay the repurchase offer until a date that is no later than 30 Business Days prior to the Original Class B Maturity Date. American will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with any repurchase offer, and in the case of any conflict between any such law or regulation and the Class C(R) Trust Supplement, American will not be in breach of any obligation under the Class C(R) Trust Supplement by virtue of such compliance.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Class C(R) Certificateholders of the purchase, ownership and disposition of the Class C(R) Certificates and the associated Escrow Receipts. Except as otherwise specified, the summary is addressed to beneficial owners of Class C(R) Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Class C(R) Certificates as capital assets (“U.S. Certificateholders”). This summary does not address any existing holders of the Class C Certificates who purchase the Class C(R) Certificates. This summary also does not address the Medicare tax imposed on certain income or the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Class C(R) Certificates being taken into account in an applicable financial statement, tax-exempt entities, holders that will hold Class C(R) Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Class C(R) Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class C(R) Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class C(R) Trust is not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon it, and the imposition of any such taxes on the Class C(R) Trust could result in a reduction in the amounts available for distribution to the Class C(R) Certificateholders of the Class C(R) Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Class C(R) Certificates.

Tax Status of the Class C(R) Trust

Although there is no authority addressing the characterization of entities that are similar to the Class C(R) Trust in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, the Class C(R) Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

The Class C(R) Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “Taxation of Class C(R) Certificateholders Generally—

Class C(R) Trust Classified as Partnership” or as otherwise indicated below, the discussion below assumes that the Class C(R) Trust will be classified as a grantor trust. If the Class C(R) Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Class C(R) Trust’s gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Class C(R) Trust from the Series C(R) Equipment Notes and the Deposits will constitute qualifying income, and the Class C(R) Trust therefore will meet the 90% test described above, assuming that the Class C(R) Trust operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Class C(R) Certificateholders Generally

Class C(R) Trust Classified as Grantor Trust

Assuming that the Class C(R) Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the Deposits evidenced by the Escrow Receipts attached to the Class C(R) Certificates and in each of the Series C(R) Equipment Notes held by the Class C(R) Trust, the Class C(R) Trust’s contractual rights and obligations under the Series C(R) Note Purchase Agreement, and any other property held by the Class C(R) Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Series C(R) Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Deposits will likely be subject to the short-term obligation rules, with the result that all of the interest paid on such deposits will be treated as original issue discount (“OID”). Under those rules, OID will be treated as accruing on the Deposits ratably or, at the election of a U.S. Certificateholder, under a constant yield method, and, except as discussed immediately below, included in U.S. Certificateholders’ income as ordinary income as it so accrues. A U.S. Certificateholder that uses the cash method of tax accounting (with certain exceptions) will generally not be required to include OID in respect of the Deposits in income on a current basis, though they may be required to include interest in income as the interest is received. Such a U.S. Certificateholder using the cash method of accounting may not be allowed to deduct all of the interest paid or accrued on any debt incurred or continued to purchase or carry an interest in a Deposit until the maturity of such deposit or an earlier disposition of the Class C(R) Certificate in a taxable transaction unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class C(R) Trust as provided in Section 162 of the Code. Under current law, if a U.S. Certificateholder is an individual, estate or trust, no deduction for such holder’s share of such fees or expenses will be allowed under Section 212 of the Code. Certain fees and expenses, including fees paid to the Class C(R) Trustee, will be borne by parties other than the Class C(R) Certificateholders. It is possible that the payments related to such fees and expenses may be treated as constructively received by the Class C(R) Trust, in which event a U.S. Certificateholder may be required to include in income and may be entitled to deduct its pro rata share of such fees and expenses, subject to any applicable limitations discussed immediately above.

Class C(R) Trust Classified as Partnership

If the Class C(R) Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class C(R) Trust will be calculated at the Class C(R) Trust level, but the Class C(R)

Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Class C(R) Trust’s items of income and deduction on its tax return for its taxable year within which the Class C(R) Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Class C(R) Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Series C(R) Equipment Notes, plus its share of the Class C(R) Trust’s net income, minus its share of any net losses of the Class C(R) Trust, and minus the amount of any distributions from the Class C(R) Trust. In the case of an original purchaser of a Class C(R) Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class C(R) Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class C(R) Trust (a “Subordinated Trust,” and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Series C(R) Equipment Notes held by it because of the subordination of the Series C(R) Equipment Notes held by the Class C(R) Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•	any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but would require Subordinated Certificateholders on the cash method of accounting to recognize income before cash is actually received.

Sale or Other Disposition of the Class C(R) Certificates

Upon the sale, exchange or other disposition of a Class C(R) Certificate (and any Escrow Receipt associated with such Class C(R) Certificate), a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis its pro rata share of each in the Series C(R) Note Purchase Agreement, Series C(R) Equipment Notes and any other property held by the Class C(R) Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class C(R) Trust for more than one year.

Upon a sale, exchange or other disposition of a Class C(R) Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Class C(R) Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. To the extent it represents an accrual of interest on the associated Deposit, any such gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if the Class C(R) Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Class C(R) Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Class C(R) Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding and FATCA below, payments of principal, interest or premium on the Series C(R) Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Class C(R) Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal income or withholding taxes, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to American or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Class C(R) Certificate) are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Class C(R) Certificate (including the related Escrow Receipt) or upon receipt of premium paid on a Series C(R) Equipment Note to a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of

Class C(R) Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Series C(R) Equipment Notes held in the Class C(R) Trust or the associated Deposits to or on behalf of Class C(R) Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Class C(R) Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Class C(R) Certificateholder will not be subject to backup withholding with respect to payments made on the Class C(R) Certificates or the associated Escrow Receipts, provided such Class C(R) Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Class C(R) Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Class C(R) Certificates and associated Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Class C(R) Certificateholder is a U.S. Person that is not an exempt recipient) or the Class C(R) Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Class C(R) Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The provisions of U.S. federal income tax law known as FATCA generally impose a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest. Class C(R) Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Class C(R) Certificateholder, such Class C(R) Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

The 30% FATCA withholding tax will apply (absent an applicable exemption) to U.S.-source interest income regardless of when such interest is paid. However, under the applicable Treasury Regulations and IRS guidance, the 30% FATCA withholding tax will only apply to gross proceeds from the disposition of property that could produce U.S.-source interest paid on or after January 1, 2019.

A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or compliant with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Class C(R) Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. Person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

Furthermore, non-U.S. governments have entered, and additional non-U.S. governments may enter, into intergovernmental agreements with the IRS to implement FATCA in a manner that alters the rules described herein. FATCA is particularly complex and its application to a Class C(R) Certificateholder is uncertain. Each Class C(R) Certificateholder should consult its own tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Class C(R) Trustee is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Class C(R) Trustee, has advised American that, in its opinion, under currently applicable law, assuming that the Class C(R) Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, or as a partnership under Subchapter K of the Code, (i) the Class C(R) Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificate Owners of the Class C(R) Trust (the “Class C(R) Certificate Owners”) that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class C(R) Certificate. Neither the Class C(R) Trust nor the Class C(R) Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class C(R) Trust could result in a reduction in the amounts available for distribution to the Class C(R) Certificate Owners. In general, should a Class C(R) Certificate Owner or the Class C(R) Trust be subject to any state or local tax that would not be imposed if the Class C(R) Trust were administered in a different jurisdiction in the United States or if the Class C(R) Trustee were located in a different jurisdiction in the United States, the Class C(R) Trustee will either relocate the administration of the Class C(R) Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Class C(R) Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General Fiduciary Issues

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan (collectively, “IRAs”), that is subject to Title I of ERISA, or Section 4975 of the Code or any entity whose underlying assets are deemed for any purpose of ERISA or Section 4975 of the Code to include “plan assets” by reason of such a plan or arrangement’s investment in such entity (each, an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Class C(R) Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class C(R) Certificates. Any Plan fiduciary which proposes to cause a Plan to acquire Class C(R) Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such acquisition and holding will not constitute or result in a violation of any applicable fiduciary responsibility requirements of ERISA, the Code or Similar Law.

Neither the Company nor any of its affiliates is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the Class C(R) Certificates or any interest therein and each Plan, including IRAs, should consider such fact when deciding to acquire and hold the Class C(R) Certificates or any interest therein. Neither the Company nor any of its affiliates is undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the Class C(R) Certificates or any interest therein. All communications, correspondence and materials from the Company or any of its affiliates with respect to the Class C(R) Certificates or any interest therein are intended to be general in nature and are not directed at any specific investor, and do not constitute advice regarding the advisability of investment in the Class C(R) Certificates or any interest therein for any specific investor, and are not intended to be rendered in the capacity as a fiduciary to any Plan. The decision to acquire and hold the Class C(R) Certificates or any interest therein must be made solely by each prospective Plan investor on an arm’s length basis.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Class C(R) Certificate, the ERISA Plan’s assets will include both the Class C(R) Certificate and an undivided interest in each of the underlying assets of the Class C(R) Trust, including the Series B Equipment Notes held by the Class C(R) Trust, unless it is established that equity participation in the Class C(R) Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class C(R) Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Class C(R) Trust are deemed to constitute the assets of a Plan, transactions involving the assets of the Class C(R) Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or Similar Law unless a statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Class C(R) Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the Class C(R) Certificateholders pending the refinancing of the Series C Equipment Notes. The Deposits will not constitute property of the Class C(R) Trust. Pending withdrawal of such Deposits in accordance with the Deposit Agreement and Escrow Agreement and with the Series C(R) Note Purchase Agreement, the Deposits may also be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan.

Therefore, the Class C(R) Trustee could become a fiduciary of ERISA Plans that have invested in the Class C(R) Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Class C(R) Trust and the Depositary could become a fiduciary of ERISA Plans that have invested in the Class C(R) Certificates and be subject to the general fiduciary requirements of ERISA pending withdrawal of such Deposits in accordance with the Deposit Agreement and Escrow Agreement and with the Series C(R) Note Purchase Agreement. If the Class C(R) Trustee or the Depositary becomes a fiduciary with respect to the ERISA Plans purchasing the Class C(R) Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring the Class C(R) Certificates (or an interest therein), will be deemed to have directed the Class C(R) Trustee and the Depositary to invest in the assets held in the Class C(R) Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Class C(R) Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Class C(R) Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the Class C(R) Trust.

Prohibited Transaction Exemptions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Any Plan fiduciary which proposes to cause a Plan to purchase Class C(R) Certificates should consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Whether or not the assets of the Class C(R) Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class C(R) Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any

ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Underwriter, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Class C(R) Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Class C(R) Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates (e.g., the Class A Certificates and the Class B Certificates) are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class C(R) Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Plan Representations

Each person who acquires or accepts a Class C(R) Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Class C(R) Certificate or an interest therein or (ii) the purchase and holding of such Class C(R) Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions or similar exemptions under Similar Law, and (b) directed the Class C(R) Trustee to invest in the assets held in the Class C(R) Trust pursuant to the terms and conditions described herein.

Further, each person who is an ERISA Plan and acquires or accepts a Class C(R) Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that the decision to acquire or accept the Class C(R) Certificate or interest therein has been made by a duly authorized fiduciary of the ERISA Plan that (a) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Company and its affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (b) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (c) is not the individual retirement account (“IRA”) owner (in the case of a purchaser which is an IRA); (d) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Class C(R) Certificate or interest therein); (e) has been fairly informed that the Company and its affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Class C(R) Certificate or interest therein; (f) has been fairly informed that the Company and its affiliates have financial interests in the ERISA Plan’s acquisition or acceptance of the Class C(R) Certificate or interest therein, which interests may conflict with the interest of the ERISA Plan, as more fully described in the offering materials; (g) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Class C(R) Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Class C(R) Certificate or interest therein; and (h) is not paying the Company or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition or acceptance of the Class C(R) Certificate or interest therein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Class C(R) Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class C(R) Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS C(R) CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the Underwriter has agreed with American to purchase from the Class C(R) Trustee all of the Class C(R) Certificates at a price of             % of the face amount of the Class C(R) Certificates.

The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent (including that the Class C(R) Certificates have received certain credit ratings and a Rating Agency Confirmation has been received in respect of the Class A Certificates, the Class B Certificates and the Class C Certificates) and that the Underwriter will be obligated to purchase all of the Class C(R) Certificates, if any are purchased. The Class C(R) Certificates are offered subject to receipt and acceptance by the Underwriter and subject to the Underwriter’s right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Class C(R) Certificates will be $100,000,000. American will pay the Underwriter a commission of $             with respect to the Class C(R) Certificates. American estimates that its out-of-pocket expenses for the offering will be approximately $500,000 (exclusive of certain ongoing costs).

The Underwriter proposes to offer the Class C(R) Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at that price less the concession set forth below. The Underwriter may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriter.

Pass Through Certificates	Discount to Brokers/ Dealers
Class C(R)		%

The Class C(R) Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of the Class C(R) Certificates on any securities exchange.

American has been advised by the Underwriter that it presently intends to make a market in the Class C(R) Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Class C(R) Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class C(R) Certificates. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Because there is no current market for the Class C(R) Certificates, you may have a limited ability to resell Class C(R) Certificates.”

American has agreed to reimburse the Underwriter for certain expenses and has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriter and certain of its affiliates have engaged, and in the future may engage, in investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. The Underwriter is a lender to American and routinely hedges its credit exposure to American consistent with its customary risk management policies. Typically, the Underwriter would hedge such lending exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The Underwriter has received, and in the future may receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

American expects that delivery of the Class C(R) Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the              business day following the date hereof (this settlement cycle being referred to as T+            ). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class C(R) Certificates on a day prior to the second business day before the date of initial delivery of such Certificates will be required, by virtue of the fact that the Class C(R) Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

In order to facilitate the offering of the Class C(R) Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the C(R) Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Class C(R) Certificates for the Underwriter. In addition, to cover overallotments or to stabilize the price of the Class C(R) Certificates, the Underwriter may bid for, and purchase, the Class C(R) Certificates in the open market. Finally, the Underwriter may reclaim selling concessions allowed to a dealer for distributing the Class C(R) Certificates in the offering, if it repurchases previously distributed Class C(R) Certificates in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Class C(R) Certificates above independent market levels. The Underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, us or the Underwriter to subscribe for or purchase any of the Class C(R) Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the offering of the Class C(R) Certificates in certain jurisdictions may be restricted by law. We and the Underwriter require persons into whose possession this prospectus supplement comes to observe the following restrictions.

Canada (Ontario, Quebec, Alberta or British Columbia only)

Notice to Canadian Residents

Resale Restrictions

The distribution of the Class C(R) Certificates in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Class C(R) Certificates in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the Class C(R) Certificates in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the Class C(R) Certificates without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under resale restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the Underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the Class C(R) Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Class C(R) Certificates in their particular circumstances and about the eligibility of the Class C(R) Certificates for investment by the purchaser under relevant Canadian legislation.

European Economic Area

The Class C(R) Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Class C(R) Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Class C(R) Certificates or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement has been prepared on the basis that any offer of Class C(R) Certificates in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class C(R) Certificates. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Class C(R) Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class C(R) Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class C(R) Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class C(R) Certificates may be circulated or distributed, or may the Class C(R) Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class C(R) Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Class C(R) Certificates, debentures and units of Class C(R) Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class C(R) Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Class C(R) Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CLASS C(R) CERTIFICATES

The validity of the Class C(R) Certificates is being passed upon for American by Latham & Watkins LLP, New York, New York, and for the Underwriter by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. The respective counsel for American and the Underwriter will rely upon Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Trust Supplement with respect to the Class C(R) Trust and the Class C(R) Certificates and the valid and binding effect thereof, and on the opinion of Latham & Watkins LLP, New York, New York, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Trust Supplement with respect to the Class C(R) Trust by American.

EXPERTS

The consolidated financial statements of American as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, appearing in American’s Annual Report on Form 10-K for the year ended December 31, 2017, and management’s assessment of the effectiveness of American’s internal control over financial reporting as of December 31, 2017, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

APPRAISALS

The references to AISI, BK and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	American’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018;

•	American’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on April 26, 2018; and

•	American’s Current Reports on Form 8-K filed with the SEC on February 21, 2018 and April 9, 2018.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

APPENDIX I—INDEX OF TERMS

60-Day Period	S-63
AAG	S-iv
AAG Guarantee	S-10
accredited investor	S-127
Actual Disposition Event	S-93
Administration Expenses	S-89
Aircraft	S-3
Airframe	S-95
AISI	S-4
AMR	S-iv
American	S-iv
American Bankruptcy Event	S-87
Appraisal	S-88
Appraised Current Market Value	S-88
Appraisers	S-4
Assumed Aircraft Value	S-102
Assumed Amortization Schedule	S-59
ATC	S-31
ATC System	S-34
Average Life Date	S-101
Bankruptcy Code	S-1
Base Rate	S-83
Basic Agreement	S-53
BK	S-4
Business Day	S-58
Cape Town Treaty	S-108
Cash Collateral Account	S-81
CBAs	S-29
Cede	S-70
Certificate Account	S-57
Certificate Buyout Event	S-63
Certificate Owner	S-70
Certificateholders	S-53
Certificates	S-52
Chapter 11	S-1
Class A Certificates	S-53
Class A Pass Through Trust Agreement	S-52
Class A Trust	S-52
Class A Trust Supplement	S-52
Class A Trustee	S-53
Class B Adjusted Interest	S-91
Class B Certificates	S-53
Class B Pass Through Trust Agreement	S-52
Class B Trust	S-52
Class B Trustee	S-53
Class B Trust Supplement	S-52
Class C(R) Adjusted Interest	S-91

Class C(R) Certificate Financing Termination Date	S-74
Class C(R) Certificates	S-53
Class C(R) Certificateholders	S-53
Class C(R) Certificate Owners	S-120
Class C(R) Issuance Date	Cover
Class C(R) Pass Through Trust Agreement	S-53
Class C(R) Trust	S-52
Class C(R) Trust Supplement	S-53
Class C(R) Trustee	S-53
Class C Certificates	S-53
Class C Pass Through Trust Agreement	S-52
Class C Certificate Refinancing Date	S-2
Class C Trust	S-52
Class C Trust Supplement	S-52
Class C Trustee	S-53
Class Exemptions	S-123
clearing agency	S-70
clearing corporation	S-70
Code	S-19
Collateral	S-57
Company	S-iv
company free writing prospectus	S-iii
Controlling Party	S-12
Convention	S-108
CORSIA	S-39
Current Distribution Date	S-91
DCA	S-31
Debt Balance	S-110
Deemed Disposition Event	S-93
Deposit	S-74
Deposit Agreement	S-74
Depositary	S-75
Depositary Threshold Rating	S-75
Depreciation Assumption	S-102
disqualified persons	S-122
Distribution Date	S-88
DOT	S-26
Downgrade Drawing	S-81
DTC	S-70
DTC Participants	S-70
Engine	S-95
EPA	S-39
EU	S-29
Equipment	S-104
Equipment Note Special Payment	S-89
Equipment Notes	S-99

ERISA	S-19
ERISA Plans	S-121
Escrow Agent	S-77
Escrow Agreement	S-77
Escrow Receipts	S-77
ETOPS	S-4
Event of Loss	S-103
Exchange Act	S-v
Existing Indenture	S-99
Existing Intercreditor Agreement	S-11
Existing Note Purchase Agreements	S-53
Existing Participation Agreement	S-99
Expected Distributions	S-91
FAA	S-31
FATCA	S-50
Federal Funds Rate	S-83
FFI	S-118
Final Distributions	S-87
Final Drawing	S-83
Final Maturity Date	S-56
Financial Instruments and Exchange Law	S-129
Fitch	S-75
GDSs	S-33
General Account Regulations	S-124
GHG	S-39
H.15(519)	S-101
highest and best use	S-96
holdback	S-29
IATA	S-31
ICAO	S-39
Indenture	S-99
Indenture Amendment	S-99
Indenture Defaults	S-103
Indirect DTC Participants	S-70
Intercreditor Agreement	S-86
Interest Drawing	S-79
Interest Rate Trigger	S-113
IRA	S-121
IRS	S-114
JBAs	S-26
JFK	S-31
LAX	S-31
LGA	S-31
LHR	S-35
LIBOR	S-28
Liquidity Event of Default	S-85
Liquidity Expenses	S-91
Liquidity Facility	S-79
Liquidity Obligations	S-90
Liquidity Provider	S-79

Liquidity Threshold Rating	S-81
Loan Trustee	S-99
LTVs	S-5
Make-Whole Premium	S-101
Make-Whole Spread	S-101
Market Disruption Base Rate	S-84
Maturity Trigger	S-113
Maximum Available Commitment	S-80
Maximum Commitment	S-80
mba	S-4
Merger	S-1
Minimum Sale Price	S-87
Moody’s	S-75
most recent H.15(519)	S-101
Natixis	S-75
NextGen	S-34
NMB	S-30
NOL Carryforwards	S-43
NOLs	S-36
Non-Extension Drawing	S-82
Non-Performing Equipment Notes	S-91
non-U.S. Certificateholder	S-117
Noteholders	S-69
Note Purchase Agreements	S-53
Notice Date	S-82
Offering materials	Cover
Operative Agreements	S-105
ORD	S-31
Order	S-128
Original Basic Agreement	S-52
Original Class B Maturity Date	S-113
Original Intercreditor Agreement	S-52
OTAs	S-33
Paris Agreement	S-39
Participation Agreement	S-99
Participation Agreement Amendment	S-99
parties in interest	S-122
Pass Through Trust Agreements	S-53
Paying Agent	S-77
Paying Agent Account	S-58
PEB	S-30
Performing Equipment Note	S-80
permitted client	S-127
Permitted Investments	S-61
plan assets	S-121
Plan Asset Regulation	S-121
Plans	S-121
Pool Balance	S-58
Pool Balance Trigger	S-121
Pool Factor	S-58
Post Default Appraisals	S-88

Preferred B Pool Balance	S-92
Preferred C(R) Pool Balance	S-92
Prime Lending Rate	S-84
professional investors	S-128
prospectus	S-128
Prospectus Directive	S-128
PTC Event of Default	S-63
PTCE	S-123
qualified professional asset manager	S-123
qualifying income	S-115
Rate Determination Notice	S-84
Rating Agencies	S-75
Rating Agency Confirmation	S-113
recalcitrant account holder	S-118
Receiptholder	S-77
Refinancing Certificates	S-113
Refinancing Equipment Notes	S-113
Refinancing Trust	S-113
Regular Distribution Dates	S-56
relevant person	S-128
Remaining Weighted Average Life	S-101
Replacement Depositary	S-75
Replacement Facility	S-81
Required Amount	S-80
Required Terms	S-69
RLA	S-29
Scheduled Payments	S-56
SEC	S-v
Section 1110	S-18
Section 2.4 Fraction	S-90
Section 382	S-44
Securities Act	S-v
Securities Intermediary	S-99
Series A Equipment Notes	S-99
Series A/B Note Purchase Agreement	S-53
Series B Equipment Notes	S-99
Series C Equipment Notes	S-99
Series C Note Purchase Agreement	S-53
Series C(R) Equipment Notes	S-99
Series C(R) Note Purchase Agreement	S-53
SFA	S-129
Similar Law	S-121
Special Distribution Date	S-57
Special Payment	S-57
Special Payments Account	S-57
Special Termination Drawing	S-80
Special Termination Notice	S-81
Stated Interest Rates	S-55

Subordination Agent	S-86
Subordinated Certificates	S-116
Subordinated Certificateholders	S-116
Subordinated Trust	S-116
Termination Notice	S-85
Transportation Code	S-63
Treasury Yield	S-101
Triggering Event	S-57
Trust Indenture Act	S-65
Trust Property	S-54
Trust Supplements	S-53
Trustees	S-53
Trusts	S-52
U.S. Certificateholders	S-114
U.S. Persons	S-114
Underwriter	S-iii
Underwriting Agreement	S-125
US Airways	S-1
US Airways Group	S-iv
Volcker Rule	S-v

APPENDIX II—APPRAISAL LETTERS

Ms. Amelia Anderson

Managing Director, Assistant Treasurer

American Airlines Inc.

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Sight Unseen Half Life Base Value Opinion

11 Aircraft American Airlines Portfolio

AISI File No.: A8S033BVO-04

Report Date: 25 April 2018

Values as of: 31 March 2018

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

25 April 2018

Ms. Amelia Anderson

Managing Director, Assistant Treasurer

American Airlines Inc.

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Subject:	AISI Sight Unseen Half Life Base Value Appraisal for 11 Selected American
Airlines 2012-2 EETC Aircraft.
AISI File number: A8S033BVO-04
Ref:	(a) Email messages American Airlines to AISI; 17—19 April 2018

Dear Ms. Anderson:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen half life base value appraisal, as of 31 March 2018, for a portfolio of:

•	Six Airbus A321-200 aircraft, equipped with CFM56-5B3/3B1 engines, at 205,027 lbs. maximum takeoff weight;

•	One Airbus A321-200 aircraft, equipped with IAE V2533-A5 S1 engines, at 205,027 lbs. maximum takeoff weight;

•	Four Airbus A330-200 aircraft, equipped with Rolls Royce Trent 772-B60 engines, at 513,677 lbs. maximum takeoff weight;

as identified and defined in Table I and reference (a) above (the ‘Aircraft’).

1. Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

25 April 2018

AISI File No. A8S033BVO-04

Page - 2 -

An ‘average’ aircraft is an operable airworthy aircraft in (a) average physical condition and with average accumulated flight hours and cycles, (b) with clear title and standard unrestricted certificate of airworthiness, (c) registered with an authority that does not represent a penalty to aircraft value or liquidity, and (d) with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual

25 April 2018

AISI File No. A8S033BVO-04

Page - 3 -

market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2. Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that GDP growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe that the more specific health of world-wide and national passenger aircraft markets is correlated to GDP growth and provide key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA, * estimate

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The previous chart indicates that the industry has experienced, and will probably continue to experience, a positive margin between airline passenger traffic growth and GDP growth in the near-to-medium term. Now that world GDP growth is above the 3% annual percentage growth rate experienced since 2011, we do expect more robust increases in passenger demand and hence, overall demand for passenger aircraft.

AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low (though gradually increasing) interest rate environment is, overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 10-15% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for these above market returns, we believe demand for aircraft asset backed financing will continue to be robust. We do not see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

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•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market.

Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014 which have remained at relatively low (though gradually increasing) levels over the past two years. Low fuel prices can be a double-edged sword for aircraft demand; generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low-fuel-price-driven and more affordable, fare levels. We do not expect rapid, unmanageable increases in jet fuel prices in the near to medium term.

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Both the Boeing Company (“Boeing”) and Airbus S.A.S. (“Airbus”) are predicted to markedly increase monthly production rates through the end of the decade:

While the increased supply of new aircraft may have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and overall passenger aircraft demand. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, production-driven discounting is being somewhat supplanted by duopolistic price signaling, causing new aircraft values to remain relatively firm. However, lease rates and aircraft values are being negatively impacted by steadily increasing production rates.

In response, both manufacturers have announced rate decreases for their B777 and A330 production lines in an attempt to bridge the gap to the production of B777-X and A330NEO aircraft. The B747-8 and the A380 have also had production rates either cut or scheduled to be cut to meet dwindling demand for those aircraft. AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase in their order backlogs, will keep annual new-aircraft percentage price declines in the low-single digit range.

•	The A321-200 Market

The A321 aircraft is a twin engined light metal alloy construction single aisle narrowbody aircraft with medium to long range. The aircraft is offered with both the CFM56-5B and the IAE V2530 series engines, and in two models, the -100 and the -200, with the difference being increased operating weights for the -200, permitting longer range. Physical dimensions and passenger capacity are the same. Typical capacity and performance characteristics are 185 passengers in a dual class configuration with a range of 2,300 to 2,500 nautical miles (nm) for the -100, and 2,700 to 3,000 nm for the -200, depending upon takeoff gross weight options, making either model of the aircraft best suited for short to medium range domestic markets. Airbus is now offering an A321-200NEO-LR which targets markets currently being served by the B757-200.

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The A321 is a member of the large Airbus A318/319/320/321 narrowbody aircraft family. All aircraft of this family have common cockpits and a high degree of parts commonality, as well as cross crew qualification (CCQ) with the A330/A340 and the A380. The A321-100 aircraft was first delivered in 1993, and production commenced of the A321-200 aircraft in 1997.

There are 586 CFM powered A321-200’s in service with 61 airlines with good representation in all regions of the world. There are 51 CFM powered A321-200 aircraft on order of which 35 will be sharklet equipped.

There are 922 IAE powered A321-200’s in service with 58 airlines, again with strong, world-wide market distribution. There are not currently any IAE powered aircraft on order. There are 70 A321-200 aircraft on order with engines not announced, 63 will be sharklet equipped, and they will be operated by six airlines. The aircraft is popular with lessors as 777 aircraft are currently being leased to operators. There are 47 A321-200 aircraft inactive, of which 28 are IAE powered and 19 are CFM powered.

The A321 family faces competition from other close members of the A320 family, and from the slightly smaller B737-800/900 and older MD83. The A321 also competes with the larger B757-200 on short range routes, but it does not have the range to compete with the ETOPs capable B757-200ER/-300ER on longer routes. Again, Airbus has announced a long-range A321NEO for operation on longer, B757-type routes.

AISI’s most recent, January 2018 values update for 2013 vintage A321-200 aircraft shows year over year declines of 4% for base values and also 4% for current market values. We expect decreases of between 5% and 10% for these older vintage A321-200 aircraft even as it continues to establish its market dominance over the B737-900ER. The difference between same year base values and current market values will also continue to lessen as demand for all vintage A321s remains steady. We expect this trend to continue even after Boeing recently announced development of the B737 MAX 10, which Boeing hopes will become an effective competitor to the A321-200NEO, especially the longer range version of that aircraft.

Over the longer term, the A321-100/200 faces most competition from the B737-900ER, but the aircraft has established a firm lead in the marketplace due to increased payload capabilities relative to the B737-900ER.

There also has been strong market acceptance of the A319/320/321 NEO family, re-engined with either the CFM56 LEAP or the PW GTF engines, the most modern and efficient engines available. Deliveries for the first variant, the A320NEO, occurred in late 2015. There are 243 A321-200NEO aircraft on order by 13 airlines with the P&W geared fan engine. There are 1,101 CFM LEAP powered A321-200NEO aircraft on order from 37 airlines. This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both A321-200CEO and A321-200NEO sold out over the production transition period, values should continue to remain firm as the A321-200NEO entered production in late 2016.

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Boeing is also offering a re-engined B737 MAX family with the CFM56-LEAP 1B engine, which was first delivered in May 2017. This re-engining development may act to slightly favor A319/A320 family values, as it does not appear as potentially beneficial to re-engine the B737 family as the more limited B737 under-wing clearance does not permit as large an engine fan as with the A319/A320 family.

Airbus and Boeing are expected to replace the A320 and B737 families with all new models in the 2025 – 2030 timeframe, with earliest possible deliveries in approximately 2025.

The A321 aircraft has significant potential for freighter conversion as earlier build A321 aircraft approach the end of their economic useful lives as passenger aircraft. Airbus, ST Aerospace and EFW have launched the development of the OEM supported A320/A321 passenger-to-freighter conversion program. Their first customer, Luxemburg-based company Vallair, has signed a launch contract for the Airbus A321 (P2F) conversion which will convert 10 A321 passenger aircraft to a 14-pallet cargo configuration. These A321 P2F aircraft will be the first to introduce a containerized lower deck to this market segment of narrow body freighters.

The A321P2F conversion program is the first in its size category to offer containerized loading in both the main deck (up to 14 container positions) and lower deck (up to 10 container positions). The converted aircraft will carry up to 27.9 metric tons over 2,300 nautical miles.

End of life values for A321 passenger aircraft will be supported as this conversion program finds more customers in the passenger-to-freighter conversion market.

•	The A330-200 Market

The A330-200 is a twin engine, wide body, two man crew aircraft that can carry 246 passengers in a typical, two class configuration. Advertised range with full passengers is up to 7,250 nautical miles which makes the aircraft a comfortable operator in all trans-oceanic markets. The aircraft is smaller than its sister aircraft, the A330-300, which seats 300 passengers in two-class configuration, but has a significantly shorter range of 6,100 nautical miles.

The A330-200 has been upgraded in both performance and in range over its life time. Entering service in 1998 at 230 metric tons MTOW and with a 6,430 nautical mile range, the A330-200 MTOW was increased to 233 metric tons in 2003 and range was increased by 400 nautical miles. In 2010, MTOW increased to 238 metric tons and A330-200 range was increased to 7,250 nautical miles. Currently, a 242 metric ton MTOW A330-200 version is being offered to lessors and to operators, but Airbus has yet to sell any 242 ton version A330-200s. Apparently, the 6,100 nm range of the 242 ton A330-300 with 300 passengers is more desirable to airlines than the A330-200 which could theoretically carry 54 less passengers a very impressive 7,750 nautical miles.

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The A330-200 was initially designed to compete with the B767-200ER, which was dominating the twin engine trans- Atlantic market at the expense of the early model A330-300. Introduced in 1998 and after just three years, the A330-200 was outselling the A330-300 by two-to-one. But as engine performance improved and the range of the A330-300 gradually increased, sales of the A330-200 fell back to equal those of the A330-300 by 2010. Since then, a reversal of fortune has hit the A330-200 with sales against the A330-300 falling to 50% by 2015. Today, sales of the A330-200 have been completely overwhelmed by the A330-300 and will continue right up to the late 2017 introduction of the A330-900neo.

The A330-200 passenger aircraft fleet is comprised of 537 active aircraft with only 17 on order, but is operated by 95 airlines with strong, world-wide geographic distribution. For reference, the A330-300 fleet totals 767 aircraft with 38 on order, with 69 operators and with similar, world-wide distribution. The A330 combined fleet has 585 aircraft on lease indicating wide acceptance by the lessor community. There is also a 42 aircraft A330-200F freighter fleet with four of those aircraft on order.

The A330-200 fleet is dominated by 298 Rolls Royce Trent 700 powered aircraft, followed by 152 General Electric CF6 powered aircraft and 87 Pratt and Whitney PW 4000 powered aircraft.

AISI’s most recent values update indicates lessening demand for the A330-200. 2013 vintage A330-200 Base Values declined 8% from 2017 levels, Current Market Values declined 9%. 2018 Base Values are now meaningfully above Current Market Values, which also indicates declining demand and may reflect the relative near-term availability of the larger, A330-900neo aircraft, which is scheduled to enter service in the last quarter of 2017.

Along with the previously mentioned B767-300ER and the B787-8, the A330-800neo could be a significant threat to A330-200 values. The A330-800neo is promising 14% lower fuel burn and up to 10 extra seats, which would be a compelling enticement to operators even if fuel prices continued to moderate. However, the A330-800neo has racked up only six orders and is in danger of never being built. So, the A330-800neo appears to be in the same situation relative to the A330-900neo that the A330-200 now faces versus the A330-300.

Similar to the B777 / B777X programs, any potential new A330-200 orders are probably being moved to the A330-900, which to date, has 198 aircraft on firm order. Consequently, Airbus has cut A330 production rates which should help support the softening near-term demand that we are seeing for the A330-200, in particular. There is a possibility that up to 1000 A330-900s could eventually be built and if so, values for new and older A330-200s would come under increasing pressure over the longer term.

Eleven GE powered, 14 PW powered and five RR powered A330-200s are inactive. All are early, low MTOW models nearing the end of their economic lives. It should be noted that controversy has developed over the nearly 100% control Rolls Royce has over the Trent 700 engine aftermarket. GE and Pratt and Whitney have much less control of the CF6 and PW4000 aftermarkets, so all other

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things being equal, we predict higher, near-end-of-life value declines for RR powered aircraft versus the other two engine options. So far however, these declines remain theoretical and await market confirmation.

There is an active A330 freighter conversion program, with Egypt Air ordering two conversions of the A330-200P2F and options for two more. The A330-300P2F began service in the first quarter 2017, but we predict anemic demand for the entire A330 P2F family. Problems with floor slant which were overcome by the A330-200F nose gear extension is not available to A330 P2F aircraft, meaning the aircraft will be limited to lighter pallet loads or will have to include heavy and expensive floor mounted cargo moving systems. Until a converted A330 freighter market develops similar to the B767-300ER converted freighter market, we see very little support developing for A330 end-of-life values due to possible freighter conversions

3. Valuations

It is our considered opinion that the sight unseen half life base values, as of 31 March 2018, in March 2018 U.S. Dollars, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

TABLE I

AISI File A8S033BVO-04

Report Dated: 25 April 2018

Values as of: 31 March 2018

No	Type	Reg #	MSN	DOM	Engine	MTOW	Half Life Base Value Mar-18 $MUS Dollars
1	A321-200	N152UW	5588	May-13	CFM56-5B3/3B1	205,027	38.46
2	A321-200	N153UW	5594	May-13	CFM56-5B3/3B1	205,027	38.46
3	A321-200	N154UW	5644	Jun-13	CFM56-5B3/3B1	205,027	38.46
4	A321-200	N155UW	5659	Jun-13	CFM56-5B3/3B1	205,027	38.46
5	A321-200	N156UW	5684	Jul-13	CFM56-5B3/3B1	205,027	38.46
6	A321-200	N157UW	5696	Jul-13	CFM56-5B3/3B1	205,027	38.46
7	A321-200	N567UW	5728	Aug-13	V2533-A5-S1	205,027	38.54
8	A330-200	N286AY	1415	May-13	Trent 772-B60	513,677	65.15
9	A330-200	N287AY	1417	May-13	Trent 772-B60	513,677	65.15
10	A330-200	N288AY	1441	Aug-13	Trent 772-B60	513,677	65.15
11	A330-200	N289AY	1455	Oct-13	Trent 772-B60	513,677	65.15

TOTALS							529.90

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information

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provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Nick Miller

Appraiser

Shaun P. Halsor

Appraiser

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

April 25, 2018

Ms. Amelia Anderson, Managing Director

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, TX 76155

Ladies & Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our updated opinion regarding the base values (BV) for 11 aircraft (the “Aircraft”) that comprise the American Airlines 2012-2 EETC. The Aircraft include four A330-200s and seven A321-200s in service with American Airlines. We previously appraised these aircraft in our letter dated May 14, 2013 and this appraisal may be considered an update. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, registration, date of manufacture, engine model and maximum takeoff weight.

For comparison purposes it is the convention to assign “half-time” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events. The adjustments to the half-time values are based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time remaining to APU overhaul, time since heavy shop visit on the engines and for the life remaining on engine life limited parts. No maintenance adjustments were added in this appraisal.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of current market value (CMV), to which BK Associates subscribes, the quoted current market value is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The current market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of base value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for

American Airlines, Inc.

April 25, 2018

marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

Current values are normally based on comparison to recent sales of comparable equipment. Unfortunately, there have been few recent transactions involving comparable equipment for which the price was publicly divulged. For some years now the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions of U.S. carriers were reported to the Department of Transportation and the prices were available to the public. Now we are aware of values that are occasionally reported in the press, or when we are involved in the transaction or when our industry contacts share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products. We are not aware of any publicly disclosed sales of similar equipment to that subject of this appraisal.

In the absence of more recent sales data, alternative methodologies must be used. One approach is to determine the base value to predict what the value should be in a balanced market and then adjust that base value to reflect the impact of current market conditions.

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

American Airlines, Inc.

April 25, 2018

This relationship between aircraft age and sale price is depicted in the following figure.

Following this methodology, the base value is determined as follows. The first aircraft, A321 MSN 5588, is nearly five years old. The data show that on average, a five-year old aircraft has a value of 65 percent of its new price which for MSN 5588 was about $51.00 million. So, after allowing for inflation, the data suggest an average value of $34.50 million. We concluded its current base value is $34.55 million.

A similar approach was used for the other aircraft.

Regarding the current market value, from these base values, analysis of current market conditions, such as, the number of aircraft available for sale or lease, the length of time on the market, availability of competing equipment, asking prices and current traffic demand, results in an opinion on the current market value. The numbers of aircraft available for sale and stored are listed below.

	AVAILABLE	STORED
Type	4/2018	4/2018
A330-200	17	20
A321-200	0	2

TOTAL AIRCRAFT	17	22

American Airlines, Inc.

April 25, 2018

If we consider only the aircraft available for sale, experience has shown the values tend to start dropping when more than one percent of the fleet is idle, stored or for sale. For the aircraft in the Portfolio, the A330 has three percent available and the A321 has none available.

We concluded that for the current market value was equal to the base value for the A321 but four to five percent lower for the A330-200s.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records; but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with, accident damage has not been incurred that would affect market values, and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed, unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser And Appraiser Fellow

JFK/kf
Attachment

Figure 1

American

2012-2 EETC

Values as of March 31, 2018 in $ Millions

NO.	TYPE	REGIST	MSN	DOM	ENGINE	MTOW Lbs.	BVs
1	A321-211	N152UW	5588	May-13	CFM56-5B3/3B1	205,027	34.55
2	A321-211	N153UW	5594	May-13	CFM56-5B3/3B1	205,027	34.55
5	A321-211	N154UW	5644	Jun-13	CFM56-5B3/3B1	205,027	34.55
6	A321-211	N155UW	5659	Jun-13	CFM56-5B3/3B1	205,027	34.55
7	A321-211	N156UW	5684	Jul-13	CFM56-5B3/3B1	205,027	34.85
8	A321-211	N157UW	5696	Jul-13	CFM56-5B3/3B1	205,027	34.85
10	A321-231	N567UW	5728	Aug-13	V2533-A5	205,027	35.95
3	A330-243	N286AY	1415	May-13	Trent 772B-60/16	513,677	65.75
4	A330-243	N287AY	1417	May-13	Trent 772B-60/16	513,677	65.75
9	A330-243	N288AY	1441	Aug-13	Trent 772B-60/16	513,677	66.35
11	A330-243	N289AY	1455	Oct-13	Trent 772B-60/16	513,677	66.95

Desktop Appraisal of:

Seven (7) Airbus A321-200 Aircraft

and

Four (4) Airbus A330-200 Aircraft

Client:

American Airlines, Inc.

Date:

April 25, 2018

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: + 170 3276 3200

Fax: + 170 3276 3201

Dublin

Harcourt Centre, Suite 511

Harcourt Road

Dublin 2

D02 HW77 Ireland

Tel: + 353 1477 3057

Hong Kong Tel: + 852 2824 8414 Fax: + 852 3965 3222

I. Introduction and Executive Summary

Table of Contents:

I.	Introduction and Executive Summary	Page 20
II.	Definitions	Page 21
III.	Current Market Conditions	Page 21
IV.	Valuation	Page 41
V.	Covenants	Page 43

Morten Beyer & Agnew (“mba”) has been retained by American Airlines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Half-Time Current Base Values of seven (7) Airbus A321-200 aircraft and four (4) Airbus A330-200 aircraft (collectively the “Subject Aircraft”), as of March 31, 2018. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual Future Aircraft Values (“FAV”) publication redbook—January 2018.

Based on the information set forth in this Report, it is mba’s opinion that the total Half-Time Current Base Values of the Subject Aircraft are as follows and as set forth in Section IV.

Half-Time Current Base Value (US$)
(11) Aircraft Total	$553,360,000

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

American Airlines, Inc. Job File #18061 Page 2 of 24

II. Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs five ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual publication redbook, a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III. Current Market Conditions

General Market Observation 1st Quarter 2018

An essential consideration in any appraisal is the condition of the market at the time the valuation is rendered. This section defines market conditions, including general market commentary, highlighting

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major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

Passenger Traffic

There are a number of variables which have historically shown a strong correlation to aircraft values. These variables include but are not limited to: oil prices, Revenue Passenger Kilometer (“RPK”) growth, global gross domestic product (“GDP”), as well as placement on the production line, ubiquity, technical obsolescence, active-to-parked ratio, production status, and order backlog. Many of these factors, like placement on the production line, production status, and technical obsolescence, can help predict long-term values prospects. Other factors, like oil prices and active-to-parked ratio, offer insight into short-term value fluctuations.

One way to understand the current health of the commercial aviation industry is to consider the number of new aircraft orders and RPK growth, which International Air Transport Association (“IATA”) defines as the number of paying passengers multiplied by total kilometers flown, both of which historically have been highly correlated to world GDP. mba relies on annual GDP metrics published by the World Bank and International Monetary Fund (“IMF”) to measure the overall global economy to determine historical correlation and understand the short-term economic forecast. By looking at the forecasted world GDP, we can understand the potential RPK growth which historically has influenced new aircraft orders as passenger demand increases.

Source: mba REDBOOK System Tracking Aircraft Repository (STAR Fleet); iata.org; OEMs; worldbank.org

While historically GDP and RPK growth have been highly correlated, 2017 looks to be another year in which air passenger growth outpaced global GDP growth. In the 2017 Global Market Forecasts (“GMF”), The Boeing Company (“Boeing”) and Airbus S.A.S. (“Airbus”) are forecasting annual RPK growth of 4.6% and 4.4%, respectively, over the next 20 years. This exceeds short-term IMF GDP predictions of 3.7% expected growth in 2018. Driving this fleet and economic growth worldwide are the

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emerging markets and developing economies that are expected to grow by 4.9% in 2018. Airbus expects traffic in emerging markets to grow at 6.2%, far outpacing GDP growth in the region. According to Boeing’s GMF, RPKs in domestic China will grow at 6.1% annually over the next 20 years and traffic within Asia is expected to growth at 5.7% annually. While the domestic United States (“U.S.”) market is currently the largest in the world by passenger traffic, China is expected to overtake the U.S. within the next 20 years. India is also expected to play an increasing role in the market. With domestic passenger traffic expected to grow at more than 20.0%, it is slated to become the third largest aviation market by early 2020. Boeing also predicts that the Asia-Pacific region will account for 37.0% of the world’s passenger fleet by 2036, while Airbus is predicting Asia to play an even larger role, accounting for 40.0% of traffic by 2036. With the Asia-Pacific region playing such a pivotal role in the market, GDP and RPK growth is now becoming more aligned with Asia’s market growth and less correlated with U.S. economic metrics.

In November 2017, IATA reported an international RPK growth rate of 8.1% year-on-year. Every region except for the Middle East saw an increase in RPK. Asia-Pacific, Africa and Europe saw significant year-on-year international RPK growth, at 10.8% in Asia-Pacific and 7.9% in both Africa and Europe. After a long period of recession, Latin America is also posting strong signs of growth. At 7.2%, this growth is largely driven by the economic recovery of Brazil, the region’s largest economy. The declining growth rate seen in the Middle East is likely attributed to an in-cabin laptop ban from certain Middle Eastern and Northern African cities to North America in addition to the diplomatic rift between Qatar and a few other Gulf States. After a period of slow growth in October, North America has rebounded recently, growing at 6.4% in November. Despite this, North American traffic has trended upwards at a much slower rate in the second half of 2017, likely due to additional security measures being imposed on flights entering the U.S.

Domestic RPK traffic increased by 7.8% year-on-year in November 2017. Unlike international traffic growth, the domestic market is much more varied. Domestic growth rates have grown in China, Russia, Japan, and Australia while growth rates have shrunk in India, Brazil, and the U.S. Despite the slowed growth rate in November, India is still the fastest growing region at 16.4%, with China closely behind at 14.1%. This marks the thirty-ninth consecutive month that India has posted the highest domestic growth rate in the world. Elsewhere in Asia, the recovery of the Japanese economy translated to a sharp increase in domestic traffic of 6.7% growth in November compared to 2.3% in October. The increase in oil and commodity prices have also helped the Russian and Australian economy to recover from a period of market softness, allowing them to post domestic passenger growth rates of 7.6% and 3.3%, respectively.

With record-high consumer confidence and a strong economy, the domestic U.S. is growing at a steady rate of 4.9%. Despite being slightly lower than the growth rates seen in October, this still represents a strong upward trend that is expected to continue into 2018.

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Overall, through November 2017, global international RPKs rose by 8.1% and domestic RPKs by 7.8%, indicating potential for the strongest traffic growth year in six (6) years. Year to Date (“YTD”) domestic RPKs were boosted by strong growth in India (16.4%), China (14.1%), and Russia (7.6%).

Source: IATA.org: November 2017

Freighter Traffic

IATA’s November 2017 Air Freight Market Analysis shows that industry-wide Freight Tonne Kilometers (“FTKs”) grew by 9.0% year-on-year, significantly outpacing the 14 month low of 5.8% in October. Every region saw FTK growth except for Africa, which saw a deceleration in international FTK growth from 27.7% in October to 17.8% in November. Despite this, it still was the thirteenth consecutive month of double-digit growth in the region, and Africa maintains its position as the fastest-growing region internationally. Europe and North America follow, with 10.1% and 9.7% FTK growth, respectively. An interesting note is the recovery of Latin America’s freighter traffic; in November 2017, the region’s FTKs grew 9.6% compared to a year ago. The strong growth across all regions during this period may be cyclically induced and is in line with a period of strong demand seen every Q4. IATA expects FTKs to continue their upward trend as purchasing managers’ index (“PMI”) rose to a seven-year high during Q4 2017. In addition, November marks the fourteenth consecutive month where demand growth outpaced capacity. With FTKs expected to grow at 4.5% in 2018, and Available Freight Tonne Kilometers (“AFTK”) growing by 4.0% year-on-year in November, it continues to look like demand and capacity will continue on a very similar upward trajectory.

Aided by the February 2017 commencement of the Trade Facilitation Agreement led by the World Trade Organization (“WTO”), which is estimated to reduce trade cost by 14.3%, there have been speculations about whether the freighter market has reached its cyclical peak. In Asia, which accounts for 40.0% of all international FTKs, there has been a year-on-year increase in FTK growth. However, the majority of this growth was concentrated in the first half of 2017, with a noticeable slowdown in the second half of the year. This trend was also observed in Europe and North America, confirming some of the suspicions that the freight market has plateaued.

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Commercial Aircraft Orders

After a record number of orders for Airbus and Boeing in 2014, orders slowed for the next few years until a flurry of orders at the 2017 Paris Airshow replenished manufacturers’ order books. A total of 989 orders, memoranda of understanding (“MoUs”) and commitments were announced at the Paris Airshow, of which 850 were for the 737 MAX and A320neo aircraft. Boeing formally launched the 737 MAX 10 in Paris and secured 361 orders and commitments for its largest narrowbody offering. Despite its seemingly successful launch, 214 of the 361 MAX 10 orders are conversions from other MAX variants, confirming suspicions that the MAX 10 will cannibalize current variants of the MAX and the proposed 737 MAX 200. The largest conversion order came from United Airlines, which converted 100 of its MAX orders to the MAX 10. Despite this, Boeing posted a strong performance, ending the Paris Airshow with 571 new orders and commitments and ending the year with 912 net orders. Boeing’s 737 family led the way with 745 orders, followed by 94 orders for the 787, 60 orders for the 777, 15 orders for the 767 by the U.S Air Force tanker program and two (2) cancelations for the 747. Boeing’s current backlog stands at 5,864 aircraft, with production lines filled out until 2026 for certain types.

Airbus also found success at the 2017 Paris Airshow, with 336 new orders and commitments. As of November 2017, Airbus clinched 333 orders in 2017, with 287 orders for the A320 family, of which 44.4% was for the A320ceo, 40 orders for the A350 family, 10 orders for the current generation A330 family, two (2) cancelations for the A330neo (after two (2) orders for the A330-900 and four (4) cancellations for the A330-800), and lastly, two (2) cancellations for the A380. Despite ending the year with a smaller order book, Airbus is still ahead of Boeing with 6,616 unfulfilled orders, with production filled out until 2026 for certain types of aircraft.

Competition in the regional and turboprop space has continued to intensify, with some manufacturers starting to offer products overlapping into the narrowbody market segment, effectively ending the long standing duopoly. At the Paris Airshow, Embraer received 38 new orders for its family of EJets, 30 of which (78.9%) were for the new E2 family of aircraft. In the same regional aircraft segment, Bombardier failed to receive any orders for the CSeries at the Paris Airshow, but picked up 27 orders for the Q400 and ended the year with 12 orders for its new CSeries.

However, given the popularity of the aircraft with its current operators and Airbus’ acquisition of the program in October 2017, the CSeries might become a more attractive proposition. In response to the Bombardier-Airbus CSeries partnership, Embraer have begun talks with Boeing about the possibility of a merger or co-operation on some level.

ATR leads the turboprop segment, garnering 89 orders by the middle of 2017, 17 of which were picked up at the Paris Airshow. As of September 2017, Bombardier had a backlog of 49 Q400. Comac, a new Chinese aircraft manufacturer, launched the C919, a direct competitor to the Airbus A320 and Boeing 737. Comac has received 70 firm orders in 2017 and its order book stands at 169 aircraft, nearly all with Chinese carriers or lessors. The only non-Chinese customer is GE Capital Aviation Services (“GECAS”), which has 10 firm orders and a MoU for 10 more aircraft. Similar to Comac’s C919, Irkut, a Russian aerospace conglomerate, launched the MC-21, which first flew in May 2017. The MC-21 will fly in the same competitive space as the C919, A320 and B737. The program currently has 205 orders, of which 27 were received in 2017. Most of the current orders are from Russian airlines and lessors, with the exception being Azerbaijan Airlines and Cairo Aviation. The Mexican carrier Interjet is said to be considering a purchase of an unspecified number of MC-21 aircraft, which would make it the only scheduled operator outside of the Commonwealth of Independent States (“CIS”) to have an order for the aircraft.

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Oil Prices and Currency Exchange Rates

In addition to its reliance on global GDP, the aviation industry is closely tied to the cost of fuel. After a period of volatility between 2007 and 2011, oil prices remained at over US$100.00 per barrel until the end of 2014 when prices began to fall. By January 2016, Brent crude fell to a new 13-year low, as it dropped under US$28.00 per barrel. At the end of 2017, Brent crude price was hovering around US$65.00 per barrel.

Source: Energy Information Agency, www.eia.gov

Oil prices made a strong start in 2018, rising above US$65.00 per barrel for the first time since 2014. The growth in oil prices, seen in 2017 through to 2018, is largely driven by production cuts. In 2017, OPEC reached its goal of cutting production to 32.5 million barrels per day (“bpd”). Additionally, non-OPEC producers also agreed to cut production by 1.2 million bpd, with Brunei, Sudan and Mexico sticking to their pledge to cut production. Despite this, oil production as a whole has continued to rise as cuts by OPEC producers have been offset by U.S. oil production, which is expected to rise above 10 million bpd.

The supply-demand balance seems to indicate a plateau in short-term oil prices, with the majority of oil executives expecting prices to average around US$60.00 per barrel in 2018. Outside of supply and demand, adjustment in oil prices in 2018 will largely be affected by geopolitical tension. These include the possibility of sanctions being re-imposed on Iran and growing U.S. oil production, which may result in breakdown of the OPEC/non-OPEC agreement to cut daily production, especially since Russia has struggled in the low-fuel-price environment.

Low oil prices have resulted in airlines delaying the delivery and purchase of new, fuel-efficient aircraft, as operating economics of older aircraft become more viable. Current generation aircraft have

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benefited and market values for aging aircraft that are soon to be out of production have remained stable. Four-engine aircraft, however, have not seen the same benefits and are still seeing significant market softness as operators move towards the better operating economics of large twin-engine aircraft. The low oil price environment has dissuaded airlines from investing in newer, more fuel-efficient models.

With lower fuel prices, the cost-saving benefits of the newer models are less of a draw and the marketed 10.0%-15.0% fuel burn improvement offers less cash savings per trip. In addition, improvements to the latest current-generation aircraft have reduced the fuel burn advantage offered by next-generation aircraft. This has resulted in significantly lower-than-anticipated lease rates for new-technology aircraft as few airlines are willing to pay a premium in an environment with low fuel prices and abundant capital.

Fluctuations in currency exchange rates also have the potential to negatively impact the industry and cause temporary aircraft market softness, due to bankruptcies placing a large number of aircraft on the market at once. While these changes concern all businesses, airlines are particularly sensitive to rate changes as contract expenses such as jet fuel and aircraft leases are most often negotiated in U.S. dollars.

Due to the devaluation of the Russian ruble in 2014, Transaero went bankrupt a year later after it was unable to pay for its new or leased aircraft. The airline placed a significant number of large widebody aircraft on the market, causing some market softness around the same time Japanese carrier Skymark also went bankrupt, placing more widebody aircraft in the secondary market. Skymark followed a similar fate as Transaero, with the carrier straining to pay for its heavily leased fleet in U.S. dollars while the Japanese yen weakened. The most recent notable bankruptcy belongs to Monarch Airlines (“Monarch”), which also had a large portion of leased aircraft. Monarch reported losses of US$66.5 million due to the British pound’s drop against the U.S. dollar, a direct result of “Brexit.” Currency changes can also discourage passengers from travelling abroad if the local currency weakens. The rising cost of visiting mainland Europe from the United Kingdom (“U.K.”) also cut into Monarch’s revenue, as British passengers delayed holidays due to the euro’s relative strength vs the British pound. Monarch was not the only airline affected by the pound’s weakness; British airline EasyJet’s profits fell by 30.3% compared to 2016, with £101 million of the loss attributed to unfavorable movement in foreign exchange.

Global Events’ Impact On Aviation

While not an immediate concern, the highly leveraged Chinese financial sector should be closely monitored. HNA Group (“HNA”) was recently placed under scrutiny as its high cost of debt caused concerns over the Chinese company’s recent purchasing spree and their ability to service those debts. HNA is the parent company of Avolon Aircraft Leasing, which recently doubled its fleet size after the acquisition of the aircraft leasing arm of CIT Group Inc.

In October 2017, enhanced security screening went into effect for international flights destined for the U.S. in response to an unspecified threat. Travelers from all nations headed to the U.S. are now required to remove all electronic items larger than mobile phones from their luggage for screening, and passengers will have to undergo interviews at the boarding gate or a check-in table. These rules will affect 325,000 passengers per day and airlines have expressed concerns over the new rules, worrying that they will cause flight delays and possibly discourage passengers from traveling. Inbound demand

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to the U.S. is likely to slow, but could possibly be countered by outbound demand due to the strong economic environment the U.S. is currently experiencing.

In June 2017, Saudi Arabia, Egypt, the United Arab Emirates and Bahrain severed diplomatic ties and cut off transport links with Qatar. Qatar Airways is likely to see some impact on its revenue, as it no longer flies to nine (9) cities in those countries, and its aircraft are banned from the corresponding airspace. This has resulted in westward flights being rerouted via Iran, incurring overflight fees and increasing tension amongst the Gulf States. The U.S. government has also condemned Qatar’s decision in August 2017 to restore relations with Iran, which is at risk of a new round of sanctions imposed by the U.S.

Economic growth in Asia remains high, but has slowed in recent years from some of the fastest growing countries, like China. China’s economy grew at 6.8% in 2017, one of the slowest growth rates the country has experienced in the last quarter century. The IMF forecasts a growth rate of 6.5% for China in 2018, indicating the economy is unlikely to reach pre-2015 growth rates. After the oil price hike in 2016, major Asian carriers such as Air Asia Berhad, Singapore Airlines and Korean Airlines struggled to maintain profitability. However in the second half of 2017, some of the major Asian carriers have shown signs of recovery on the back of stronger passenger demand and lower oil prices. Yet, with oil prices above US$60.00 a barrel at the start of 2018, it is uncertain if the increase in passenger demand will be able to offset the increasing fuel cost.

While the demand for air travel is increasing rapidly in Asia-Pacific, the flag carriers in the region have been struggling to compete against low-cost carriers like VietJet, AirAsia and LionAir that have been steadily increasing their market share and holding large order books in anticipation of higher growth. The three airlines have ordered nearly three times their current fleet, totaling 736 aircraft.

While growth in the region is very promising, there have been concerns over the ability of the carriers to take delivery of all their orders. A significant number of cancellations from such a small operator base concentrated in one region could impact Boeing’s and Airbus’ production lines and potentially affect aircraft values.

After a long period of economic volatility and recession, Latin American economies are showing signs of a modest recovery. A major player in the recovery is Brazil. With increased household consumption, rising commodity prices and improved investments in the country, Brazil has recovered from its long recession and is giving much needed momentum to the Latin American economy. In addition, long-term fleet growth and passenger traffic are on the rise in the region with RPK growth reaching 8.7% in October 2017, slightly down from the 10.7% in September, due to disruptions caused by Hurricanes Irma and Maria. While the economy and aviation market look to be trending positively, it is important to keep in mind the lack of infrastructure development which has continued to besiege the region.

With international passenger growth at a strong 7.2% in October 2017, Africa continues to show positive growth over the past two (2) years. After a slowdown in passenger traffic growth due to the Ebola outbreak in West Africa, and terrorist attacks in many countries including Tunisia, Egypt, Somalia, Sudan, and Kenya, Africa has managed to achieve some economic stability. October 2017 saw a 7.5% RPK increase and load factors rising to 70.9%. Despite positive indicators for 2017, concerns remain for some of the highest passenger traffic regions like South Africa, which entered a recession in the beginning of 2017, putting further strain on the flag carrier South African Airways. To

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offset the contraction in South Africa, Nigeria, the largest economy in Africa, has seen strong growth due to higher oil prices and the highest business confidence the country has seen in the last three (3) years.

The U.K.’s vote to exit from the European Union (“EU”) on June 23, 2016, is causing a considerable amount of uncertainty in the market and will continue to do so until the precise details of the exit are fully resolved. The British government announced its intention to pursue a “hard Brexit” which would force the U.K. to operate under WTO rules, potentially harming its economy until trade agreements are signed. On March 28, 2017, Theresa May, the British Prime Minister, formally invoked Article 50 of the Treaty of the European Union, triggering the two-year exit process from the EU. If the British Government fails to negotiate freedom of movement between Europe and the U.K., demand for air travel between mainland Europe and the U.K. is likely to fall. This is due to bilateral agreements between the EU and other foreign entities which would no longer apply to the U.K., a major aviation market and home to London Heathrow Airport, one of the world’s largest airports.

The overall picture of the global economy is marked by uncertainty. Concerns over “Brexit” are still very much warranted, profitability in Asia is modestly recovering after experiencing a slight setback, and recent terror attacks around the world are causing economic volatility. The Latin American economies are also on the road to recovery showing strong growth in the aviation market. Moving forward, oil prices will have a large part to play in the trajectory of the industry as prices at the start of 2018 are the highest seen since 2014. The aviation industry as a whole is seeing a significant amount of volatility, with certain aircraft types within each asset class performing better than others, creating both opportunities and threats in the market for airlines, lessors, financiers, and manufacturers. However, passenger demand has proven resilient and continues to grow in every region, giving cause for the manufacturers’ strong order books and allowing the industry to maintain its upward track in the near term.

A321-200

Overview

The A321-200 is a stretched version of the A320, and the two aircraft share a common flight-deck. The A321-200 features a modified wing with double slotted flaps. The A321-200, which entered service in 1996, is an upgraded version of the A321-100, and features higher thrust engines, greater fuel capacity, and minor structural strengthening. The A321-200, the largest narrowbody aircraft built by Airbus, initially did not sell many units, as operators preferred to fly a combination of larger twin-aisle aircraft and smaller aircraft, such as the A319 and the 737-700. Airlines began to demand stretched aircraft as increased competition and financial difficulties, caused by 9/11 and the 2008 financial crisis, required aircraft to increase load factors to maintain profitability. The A321-200 managed to outsell its closest competitor, the 737-900ER, three to one.

Positives

•	Operator base is diverse by number of operators relative to fleet size.

•	High potential for future freighter conversions once values make it economically feasible, which will extend the life of aging A321-200s.

•	Very low percentage of existing fleet currently parked.

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•	Better performance than its main competitor, the 737-900ER, including higher Maximum Take Off Weight (“MTOW”) and range.

Neutral

•	Engine choice is a positive factor for initial sales campaigns, but can limit remarketing opportunities downstream; this effect has been mitigated by the large number of aircraft in the global fleet.

Negatives

•	Airbus delivered the first A321neo in 2017. The introduction of a replacement aircraft and improvements on the variants, such as the A321LR and increased capacity A321neos, may place increasing downward pressure on A321-200 market values and lease rates.

Fleet Status

As of January 2018, there are currently 1,513 active A321-200 aircraft in service with 113 operators. Since the start of the A321-200’s production run, Airbus has received 1,719 total orders for the aircraft, with most of the orders received after a decade into the production run. The A321-200 entered the market a decade before its closest competitor, the 737-900ER, and offers a higher MTOW and longer range, although maximum seating is comparable.

Net Orders	1,719
Backlog	179
Delivered	1,540
Destroyed/Retired	7
Not in Service/Parked	20
Active Aircraft	1,513
Number of Operators	113
Average Fleet Age (Yrs)	7.1

Source: mba REDBOOK January 2018, Airbus

Notable Developments

•	In January 2018, Airbus showcased the first higher-capacity A321neo and A321LR. The launch of the two aircraft may affect A321-200 values as the gap in the capabilities between the ceo and neo continue to grow. (airbus.com)

•	As of April 2017, Airbus is still on track to increase production of the A320 family from 42 aircraft per month to 60 aircraft per month by mid-2019. (airbus.com)

•	In April 2017, Airbus delivered the first A321neo to Virgin America. The launch of the A321neo may put downward pressure on A321-200 values. (airbus.com)

•	In September 2017, Airbus delivered the first PW1100G-JM powered A321neo to ANA. (airbus.com)

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Fleet Demographics

The Client holds the largest A321-200 fleet, operating 15.1% of the total current fleet. China Southern is the second largest operator with 6.8% of the total current fleet. Previously, the A321-200 was only popular with network carriers, while low-cost carriers tended to stay away from the aircraft, as it could not achieve the same load factors and quick turnaround times offered by the smaller A320. However, there has been an increasing number of low-cost operators, such as WOW and Viet Jet, who have started adding high-density A321-200s to their fleet. Similar to network carriers, they tend to operate the A321-200 on high-density routes that were previously served by larger widebody aircraft, or by multiple flights a day using smaller aircraft, such as the A319. Despite low-cost carriers starting to take an interest in the aircraft, a large portion of the A321-200s are operated by legacy carriers, resulting in a smaller operator base than the A320, possibly limiting the secondary market opportunities for used aircraft in the future.

Five (5) Largest A321-200 Operators

Source: mba REDBOOK January 2018

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Current Fleet by Engine Type

The majority of A321-200 customers opt for the V2500-A5 engine over the CFM56-5B. The CFM56 costs less to maintain over the life of the engine than the V2500-A5, due to longer average performance restoration and LLP intervals. However, the V2500-A5 offers improved fuel burn performance over the CFM56-5B at cruise. The V2500-A5 also offers superior thrust over the CFM56-5B, which is important to an aircraft of the A321-200s size.

Source: mba REDBOOK January 2018

Engine SFC @ Cruise

CFM56-5B	0.600
(lb/h/lb)
V2500-A1	0.575
(lb/h/lb)

Current Fleet by Region

The A321-200 has been well received in all corners of the world. The aircraft is particularly popular in Asia as the aircraft is well suited for the routes flown by Asian carriers, which are often high density and medium range. European carriers tend to use the aircraft on trans-continental flights or on high-density flights to popular holiday destinations. Some European carriers have also taken to using the A321-200 trans-Atlantic on less popular routes that operating a widebody aircraft would not be profitable.

Source: mba REDBOOK January 2018

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Aircraft Availability

According to Airfax, as of March 2018, there are no A321-200 aircraft available in the market. The lack of available A321-200s speaks to the demand for the aircraft, though lease rates for the type have suffered in recent months as more aircraft have come off lease. There are also no 737-900ER aircraft available in the market, highlighting the popularity of narrowbody aircraft of this size. The A320-200 currently has 0.43% of the fleet available. The shrink of the A320-200, the A319, doesn’t fare as well as the stretch in this category, as 1.3% of the fleet is currently available. The A321-200 fleet is younger than other aircraft in the A320 family, which may help explain the lower number of aircraft available. The amount of aircraft that hit the secondary market will increase as the fleet gets older and more aircraft begin coming off their initial lease.

Deliveries By Year

The A321-200 has greatly increased its popularity in recent years due to network carriers up-gauging their fleets in order to react to increased competition on routes. Operators have also looked to increase load factors on routes previously served by larger twin-aisle aircraft. The correlation between load factors and increased A321-200 orders can be seen in the graph below.

Source: mba REDBOOK January 2018

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The A321-200’s score is hurt by its relatively small backlog and operator base in comparison to other narrowbody aircraft. However, it scores significantly higher than its main competition, the 737-900ER and its de-facto predecessor, the 757-200. mba expects the ranking score to hold steady in the short term, but will slowly decline as the fleet is replaced by the A321neo. The A321-200 also has potential to be part of a successful freighter conversion program, which could lift the aircraft’s prospects in the long term.

Outlook

The short- to mid-term outlook for the A321-200 is positive for the period prior to the introduction of the A321neo, and throughout the end of its production run. The aircraft still has an order backlog (245 as of July 2017), and later build A321-200s should benefit from fuel savings of sharklets, which also extend the range capabilites. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders have been trending toward the larger variants over smaller siblings. The order book for the A321-200 remains robust, although how much of this is due to lack of availability of the neo variant remains unclear.

As with the A320-200, the mid- and long-term outlook will be shaped by the presumed success of the A321neo. While not a true clean-sheet replacement, the modified variant represents a break in production, and the last A321-200 aircraft manufactured will suffer the most from a value perspective. The A321neo has been very popular with operators and holds 1,920 orders or 32.0% of the neo

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backlog, with the A320neo being the most popular of the family holding 67.4% of the backlog, as of January 2018. The last-off-the-line also affects the A321 similar to the A320. Airbus originally announced that the production rate would remain steady at 44 aircraft per month during the switch from the ceo to neo production line. Therefore, the last-off-the-line aircraft values may not be as heavily impacted.

However, in March 2014, Airbus annouced they were planning a production hike of A320 family aircraft. Boeing has announced it will be ramping up production for the competitor to the neo, the 737 family, from 47 currently to 52 in 2018, and 57 by 2019. Similar to when the NGs replaced the Classics, the last two (2) years of production of the Classics depreciated in value at a significantly faster rate than earlier-build aircraft. The A321ceo is likely to face the same dilemma as the 2017- and 2018-build A320ceo, though Airbus claims keeping a steady production rate should help keep values stable.

The recent low oil prices have caused demand for A321neo aircraft to waver and operators to seek current generation A321s. As of December 2017, the A321ceo has received 64 aircraft orders in 2017 compared to 442 for the A321neo. The continuing demand for current generation aircraft may lead to softer last-off-the-lines effects than was previously expected, assuming fuel prices remain below US$100.00 per barrel.

A330-200

Overview

The A330-200 series entered service in 1998 with Canada 3000 (leased from ILFC), and is a shortened version of the A330-300, which entered service four (4) years prior. In addition to the A330-200 being shorter than the A330-300, it has increased range due to the installation of a center fuel tank. The A330-200 has identical flight systems, flight deck, and the same wing as the A330-300. The aircraft was primarily developed to compete with Boeing’s 767-300ER and to be de facto replacement to the A300B4. The A330-200 initially sold very well for a widebody aircraft due to its increased range, but it has fallen out of favor in recent years as operators look to increase the capacity of their fleets. In 2010, Airbus launched a high gross weight (“HGW”) version of the A330-200, offering a MTOW of 518,086lbs, compared to the previous 513,677lbs, which enhanced the range capabilities of the aircraft. In 2012, Airbus launched another HGW version of the A330, offering up to 533,519lbs starting in 2015.

Positives

•	Longer range and better hot and high performance than the A330-300.

•	The aircraft is well dispersed between operators which is beneficial for future remarketing efforts.

Neutral

•	Engine choice is a positive factor for initial sales campaigns, but can limit remarketing opportunities downstream.

Negatives

•	Very few orders placed in the past year as operators favor the larger variant.

American Airlines, Inc. Job File #18061 Page 17 of 24

•	The A330-800neo is due to replace the A330-200 starting in 2018, which will impact residuals values for the type one out of production, however few orders have been placed.

•	Large percentage of the fleet available for sale or lease.

•	Large percentage of the fleet is parked.

Fleet Status

As of January 2018, there are currently 532 active A330-200 passenger aircraft in service with 86 operators, making the A330-200 well dispersed for a widebody aircraft. Though the aircraft has a larger operator base than its larger sibling, the A330-300, the aircraft has seen recent softness due to excess supply in the market. The average age of the A330-200 fleet indicates that a large percentage of aircraft are due to come off lease in the coming years. While there is a place for the aircraft in the secondary market, the aircraft may experience value softness.

Net Orders	596
Backlog	22
Delivered	574
Destroyed/Retired	11
Not in Service/Parked	31
Active Aircraft	532
Number of Operators	86
Average Fleet Age (Yrs)	10.3

Source: mba REDBOOK January 2018

Notable Developments

•	In January 2018, Virgin Atlantic announced it plans to lease four (4) A330-200s starting in March 2018. (aviator.aero)

•	In April 2017, Airbus stated it would no longer be increasing the production rate to seven (7) aircraft per month, keeping the build to six (6) aircraft per month (airbus.com). This change likely occurred due to the slim backlog of the new A330neo aircraft and the diminishing backlog of the A330ceo as the aircraft reaches the end of production. (Airbus)

Fleet Demographics

China Eastern and Air China hold the largest A330-200 fleets, both operating 5.6% of the fleet. With the largest operators of the A330-200 operating a relatively low percent of the total fleet, the aircraft has proven favorable among operators. Like most widebody aircraft, the A330-200 is mainly operated by network carriers, although a few low-cost carriers, such as Eurowings and Thomas Cook, have adopted the type in recent years to fly from Europe to popular vacation destinations, such as Miami. Operators are moving away from the A330-200 towards larger aircraft, such as the A330-300, and as a result, over 5.0% of the A330-200 fleet is parked. However, the A330-200 offers range and performance capability beyond the A330-300s ability, providing security for the aircraft on certain routes.

American Airlines, Inc. Job File #18061 Page 18 of 24

Five (5) Largest A330-200 Operators

Source: mba REDBOOK January 2018

Current Fleet by Engine Type

There are three (3) engine options for the A330-200: the Trent 700 by Rolls-Royce, the CF6-80E1 by General Electric (“GE”), and the PW4000-100 by Pratt & Whitney (“PW”). The majority of A330-200 customers opt for the Trent 700 over the other two (2) engine options. Rolls-Royce’s TotalCare program makes the Trent 700 appealing to airlines due to the financial scheduling control via prorated engine maintenance costs, but it complicates the placement of used aircraft. The other two (2) engines used to power the A330-200 are also competent engines, with the CF6-80E1 enjoying a slight fuel burn improvement over the PW4000-100, pushing the GE engine into second place. Maintenance costs for

American Airlines, Inc. Job File #18061 Page 19 of 24

the engines are roughly similar, with the Trent 700’s costs being slightly higher due to Rolls-Royce’s control over the spare parts market.

Engine SFC

Trent 700	0.560 (at cruise)
(lb/h/lb)
CF6-80E1	0.332 (at takeoff)
(lb/h/lb)
PW4000-100	0.350 (at takeoff)
(lb/h/lb)

Source: mba REDBOOK January 2018

Current Fleet by Region

The A330-200 is well represented on all continents. The aircraft is most popular in Asia, particularly in China as the top two (2) operators are Chinese Network carriers. Low-cost European carriers are beginning to operate the type, as airlines such as Thomas Cook venture into the long-haul market. The aircraft is also popular in the Middle East and Latin America due to the hot and high performance and the range.

Source: mba REDBOOK January 2018

Aircraft Availability

According to Airfax, as of March 2018, there are 16 A330-200 aircraft available for sale or lease, representing approximately 3.0% of the current fleet. This represents a slightly larger number of aircraft compared to the nearest competitor, the 767-300ER which currently has five (5) aircraft available, or 1.3% of the fleet. The majority of the A330-200 fleet is approaching the period when aircraft will be coming off their first lease, which is contributing to the number of aircraft available. It remains to be seen if the market can continue to absorb this many A330-200s with larger aircraft becoming more

American Airlines, Inc. Job File #18061 Page 20 of 24

favorable and new technology aircraft entering the market. The large number of available A330-200s are currently having a negative effect on the market values and lease rates of the aircraft.

Deliveries By Year

Deliveries have been down for the A330-200 as the order book has shifted towards the larger A330-300. Slowly declining jet-fuel prices have led operators to begin to up-gage their fleets. The graph below shows that there is a correlation between high jet-fuel prices and high demand for the A330-200. As fuel prices have declined near the previous level of late 1990s, demand for the A330-200 has subsided.

Source: mba REDBOOK January 2018

Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are

American Airlines, Inc. Job File #18061 Page 21 of 24

used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The A330-200’s score is quite high for a widebody aircraft of its age, but mba expects this score to decline in the near future. The A330-200 is negatively impacted by the large number of aircraft available on the secondary market, the large number of parked aircraft, and its small backlog. The aircraft benefits from a diverse operator base, and a large number of orders and deliveries. There is a freighter conversion program, which may help increase the life of the A330-200, but it remains to be seen if this program will be commercially successful.

Outlook

Since its introduction, the A330-200 has proven to be a very popular aircraft. However, it is mba’s opinion that popularity for the aircraft has reached and passed its peak, as the market moves in favor of the larger aircraft, and as new aircraft types enter the marketplace. The relative lack of orders over the past year and recent performance upgrades to the A330-300, which make the aircraft more comparable to the performance of the A330-200, have driven down demand for the type. Lease rates for the type have been hit especially hard and transition times between leases have increased over the past couple of years. While mba expects a gradual decline in values for this model over the mid-term, the lack of orders for the A330-800neo may lead operators who favor the type, to hold onto their fleets longer rather than replace with new technology aircraft in a time of low fuel prices.

American Airlines, Inc. Job File #18061 Page 22 of 24

IV. Valuation

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

11.	Aircraft that are less than three years old have inherent maintenance included, and are therefore not maintenance adjusted.

American Airlines, Inc. Job File #18061 Page 23 of 24

Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator

1	A321-200	5588	N152UW	May-13	205,027	CFM56-5B3/3B1	American Airlines

2	A321-200	5594	N153UW	May-13	205,027	CFM56-5B3/3B1	American Airlines

3	A321-200	5644	N154UW	Jun-13	205,027	CFM56-5B3/3B1	American Airlines

4	A321-200	5659	N155UW	Jun-13	205,027	CFM56-5B3/3B1	American Airlines

5	A321-200	5684	N156UW	Jul-13	205,027	CFM56-5B3/3B1	American Airlines

6	A321-200	5696	N157UW	Jul-13	205,027	CFM56-5B3/3B1	American Airlines

7	A321-200	5728	N567UW	Aug-13	205,027	V2533-A5	American Airlines

8	A330-200	1415	N286AY	May-13	513,677	Trent 772B	American Airlines

9	A330-200	1417	N287AY	May-13	513,677	Trent 772B	American Airlines

10	A330-200	1441	N288AY	Aug-13	513,677	Trent 772B	American Airlines

11	A330-200	1455	N289AY	Oct-13	513,677	Trent 772B	American Airlines

Portfolio Valuations

(US$ Million)

No.	Aircraft Type	Serial Number	BV w/Newness	MTOW Adj.	Engine Adj.	HT CBV
1	A321-200	5588	$39.17	$0.33	($0.25)	$39.25
2	A321-200	5594	$39.17	$0.33	($0.25)	$39.25
3	A321-200	5644	$39.39	$0.33	($0.25)	$39.47
4	A321-200	5659	$39.39	$0.33	($0.25)	$39.47
5	A321-200	5684	$39.62	$0.33	($0.25)	$39.70
6	A321-200	5696	$39.62	$0.33	($0.25)	$39.70
7	A321-200	5728	$39.84	$0.33	$0.60	$40.77
8	A330-200	1415	$68.15	$0.00	$0.00	$68.15
9	A330-200	1417	$68.15	$0.00	$0.00	$68.15
10	A330-200	1441	$69.33	$0.00	$0.00	$69.33
11	A330-200	1455	$70.12	$0.00	$0.00	$70.12
	Total		$551.95	$2.31	($0.90)	$553.36

Legend for Portfolio Valuation –

BV w/ Newness -	Base Value Adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Engine Adj. -	Engine Type Adjustment
HT CBV -	Half-Time Current Base Value

American Airlines, Inc. Job File #18061 Page 24 of 24

V. Covenants

This Report has been prepared for the exclusive use of the Client and shall not be provided to other parties by mba without the express consent of the Client. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by the Client or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Alex Cosaro

Senior Analyst – Asset Valuations

Morten Beyer & Agnew

April 25, 2018

REVIEWED BY:

Kim Seward

Manager – Asset Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

APPENDIX III—SUMMARY OF APPRAISED VALUES

Aircraft Type	Registration Number	Manuf. Serial Number	Delivery Month	Appraiser’s Valuations
				AISI	BK	mba
				Base Value	Base Value	Base Value
Airbus A321-211	N152UW	5588	May 2013	$38,460,000	$34,550,000	$39,250,000
Airbus A321-211	N153UW	5594	May 2013	38,460,000	34,550,000	39,250,000
Airbus A321-211	N154UW	5644	June 2013	38,460,000	34,550,000	39,470,000
Airbus A321-211	N155UW	5659	June 2013	38,460,000	34,550,000	39,470,000
Airbus A321-211	N156UW	5684	July 2013	38,460,000	34,850,000	39,700,000
Airbus A321-211	N157UW	5696	July 2013	38,460,000	34,850,000	39,700,000
Airbus A321-231	N567UW	5728	August 2013	38,540,000	35,950,000	40,770,000
Airbus A330-243	N286AY	1415	May 2013	65,150,000	65,750,000	68,150,000
Airbus A330-243	N287AY	1417	May 2013	65,150,000	65,750,000	68,150,000
Airbus A330-243	N288AY	1441	August 2013	65,150,000	66,350,000	69,330,000
Airbus A330-243	N289AY	1455	October 2013	65,150,000	66,950,000	70,120,000

Total:				$529,900,000	$508,650,000	$553,360,000

III-1

APPENDIX IV—LOAN TO VALUE RATIO TABLES

The following tables set forth the loan to Aircraft value ratios for the Series A Equipment Notes, Series B Equipment Notes and Series C(R) Equipment Notes issued in respect of each Aircraft that may be financed pursuant to this offering (i) as of June 3, 2018 (the first Regular Distribution Date that is on or after the Class C Certificate Refinancing Date), assuming such Aircraft has been subjected to the related Indenture Amendment and the Class C(R) Trust has purchased the applicable Equipment Notes as of such date and (ii) as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, and, in the case of the Series C(R) Equipment Notes, the outstanding balance of the Series A Equipment Notes and the Series B Equipment Notes assumed to be issued and outstanding under the relevant Indenture determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class C(R) Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

A. Airbus A321-211

	N152UW
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$37,420,000.00	$20,987,261.00	56.1%	$6,795,059.00	74.2%	$6,382,000.00	91.3%
December 3, 2018	36,709,493.67	19,939,586.00	54.3%	6,569,855.00	72.2%	6,382,000.00	89.6%
June 3, 2019	35,998,987.34	18,891,911.00	52.5%	6,344,651.00	70.1%	6,382,000.00	87.8%
December 3, 2019	35,288,481.01	17,824,089.00	50.5%	6,119,448.00	67.9%	6,382,000.00	85.9%
June 3, 2020	34,577,974.68	16,756,267.00	48.5%	5,894,244.00	65.5%	6,382,000.00	84.0%
December 3, 2020	33,867,468.35	15,688,445.00	46.3%	5,669,042.00	63.1%	6,382,000.00	81.9%
June 3, 2021	33,156,962.03	14,701,213.00	44.3%	—	0.0%	6,382,000.00	63.6%
December 3, 2021	32,446,455.70	13,713,981.00	42.3%	—	0.0%	6,382,000.00	61.9%
June 3, 2022	31,735,949.37	12,726,749.00	40.1%	—	0.0%	6,382,000.00	60.2%
December 3, 2022	31,025,443.04	11,799,960.00	38.0%	—	0.0%	6,382,000.00	58.6%
June 3, 2023	30,314,936.71	10,873,171.00	35.9%	—	0.0%	—	0.0%
December 3, 2023	29,604,430.38	9,946,382.00	33.6%	—	0.0%	—	0.0%
June 3, 2024	28,893,924.05	9,019,592.00	31.2%	—	0.0%	—	0.0%
December 3, 2024	28,183,417.72	8,153,245.00	28.9%	—	0.0%	—	0.0%
June 3, 2025	27,472,911.39	—	0.0%	—	0.0%	—	0.0%

	N153UW
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$37,420,000.00	$20,987,261.00	56.1%	$6,795,059.00	74.2%	$6,382,000.00	91.3%
December 3, 2018	36,709,493.67	19,939,586.00	54.3%	6,569,855.00	72.2%	6,382,000.00	89.6%
June 3, 2019	35,998,987.34	18,891,911.00	52.5%	6,344,651.00	70.1%	6,382,000.00	87.8%
December 3, 2019	35,288,481.01	17,824,089.00	50.5%	6,119,448.00	67.9%	6,382,000.00	85.9%
June 3, 2020	34,577,974.68	16,756,267.00	48.5%	5,894,244.00	65.5%	6,382,000.00	84.0%
December 3, 2020	33,867,468.35	15,688,445.00	46.3%	5,669,040.00	63.1%	6,382,000.00	81.9%
June 3, 2021	33,156,962.03	14,701,213.00	44.3%	—	0.0%	6,382,000.00	63.6%
December 3, 2021	32,446,455.70	13,713,981.00	42.3%	—	0.0%	6,382,000.00	61.9%
June 3, 2022	31,735,949.37	12,726,749.00	40.1%	—	0.0%	6,382,000.00	60.2%
December 3, 2022	31,025,443.04	11,799,960.00	38.0%	—	0.0%	6,382,000.00	58.6%
June 3, 2023	30,314,936.71	10,873,171.00	35.9%	—	0.0%	—	0.0%
December 3, 2023	29,604,430.38	9,946,382.00	33.6%	—	0.0%	—	0.0%
June 3, 2024	28,893,924.05	9,019,592.00	31.2%	—	0.0%	—	0.0%
December 3, 2024	28,183,417.72	8,153,246.00	28.9%	—	0.0%	—	0.0%
June 3, 2025	27,472,911.39	—	0.0%	—	0.0%	—	0.0%

	N154UW
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$37,493,333.33	$21,022,812.00	56.1%	$6,806,569.00	74.2%	$6,402,000.00	91.3%
December 3, 2018	36,781,434.60	19,973,363.00	54.3%	6,580,984.00	72.2%	6,402,000.00	89.6%
June 3, 2019	36,069,535.86	18,923,913.00	52.5%	6,355,399.00	70.1%	6,402,000.00	87.8%
December 3, 2019	35,357,637.13	17,854,282.00	50.5%	6,129,814.00	67.8%	6,402,000.00	85.9%
June 3, 2020	34,645,738.39	16,784,651.00	48.4%	5,904,228.00	65.5%	6,402,000.00	84.0%
December 3, 2020	33,933,839.66	15,715,020.00	46.3%	5,678,643.00	63.0%	6,402,000.00	81.9%
June 3, 2021	33,221,940.93	14,726,116.00	44.3%	—	0.0%	6,402,000.00	63.6%
December 3, 2021	32,510,042.19	13,737,212.00	42.3%	—	0.0%	6,402,000.00	61.9%
June 3, 2022	31,798,143.46	12,748,307.00	40.1%	—	0.0%	6,402,000.00	60.2%
December 3, 2022	31,086,244.72	11,819,948.00	38.0%	—	0.0%	6,402,000.00	58.6%
June 3, 2023	30,374,345.99	10,891,589.00	35.9%	—	0.0%	—	0.0%
December 3, 2023	29,662,447.25	9,963,230.00	33.6%	—	0.0%	—	0.0%
June 3, 2024	28,950,548.52	9,034,871.00	31.2%	—	0.0%	—	0.0%
December 3, 2024	28,238,649.79	8,167,057.00	28.9%	—	0.0%	—	0.0%
June 3, 2025	27,526,751.05	—	0.0%	—	0.0%	—	0.0%

	N155UW
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$37,493,333.33	$21,022,812.00	56.1%	$6,806,569.00	74.2%	$6,402,000.00	91.3%
December 3, 2018	36,781,434.60	19,973,363.00	54.3%	6,580,984.00	72.2%	6,402,000.00	89.6%
June 3, 2019	36,069,535.86	18,923,913.00	52.5%	6,355,399.00	70.1%	6,402,000.00	87.8%
December 3, 2019	35,357,637.13	17,854,282.00	50.5%	6,129,814.00	67.8%	6,402,000.00	85.9%
June 3, 2020	34,645,738.39	16,784,651.00	48.4%	5,904,228.00	65.5%	6,402,000.00	84.0%
December 3, 2020	33,933,839.66	15,715,020.00	46.3%	5,678,643.00	63.0%	6,402,000.00	81.9%
June 3, 2021	33,221,940.93	14,726,116.00	44.3%	—	0.0%	6,402,000.00	63.6%
December 3, 2021	32,510,042.19	13,737,212.00	42.3%	—	0.0%	6,402,000.00	61.9%
June 3, 2022	31,798,143.46	12,748,307.00	40.1%	—	0.0%	6,402,000.00	60.2%
December 3, 2022	31,086,244.72	11,819,948.00	38.0%	—	0.0%	6,402,000.00	58.6%
June 3, 2023	30,374,345.99	10,891,589.00	35.9%	—	0.0%	—	0.0%
December 3, 2023	29,662,447.25	9,963,230.00	33.6%	—	0.0%	—	0.0%
June 3, 2024	28,950,548.52	9,034,871.00	31.2%	—	0.0%	—	0.0%
December 3, 2024	28,238,649.79	8,167,057.00	28.9%	—	0.0%	—	0.0%
June 3, 2025	27,526,751.05	—	0.0%	—	0.0%	—	0.0%

	N156UW
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$37,670,000.00	$21,058,364.00	55.9%	$6,818,080.00	74.0%	$6,517,000.00	91.3%
December 3, 2018	36,954,746.84	20,007,140.00	54.1%	6,592,113.00	72.0%	6,517,000.00	89.6%
June 3, 2019	36,239,493.67	18,955,916.00	52.3%	6,366,146.00	69.9%	6,517,000.00	87.9%
December 3, 2019	35,524,240.51	17,884,476.00	50.3%	6,140,180.00	67.6%	6,517,000.00	86.0%
June 3, 2020	34,808,987.34	16,813,036.00	48.3%	5,914,213.00	65.3%	6,517,000.00	84.0%
December 3, 2020	34,093,734.18	15,741,596.00	46.2%	5,688,246.00	62.9%	6,517,000.00	82.0%
June 3, 2021	33,378,481.01	14,751,019.00	44.2%	—	0.0%	6,517,000.00	63.7%
December 3, 2021	32,663,227.85	13,760,443.00	42.1%	—	0.0%	6,517,000.00	62.1%
June 3, 2022	31,947,974.68	12,769,866.00	40.0%	—	0.0%	6,517,000.00	60.4%
December 3, 2022	31,232,721.52	11,839,937.00	37.9%	—	0.0%	6,517,000.00	58.8%
June 3, 2023	30,517,468.35	10,910,008.00	35.8%	—	0.0%	—	0.0%
December 3, 2023	29,802,215.19	9,980,079.00	33.5%	—	0.0%	—	0.0%
June 3, 2024	29,086,962.03	9,050,150.00	31.1%	—	0.0%	—	0.0%
December 3, 2024	28,371,708.86	8,180,869.00	28.8%	—	0.0%	—	0.0%
June 3, 2025	27,656,455.70	—	0.0%	—	0.0%	—	0.0%

	N157UW
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$37,670,000.00	$21,058,364.00	55.9%	$6,818,080.00	74.0%	$6,517,000.00	91.3%
December 3, 2018	36,954,746.84	20,007,140.00	54.1%	6,592,113.00	72.0%	6,517,000.00	89.6%
June 3, 2019	36,239,493.67	18,955,916.00	52.3%	6,366,146.00	69.9%	6,517,000.00	87.9%
December 3, 2019	35,524,240.51	17,884,476.00	50.3%	6,140,180.00	67.6%	6,517,000.00	86.0%
June 3, 2020	34,808,987.34	16,813,036.00	48.3%	5,914,213.00	65.3%	6,517,000.00	84.0%
December 3, 2020	34,093,734.18	15,741,596.00	46.2%	5,688,246.00	62.9%	6,517,000.00	82.0%
June 3, 2021	33,378,481.01	14,751,019.00	44.2%	—	0.0%	6,517,000.00	63.7%
December 3, 2021	32,663,227.85	13,760,443.00	42.1%	—	0.0%	6,517,000.00	62.1%
June 3, 2022	31,947,974.68	12,769,866.00	40.0%	—	0.0%	6,517,000.00	60.4%
December 3, 2022	31,232,721.52	11,839,937.00	37.9%	—	0.0%	6,517,000.00	58.8%
June 3, 2023	30,517,468.35	10,910,008.00	35.8%	—	0.0%	—	0.0%
December 3, 2023	29,802,215.19	9,980,079.00	33.5%	—	0.0%	—	0.0%
June 3, 2024	29,086,962.03	9,050,150.00	31.1%	—	0.0%	—	0.0%
December 3, 2024	28,371,708.86	8,180,869.00	28.8%	—	0.0%	—	0.0%
June 3, 2025	27,656,455.70	—	0.0%	—	0.0%	—	0.0%

B. Airbus A321-231

	N567UW
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$38,420,000.00	$21,089,965.00	54.9%	$6,828,311.00	72.7%	$7,159,000.00	91.3%
December 3, 2018	37,690,506.33	20,037,164.00	53.2%	6,602,006.00	70.7%	7,159,000.00	89.7%
June 3, 2019	36,961,012.66	18,984,362.00	51.4%	6,375,700.00	68.6%	7,159,000.00	88.0%
December 3, 2019	36,231,518.99	17,911,314.00	49.4%	6,149,394.00	66.4%	7,159,000.00	86.2%
June 3, 2020	35,502,025.32	16,838,266.00	47.4%	5,923,088.00	64.1%	7,159,000.00	84.3%
December 3, 2020	34,772,531.65	15,765,218.00	45.3%	5,696,782.00	61.7%	7,159,000.00	82.3%
June 3, 2021	34,043,037.97	14,773,155.00	43.4%	—	0.0%	7,159,000.00	64.4%
December 3, 2021	33,313,544.30	14,773,155.00	44.3%	—	0.0%	7,159,000.00	65.8%
June 3, 2022	32,584,050.63	14,773,155.00	45.3%	—	0.0%	7,159,000.00	67.3%
December 3, 2022	31,854,556.96	14,773,155.00	46.4%	—	0.0%	7,159,000.00	68.9%
June 3, 2023	31,125,063.29	14,773,155.00	47.5%	—	0.0%	—	0.0%
December 3, 2023	30,395,569.62	14,773,155.00	48.6%	—	0.0%	—	0.0%
June 3, 2024	29,666,075.95	14,773,155.00	49.8%	—	0.0%	—	0.0%
December 3, 2024	28,936,582.28	14,773,155.00	51.1%	—	0.0%	—	0.0%
June 3, 2025	28,207,088.61	—	0.0%	—	0.0%	—	0.0%

C. Airbus A330-243

	N286AY
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$65,750,000.00	$37,684,635.00	57.3%	$12,201,178.00	75.9%	$10,144,000.00	91.3%
December 3, 2018	64,501,582.28	35,803,435.00	55.5%	11,796,803.00	73.8%	10,144,000.00	89.5%
June 3, 2019	63,253,164.56	33,922,235.00	53.6%	11,392,429.00	71.6%	10,144,000.00	87.7%
December 3, 2019	62,004,746.84	32,004,858.00	51.6%	10,988,054.00	69.3%	10,144,000.00	85.7%
June 3, 2020	60,756,329.11	30,087,481.00	49.5%	10,583,679.00	66.9%	10,144,000.00	83.6%
December 3, 2020	59,507,911.39	28,170,104.00	47.3%	10,179,304.00	64.4%	10,144,000.00	81.5%
June 3, 2021	58,259,493.67	26,397,434.00	45.3%	—	0.0%	10,144,000.00	62.7%
December 3, 2021	57,011,075.95	24,624,765.00	43.2%	—	0.0%	10,144,000.00	61.0%
June 3, 2022	55,762,658.23	22,852,096.00	41.0%	—	0.0%	10,144,000.00	59.2%
December 3, 2022	54,514,240.51	21,187,957.00	38.9%	—	0.0%	10,144,000.00	57.5%
June 3, 2023	53,265,822.78	19,523,819.00	36.7%	—	0.0%	—	0.0%
December 3, 2023	52,017,405.06	17,859,680.00	34.3%	—	0.0%	—	0.0%
June 3, 2024	50,768,987.34	16,195,541.00	31.9%	—	0.0%	—	0.0%
December 3, 2024	49,520,569.62	14,639,934.00	29.6%	—	0.0%	—	0.0%
June 3, 2025	48,272,151.90	—	0.0%	—	0.0%	—	0.0%

	N287AY
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$65,750,000.00	$37,684,635.00	57.3%	$12,201,178.00	75.9%	$10,144,000.00	91.3%
December 3, 2018	64,501,582.28	35,803,435.00	55.5%	11,796,803.00	73.8%	10,144,000.00	89.5%
June 3, 2019	63,253,164.56	33,922,235.00	53.6%	11,392,429.00	71.6%	10,144,000.00	87.7%
December 3, 2019	62,004,746.84	32,004,858.00	51.6%	10,988,054.00	69.3%	10,144,000.00	85.7%
June 3, 2020	60,756,329.11	30,087,481.00	49.5%	10,583,679.00	66.9%	10,144,000.00	83.6%
December 3, 2020	59,507,911.39	28,170,104.00	47.3%	10,179,304.00	64.4%	10,144,000.00	81.5%
June 3, 2021	58,259,493.67	26,397,434.00	45.3%	—	0.0%	10,144,000.00	62.7%
December 3, 2021	57,011,075.95	24,624,765.00	43.2%	—	0.0%	10,144,000.00	61.0%
June 3, 2022	55,762,658.23	22,852,096.00	41.0%	—	0.0%	10,144,000.00	59.2%
December 3, 2022	54,514,240.51	21,187,957.00	38.9%	—	0.0%	10,144,000.00	57.5%
June 3, 2023	53,265,822.78	19,523,819.00	36.7%	—	0.0%	—	0.0%
December 3, 2023	52,017,405.06	17,859,680.00	34.3%	—	0.0%	—	0.0%
June 3, 2024	50,768,987.34	16,195,541.00	31.9%	—	0.0%	—	0.0%
December 3, 2024	49,520,569.62	14,639,934.00	29.6%	—	0.0%	—	0.0%
June 3, 2025	48,272,151.90	—	0.0%	—	0.0%	—	0.0%

	N288AY
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$66,350,000.00	$37,822,891.00	57.0%	$12,245,942.00	75.5%	$10,509,000.00	91.3%
December 3, 2018	65,090,189.87	35,934,789.00	55.2%	11,840,083.00	73.4%	10,509,000.00	89.5%
June 3, 2019	63,830,379.75	34,046,688.00	53.3%	11,434,225.00	71.3%	10,509,000.00	87.7%
December 3, 2019	62,570,569.62	32,122,276.00	51.3%	11,028,366.00	69.0%	10,509,000.00	85.8%
June 3, 2020	61,310,759.49	30,197,865.00	49.3%	10,622,508.00	66.6%	10,509,000.00	83.7%
December 3, 2020	60,050,949.37	28,273,453.00	47.1%	10,216,650.00	64.1%	10,509,000.00	81.6%
June 3, 2021	58,791,139.24	26,494,280.00	45.1%	—	0.0%	10,509,000.00	62.9%
December 3, 2021	57,531,329.11	26,494,280.00	46.1%	—	0.0%	10,509,000.00	64.3%
June 3, 2022	56,271,518.99	26,494,280.00	47.1%	—	0.0%	10,509,000.00	65.8%
December 3, 2022	55,011,708.86	26,494,280.00	48.2%	—	0.0%	10,509,000.00	67.3%
June 3, 2023	53,751,898.73	26,494,280.00	49.3%	—	0.0%	—	0.0%
December 3, 2023	52,492,088.61	26,494,280.00	50.5%	—	0.0%	—	0.0%
June 3, 2024	51,232,278.48	26,494,280.00	51.7%	—	0.0%	—	0.0%
December 3, 2024	49,972,468.35	26,494,280.00	53.0%	—	0.0%	—	0.0%
June 3, 2025	48,712,658.23	—	0.0%	—	0.0%	—	0.0%

	N289AY
	Assumed Aircraft Value	Series A		Series B		Series C(R)
Date		Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
June 3, 2018	$66,950,000.00	$26,259,000.00	39.2%	$11,421,584.00	56.3%	$23,442,000.00	91.3%
December 3, 2018	65,702,484.47	25,759,000.00	39.2%	11,010,815.00	56.0%	23,442,000.00	91.6%
June 3, 2019	64,454,968.94	25,659,000.00	39.8%	10,710,815.00	56.4%	23,442,000.00	92.8%
December 3, 2019	63,207,453.42	25,559,000.00	40.4%	10,410,815.00	56.9%	23,442,000.00	94.0%
June 3, 2020	61,959,937.89	25,459,000.00	41.1%	10,110,815.00	57.4%	23,442,000.00	95.2%
December 3, 2020	60,712,422.36	25,359,000.00	41.8%	9,810,815.00	57.9%	23,442,000.00	96.5%
June 3, 2021	59,464,906.83	25,259,000.00	42.5%	—	0.0%	23,442,000.00	81.9%
December 3, 2021	58,217,391.30	25,159,000.00	43.2%	—	0.0%	23,442,000.00	83.5%
June 3, 2022	56,969,875.78	25,059,000.00	44.0%	—	0.0%	23,442,000.00	85.1%
December 3, 2022	55,722,360.25	24,959,000.00	44.8%	—	0.0%	23,442,000.00	86.9%
June 3, 2023	54,474,844.72	24,859,000.00	45.6%	—	0.0%	—	0.0%
December 3, 2023	53,227,329.19	24,759,000.00	46.5%	—	0.0%	—	0.0%
June 3, 2024	51,979,813.66	24,659,000.00	47.4%	—	0.0%	—	0.0%
December 3, 2024	50,732,298.14	24,559,000.00	48.4%	—	0.0%	—	0.0%
June 3, 2025	49,484,782.61	—	0.0%	—	0.0%	—	0.0%

APPENDIX V— EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft.

A. Airbus A321-211

	N152UW
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$926,789.00	$20,987,261.00	$225,203.00	$6,795,059.00	—	$6,382,000.00
December 3, 2018	1,047,675.00	19,939,586.00	225,204.00	6,569,855.00	—	6,382,000.00
June 3, 2019	1,047,675.00	18,891,911.00	225,204.00	6,344,651.00	—	6,382,000.00
December 3, 2019	1,067,822.00	17,824,089.00	225,203.00	6,119,448.00	—	6,382,000.00
June 3, 2020	1,067,822.00	16,756,267.00	225,204.00	5,894,244.00	—	6,382,000.00
December 3, 2020	1,067,822.00	15,688,445.00	225,202.00	5,669,042.00	—	6,382,000.00
June 3, 2021	987,232.00	14,701,213.00	5,669,042.00	—	—	6,382,000.00
December 3, 2021	987,232.00	13,713,981.00	—	—	—	6,382,000.00
June 3, 2022	987,232.00	12,726,749.00	—	—	—	6,382,000.00
December 3, 2022	926,789.00	11,799,960.00	—	—	—	6,382,000.00
June 3, 2023	926,789.00	10,873,171.00	—	—	$6,382,000.00	—
December 3, 2023	926,789.00	9,946,382.00	—	—	—	—
June 3, 2024	926,790.00	9,019,592.00	—	—	—	—
December 3, 2024	866,347.00	8,153,245.00	—	—	—	—
June 3, 2025	8,153,245.00	—	—	—	—	—

	N153UW
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$926,789.00	$20,987,261.00	$225,203.00	$6,795,059.00	—	$6,382,000.00
December 3, 2018	1,047,675.00	19,939,586.00	225,204.00	6,569,855.00	—	6,382,000.00
June 3, 2019	1,047,675.00	18,891,911.00	225,204.00	6,344,651.00	—	6,382,000.00
December 3, 2019	1,067,822.00	17,824,089.00	225,203.00	6,119,448.00	—	6,382,000.00
June 3, 2020	1,067,822.00	16,756,267.00	225,204.00	5,894,244.00	—	6,382,000.00
December 3, 2020	1,067,822.00	15,688,445.00	225,204.00	5,669,040.00	—	6,382,000.00
June 3, 2021	987,232.00	14,701,213.00	5,669,040.00	—	—	6,382,000.00
December 3, 2021	987,232.00	13,713,981.00	—	—	—	6,382,000.00
June 3, 2022	987,232.00	12,726,749.00	—	—	—	6,382,000.00
December 3, 2022	926,789.00	11,799,960.00	—	—	—	6,382,000.00
June 3, 2023	926,789.00	10,873,171.00	—	—	$6,382,000.00	—
December 3, 2023	926,789.00	9,946,382.00	—	—	—	—
June 3, 2024	926,790.00	9,019,592.00	—	—	—	—
December 3, 2024	866,346.00	8,153,246.00	—	—	—	—
June 3, 2025	8,153,246.00	—	—	—	—	—

	N154UW
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$928,359.00	$21,022,812.00	$225,585.00	$6,806,569.00	—	$6,402,000.00
December 3, 2018	1,049,449.00	19,973,363.00	225,585.00	6,580,984.00	—	6,402,000.00
June 3, 2019	1,049,450.00	18,923,913.00	225,585.00	6,355,399.00	—	6,402,000.00
December 3, 2019	1,069,631.00	17,854,282.00	225,585.00	6,129,814.00	—	6,402,000.00
June 3, 2020	1,069,631.00	16,784,651.00	225,586.00	5,904,228.00	—	6,402,000.00
December 3, 2020	1,069,631.00	15,715,020.00	225,585.00	5,678,643.00	—	6,402,000.00
June 3, 2021	988,904.00	14,726,116.00	5,678,643.00	—	—	6,402,000.00
December 3, 2021	988,904.00	13,737,212.00	—	—	—	6,402,000.00
June 3, 2022	988,905.00	12,748,307.00	—	—	—	6,402,000.00
December 3, 2022	928,359.00	11,819,948.00	—	—	—	6,402,000.00
June 3, 2023	928,359.00	10,891,589.00	—	—	$6,402,000.00	—
December 3, 2023	928,359.00	9,963,230.00	—	—	—	—
June 3, 2024	928,359.00	9,034,871.00	—	—	—	—
December 3, 2024	867,814.00	8,167,057.00	—	—	—	—
June 3, 2025	8,167,057.00	—	—	—	—	—

	N155UW
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$928,359.00	$21,022,812.00	$225,585.00	$6,806,569.00	—	$6,402,000.00
December 3, 2018	1,049,449.00	19,973,363.00	225,585.00	6,580,984.00	—	6,402,000.00
June 3, 2019	1,049,450.00	18,923,913.00	225,585.00	6,355,399.00	—	6,402,000.00
December 3, 2019	1,069,631.00	17,854,282.00	225,585.00	6,129,814.00	—	6,402,000.00
June 3, 2020	1,069,631.00	16,784,651.00	225,586.00	5,904,228.00	—	6,402,000.00
December 3, 2020	1,069,631.00	15,715,020.00	225,585.00	5,678,643.00	—	6,402,000.00
June 3, 2021	988,904.00	14,726,116.00	5,678,643.00	—	—	6,402,000.00
December 3, 2021	988,904.00	13,737,212.00	—	—	—	6,402,000.00
June 3, 2022	988,905.00	12,748,307.00	—	—	—	6,402,000.00
December 3, 2022	928,359.00	11,819,948.00	—	—	—	6,402,000.00
June 3, 2023	928,359.00	10,891,589.00	—	—	$6,402,000.00	—
December 3, 2023	928,359.00	9,963,230.00	—	—	—	—
June 3, 2024	928,359.00	9,034,871.00	—	—	—	—
December 3, 2024	867,814.00	8,167,057.00	—	—	—	—
June 3, 2025	8,167,057.00	—	—	—	—	—

	N156UW
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$929,929.00	$21,058,364.00	$225,966.00	$6,818,080.00	—	$6,517,000.00
December 3, 2018	1,051,224.00	20,007,140.00	225,967.00	6,592,113.00	—	6,517,000.00
June 3, 2019	1,051,224.00	18,955,916.00	225,967.00	6,366,146.00	—	6,517,000.00
December 3, 2019	1,071,440.00	17,884,476.00	225,966.00	6,140,180.00	—	6,517,000.00
June 3, 2020	1,071,440.00	16,813,036.00	225,967.00	5,914,213.00	—	6,517,000.00
December 3, 2020	1,071,440.00	15,741,596.00	225,967.00	5,688,246.00	—	6,517,000.00
June 3, 2021	990,577.00	14,751,019.00	5,688,246.00	—	—	6,517,000.00
December 3, 2021	990,576.00	13,760,443.00	—	—	—	6,517,000.00
June 3, 2022	990,577.00	12,769,866.00	—	—	—	6,517,000.00
December 3, 2022	929,929.00	11,839,937.00	—	—	—	6,517,000.00
June 3, 2023	929,929.00	10,910,008.00	—	—	$6,517,000.00	—
December 3, 2023	929,929.00	9,980,079.00	—	—	—	—
June 3, 2024	929,929.00	9,050,150.00	—	—	—	—
December 3, 2024	869,281.00	8,180,869.00	—	—	—	—
June 3, 2025	8,180,869.00	—	—	—	—	—

	N157UW
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$929,929.00	$21,058,364.00	$225,966.00	$6,818,080.00	—	$6,517,000.00
December 3, 2018	1,051,224.00	20,007,140.00	225,967.00	6,592,113.00	—	6,517,000.00
June 3, 2019	1,051,224.00	18,955,916.00	225,967.00	6,366,146.00	—	6,517,000.00
December 3, 2019	1,071,440.00	17,884,476.00	225,966.00	6,140,180.00	—	6,517,000.00
June 3, 2020	1,071,440.00	16,813,036.00	225,967.00	5,914,213.00	—	6,517,000.00
December 3, 2020	1,071,440.00	15,741,596.00	225,967.00	5,688,246.00	—	6,517,000.00
June 3, 2021	990,577.00	14,751,019.00	5,688,246.00	—	—	6,517,000.00
December 3, 2021	990,576.00	13,760,443.00	—	—	—	6,517,000.00
June 3, 2022	990,577.00	12,769,866.00	—	—	—	6,517,000.00
December 3, 2022	929,929.00	11,839,937.00	—	—	—	6,517,000.00
June 3, 2023	929,929.00	10,910,008.00	—	—	$6,517,000.00	—
December 3, 2023	929,929.00	9,980,079.00	—	—	—	—
June 3, 2024	929,929.00	9,050,150.00	—	—	—	—
December 3, 2024	869,281.00	8,180,869.00	—	—	—	—
June 3, 2025	8,180,869.00	—	—	—	—	—

B. Airbus A321-231

	N567UW
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$931,325.00	$21,089,965.00	$226,306.00	$6,828,311.00	—	$7,519,000.00
December 3, 2018	1,052,801.00	20,037,164.00	226,305.00	6,602,006.00	—	7,519,000.00
June 3, 2019	1,052,802.00	18,984,362.00	226,306.00	6,375,700.00	—	7,519,000.00
December 3, 2019	1,073,048.00	17,911,314.00	226,306.00	6,149,394.00	—	7,519,000.00
June 3, 2020	1,073,048.00	16,838,266.00	226,306.00	5,923,088.00	—	7,519,000.00
December 3, 2020	1,073,048.00	15,765,218.00	226,306.00	5,696,782.00	—	7,519,000.00
June 3, 2021	992,063.00	14,773,155.00	5,696,782.00	—	—	7,519,000.00
December 3, 2021	—	14,773,155.00	—	—	—	7,519,000.00
June 3, 2022	—	14,773,155.00	—	—	—	7,519,000.00
December 3, 2022	—	14,773,155.00	—	—	—	7,519,000.00
June 3, 2023	—	14,773,155.00	—	—	$7,519,000.00	—
December 3, 2023	—	14,773,155.00	—	—	—	—
June 3, 2024	—	14,773,155.00	—	—	—	—
December 3, 2024	—	14,773,155.00	—	—	—	—
June 3, 2025	14,773,155.00	—	—	—	—	—

C. Airbus A330-243

	N286AY
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$1,664,139.00	$37,684,635.00	$404,375.00	$12,201,178.00	—	$10,144,000.00
December 3, 2018	1,881,200.00	35,803,435.00	404,375.00	11,796,803.00	—	10,144,000.00
June 3, 2019	1,881,200.00	33,922,235.00	404,374.00	11,392,429.00	—	10,144,000.00
December 3, 2019	1,917,377.00	32,004,858.00	404,375.00	10,988,054.00	—	10,144,000.00
June 3, 2020	1,917,377.00	30,087,481.00	404,375.00	10,583,679.00	—	10,144,000.00
December 3, 2020	1,917,377.00	28,170,104.00	404,375.00	10,179,304.00	—	10,144,000.00
June 3, 2021	1,772,670.00	26,397,434.00	10,179,304.00	—	—	10,144,000.00
December 3, 2021	1,772,669.00	24,624,765.00	—	—	—	10,144,000.00
June 3, 2022	1,772,669.00	22,852,096.00	—	—	—	10,144,000.00
December 3, 2022	1,664,139.00	21,187,957.00	—	—	—	10,144,000.00
June 3, 2023	1,664,138.00	19,523,819.00	—	—	$10,144,000.00	—
December 3, 2023	1,664,139.00	17,859,680.00	—	—	—	—
June 3, 2024	1,664,139.00	16,195,541.00	—	—	—	—
December 3, 2024	1,555,607.00	14,639,934.00	—	—	—	—
June 3, 2025	14,639,934.00	—	—	—	—	—

	N287AY
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$1,664,139.00	$37,684,635.00	$404,375.00	$12,201,178.00	—	$10,144,000.00
December 3, 2018	1,881,200.00	35,803,435.00	404,375.00	11,796,803.00	—	10,144,000.00
June 3, 2019	1,881,200.00	33,922,235.00	404,374.00	11,392,429.00	—	10,144,000.00
December 3, 2019	1,917,377.00	32,004,858.00	404,375.00	10,988,054.00	—	10,144,000.00
June 3, 2020	1,917,377.00	30,087,481.00	404,375.00	10,583,679.00	—	10,144,000.00
December 3, 2020	1,917,377.00	28,170,104.00	404,375.00	10,179,304.00	—	10,144,000.00
June 3, 2021	1,772,670.00	26,397,434.00	10,179,304.00	—	—	10,144,000.00
December 3, 2021	1,772,669.00	24,624,765.00	—	—	—	10,144,000.00
June 3, 2022	1,772,669.00	22,852,096.00	—	—	—	10,144,000.00
December 3, 2022	1,664,139.00	21,187,957.00	—	—	—	10,144,000.00
June 3, 2023	1,664,138.00	19,523,819.00	—	—	$10,144,000.00	—
December 3, 2023	1,664,139.00	17,859,680.00	—	—	—	—
June 3, 2024	1,664,139.00	16,195,541.00	—	—	—	—
December 3, 2024	1,555,607.00	14,639,934.00	—	—	—	—
June 3, 2025	14,639,934.00	—	—	—	—	—

	N288AY
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$1,670,244.00	$37,822,891.00	$405,858.00	$12,245,942.00	—	$10,509,000.00
December 3, 2018	1,888,102.00	35,934,789.00	405,859.00	11,840,083.00	—	10,509,000.00
June 3, 2019	1,888,101.00	34,046,688.00	405,858.00	11,434,225.00	—	10,509,000.00
December 3, 2019	1,924,412.00	32,122,276.00	405,859.00	11,028,366.00	—	10,509,000.00
June 3, 2020	1,924,411.00	30,197,865.00	405,858.00	10,622,508.00	—	10,509,000.00
December 3, 2020	1,924,412.00	28,273,453.00	405,858.00	10,216,650.00	—	10,509,000.00
June 3, 2021	1,779,173.00	26,494,280.00	10,216,650.00	—	—	10,509,000.00
December 3, 2021	—	26,494,280.00	—	—	—	10,509,000.00
June 3, 2022	—	26,494,280.00	—	—	—	10,509,000.00
December 3, 2022	—	26,494,280.00	—	—	—	10,509,000.00
June 3, 2023	—	26,494,280.00	—	—	$10,509,000.00	—
December 3, 2023	—	26,494,280.00	—	—	—	—
June 3, 2024	—	26,494,280.00	—	—	—	—
December 3, 2024	—	26,494,280.00	—	—	—	—
June 3, 2025	26,494,280.00	—	—	—	—	—

	N289AY
	Series A		Series B		Series C(R)
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
June 3, 2018	$500,000.00	$26,259,000.00	$410,653.00	$11,421,584.00	—	$23,442,000.00
December 3, 2018	500,000.00	25,759,000.00	410,769.00	11,010,815.00	—	23,442,000.00
June 3, 2019	100,000.00	25,659,000.00	300,000.00	10,710,815.00	—	23,442,000.00
December 3, 2019	100,000.00	25,559,000.00	300,000.00	10,410,815.00	—	23,442,000.00
June 3, 2020	100,000.00	25,459,000.00	300,000.00	10,110,815.00	—	23,442,000.00
December 3, 2020	100,000.00	25,359,000.00	300,000.00	9,810,815.00	—	23,442,000.00
June 3, 2021	100,000.00	25,259,000.00	9,810,815.00	—	—	23,442,000.00
December 3, 2021	100,000.00	25,159,000.00	—	—	—	23,442,000.00
June 3, 2022	100,000.00	25,059,000.00	—	—	—	23,442,000.00
December 3, 2022	100,000.00	24,959,000.00	—	—	—	23,442,000.00
June 3, 2023	100,000.00	24,859,000.00	—	—	$23,442,000.00	—
December 3, 2023	100,000.00	24,759,000.00	—	—	—	—
June 3, 2024	100,000.00	24,659,000.00	—	—	—	—
December 3, 2024	100,000.00	24,559,000.00	—	—	—	—
June 3, 2025	24,559,000.00	—	—	—	—	—

PROSPECTUS

AMERICAN AIRLINES, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•	one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	American Airlines, Inc. (“AAI”) to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of AAI or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

If stated in the applicable prospectus supplement and to the extent so stated, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, American Airlines Group Inc.

We may offer and sell the pass through certificates described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names and any applicable purchase price, fee or commission of or discount arrangement between or among any underwriters, dealers, agents or direct purchasers involved in the sale of any of the pass through certificates will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No pass through certificates may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such pass through certificates.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “AAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAG,” we mean American Airlines Group Inc. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

AAI files reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.aa.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 22, 2017; and

•	Current Reports of AAG and AAI on Form 8-K filed with the SEC on January 5, 2017, January 6, 2017, January 17, 2017 and January 30, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

American Airlines, Inc. (“AAI”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group Inc. (“AAG”). AAI’s primary business activity is the operation of a major network air carrier.

Our principal executive offices are located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. Our telephone number is (817) 963-1234, and our internet address is www.aa.com. Information contained on our and/or AAG’s websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in AAI or any of our affiliates and will not represent obligations of any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be fully or partially subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of AAG

AAG may provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. If AAG guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against AAG, and will be an unsecured obligation of AAG.

PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of AAI. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of AAI appearing in AAI’s Annual Report on Form 10-K for the year ended December 31, 2016, and management’s assessment of the effectiveness of AAI’s internal control over financial reporting as of December 31, 2016, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

To the extent that KPMG LLP audits and reports on financial statements of AAI issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its reports and said authority.